As filed the Securities and Exchange Commission on September 28, 2022

Registration No. 333-262290

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 8 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOS HYDRATION INC.

(Exact name of registrant as specified in its charter)

Nevada	2080	46-1888700
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

SOS Hydration Inc.
4822 Sterling Drive Boulder, CO 80301
(303) 834-9170
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service of Process

Cogency Global Inc.

321 W. Winne Lane #104

Carson City, NV 89703

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rowland W. Day II, Esq.	Barry I Grossman, Esq.
465 Echo Bay Trail	Sarah E. Williams, Esq.
Bigfork, MT 59911	Matthew Bernstein, Esq.
Phone: (949) 350-6500	Ellenoff Grossman & Schole LLP
rday@rdaylaw.com	1345 Avenue of the Americas
New York, NY 10105
Phone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus. One form of prospectus, which we refer to as the initial public offering prospectus, is to be used in connection with an initial public offering of $7,250,000 worth of our common stock and warrants (plus an over-allotment option for an additional $1,087,500 worth of common stock and/or warrants). The other form of prospectus, which we refer to as the resale prospectus, is to be used in connection with the potential resale by certain selling stockholders on the Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals of an aggregate of 2,374,041 shares of our common stock issued by us, and issuable upon exercise of warrants issued by us, in private placement offerings (it being understood that none of the shares being registered for resale by the selling stockholders on this prospectus may be sold pursuant to this prospectus prior to the effectiveness of this registration statement, and only then in compliance with applicable laws, rules and regulations). The initial public offering prospectus and the resale prospectus will be identical in all respects except for the alternate pages for the resale prospectus included herein which are labeled “Alternate Page for Resale Prospectus.”

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 28, 2022

SOS HYDRATION INC.

1,318,181 Units, Each Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

(Including the Shares of Common Stock Issuable Upon Exercise of such Warrants)

This is an initial public offering of securities of SOS Hydration Inc. We are offering in a firm commitment public offering units, or Units, each consisting of one share of our common stock and one warrant to purchase one share of our common stock, or each, a Warrant, in an initial public offering. No public market currently exists for our common stock or the Warrants comprising the Units. The estimated initial public offering price per Unit is between $4.50 and $6.50 per share, and the number of Units offered hereby is based upon an assumed offering price of $5.50 per Unit, the midpoint of such estimated price range. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $ per share of common stock (which shall equal 100% of the public offering price per Unit), and will expire five years from the date of issuance.

We have received conditional approval to list our common stock and Warrants on the Nasdaq Capital Market (“NASDAQ”) under the symbols “SOSH” and “SOSHW” respectively, provided that we have satisfied the initial listing requirements of Nasdaq. No assurance can be given that we will meet those requirements. If our common stock and Warrants are not approved for listing on NASDAQ, we will not consummate this offering.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include warrants that are issuable by us to Maxim Group LLC, the representative of the underwriters, for 8% of the shares of common stock sold in the offering at a price per share equal to 110% of the initial public offering price or certain out-of-pocket expenses of the underwriters that are reimbursable by us. See “Underwriting” beginning on page 74 of this prospectus for a description of the compensation payable to the underwriters.

We have granted the representative of the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase from us, based on the assumed mid-point described herein, up to an additional 197,727 shares of common stock at the public offering price of $ per share and/or up to an additional 197,727 Warrants to purchase up to 197,727 shares of common stock at the public offering price of $ per Warrant, less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $667,000, and the total proceeds to us, before expenses, will be $7,670,500.

Delivery of the securities comprising the Units is expected to be made on or about , 2022.

Sole Book Running Manager

Maxim Group LLC

The date of this prospectus is , 2022

About This Prospectus

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date of the front cover of the prospectus. Our business, financial condition, operating results and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. That information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and others factors could cause results to differ materially from those expressed in these publications.

Trademarks

SOS Hydration, the SOS Hydration logo, and other trademarks or service marks of SOS Hydration appearing in this prospectus are the property of SOS Hydration Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

PROSPECTUS SUMMARY

The following summary highlights selected information appearing elsewhere in this prospectus and does not contain all of the information that you should consider before making your investment decision. To understand our business and this registration statement fully, you should read this entire prospectus carefully, including the section called “Risk Factors” beginning on page 12, and the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to “SOS,” the “Company,” “our company,” “we,” “us” and “our,” we mean SOS Hydration Inc., a Nevada corporation. This prospectus contains forward-looking statements and information relating to the Company. See “Cautionary Note Regarding Forward Looking Statements” on page 10.

Overview

SOS Hydration, Inc. is a high-growth company in the hydration category that provides products with 1/10th of the amount of sugar found in traditional sports drinks. SOS specializes in providing electrolyte-enhanced products to consumers and organizations worldwide. The founders used the base line formula the World Health Organization (“WHO”) developed and labeled as an oral rehydration solution. SOS’s proprietary formulation improves on the WHO’s oral rehydration solution formula by lowering the sugar content, optimizing the added electrolytes for active lifestyles, and including the minerals zinc and magnesium. SOS’s products balance low sugar content with high electrolyte concentration to activate the sodium glucose cotransport system which is the body’s mechanism for transporting water and electrolytes into its cells.  SOS’s proprietary formulation is focused on low sugar content and fast electrolyte absorption to combat the debilitating effects of dehydration and SOS’s products are hypotonic, meaning that electrolytes can rapidly and efficaciously enter the bloodstream for optimal rehydration results. We offer our products in powder form in five flavors and ready-to-drink bottles in three flavors. Our products are distributed across the U.S. and U.K through a diverse network of major retailers in the food, drug, mass, natural and ecommerce channels. We believe that consumers increasingly select beverage products based on perceived health benefits, natural ingredients and with general wellness in mind, all of which have benefited the SOS brand and resulted in the establishment of the hydration category.

The Company seeks to impact social change by educating and addressing the needs of consumers to enable healthier lifestyles. All of our products have less sugar than that of competitive brands, while providing the same or better levels of electrolyte replacement. Consumers can purchase our products through ecommerce channels, including the Company’s own websites, and at 12,000 brick-and-mortar retail stores including Walmart, CVS, Kroger (and its subsidiaries), Whole Foods, Sam’s Club and other retail locations.

Our mission is to be the world’s leading hydration company by providing the very best products through a commitment to research, innovation and creating enduring social impact. We seek to do this by inspiring and supporting active lifestyles, health, and well-being worldwide through providing the most effective and highest quality hydration products. Our products reduce fatigue, provide long lasting energy, aid mental acuity and concentration, and boost immunity, as a result of our hypotonic, low-sugar formulation that helps you maximize performance even when indulging in dehydrating vices. Our mission is founded on the following core principles

●	Helping the World Stay Hydrated: We manufacture fast-acting electrolyte hydration solutions and distribute them through myriad distribution channels, improving the overall health and wellness of the customers and communities we serve.

●	Drastically Reducing Sugar Intake: James Mayo, the Company’s Co-Founder and CEO, who formerly served in the military and was a professional track athlete, was pre-diabetic resulting from excess consumption of hydration drinks high in sugar, marketed to combat the effects of dehydration from athletic and military activities. Our CEO’s first-hand understanding of the negative effects that excess sugar intake can cause was the genesis of SOS’s mission to provide healthy hydration solutions. Sugar consumption, and specifically sugary drink intake, is creating a health crisis through higher incidence of diabetes, obesity, and other life-threatening conditions. The same also goes for zero sugar drinks which tend to use synthetic sweeteners that the body does not recognize as a sugar and cannot break down, leading to the same end-result.

●	Supporting reduction in obesity through active lifestyles and reduced sugar intake: We are committed to educating and encouraging an active lifestyle to reduce obesity. Our products are also competitively priced and distributed through retail channels with a focus on being accessible to as many communities as possible.

●	Focusing on Environmental Sustainability: We are very sensitive to our environmental impact and will continuously iterate our packaging and manufacturing processes to minimize our environmental footprint. We currently sell our ready-to-drink products in a recyclable plastic bottle but are evaluating more sustainable alternatives as production ramps up. In addition, our core powder product offering comes in a small pouch and can be added to reusable water bottles, eliminating the need to use a new bottle when you hydrate. Our box packaging is recyclable, and we intend to continue innovating processes and methods to minimize SOS’s environmental impact.

●	Creating a Positive and Inclusive Company Culture: We aim to be a leader in inclusiveness, equity and diversity by instituting progressive hiring and human resources policies. As we grow, we seek to carefully vet prospective candidates to ensure they are just as passionate as the founders and leadership team are about the Company’s mission of providing healthy hydration products.

SOS began in retail with a 6-store test in Kroger and is now national with Walmart and CVS. We benefit from sustained shifts across the liquid refreshment beverage market, as consumers move from sugary sports drinks to healthier options. Consumers are becoming more health conscious and focused on reducing sugar in their diets and are increasingly averse to products high in synthetic sugar alternatives. We believe that these shifts represent a significant change in consumer habits around the world. Our low-sugar, health-focused hydration products support positive social impact and SOS is positioned to appeal to a broad range of consumer needs in our current markets and beyond.

Consumers can purchase our products in both brick and mortar and ecommerce channels. SOS was initially distributed in select Kroger locations, and we have now expanded to approximately 12,000 retail locations, including approximately 6,900 CVS locations and 4,000 Walmart locations in the U.S. We have expanded our presence online through our webstore and into other ecommerce channels including Amazon, Target.com and Walmart.com. Online sales represented 15.5% of our revenue for the year ended December 31, 2021. Our presence in high profile bricks and mortar locations has created a platform for SOS product awareness, trial, and engagement with SOS’s educational website and webstore purchasing option.

Our business is supported by a flexible and efficient supply chain that currently has the capacity to support our continued growth. SOS powder and ready-to-drink beverages are produced and distributed through a third-party contract manufacturer and multiple distribution centers. We have strong, long-standing relationships across our supply chain, creating an expansive supply network with large capacity for continued growth.

We have experienced significant sales growth over the past three years, increasing our gross revenues from approximately $900,000 for the year ended December 31, 2018, to approximately $3,720,000 for the year ended December 31, 2021. We incurred a net loss of $7,085,095 and $1,748,446 in the years ended December 31, 2021 and 2020. As a result of our net loss for the year ended December 31, 2021, and our net capital deficiency as of December 31, 2021, our independent auditors issued an audit opinion with respect to our consolidated financial statements for the year ended December 31, 2021, that indicated that there is a substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if included, these adjustments would likely reflect a substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our powder and ready-to-drink accounted for 97.5% and 2.5% of sales, respectively, for year ended December 31, 2021. We believe there is significant room for growth for our ready-to-drink offering in our existing retail markets and we intend to continue to invest in innovation, new product development, supply chain capabilities and marketing initiatives, as we believe the demand for our products will continue to increase globally across both brick and mortar and ecommerce channels. We also believe that our asset light model (see “Our Strengths - Asset Light and Scalable Business Model”, below) drives an attractive financial profile with strong gross margins and modest capital expenditures.

Industry Overview

We believe there is a sustained shift in consumer demand for better-for-you products that is transforming the liquid refreshment beverages market. This market is comprised of a broad set of categories that includes both current and potential SOS offerings: soft drinks, energy drinks, ready-to-drink teas and coffees, mixers, juices, kids’ beverages, sparkling water, isotonics, hydration drinks and oral rehydration solutions.

The global beverages industry is comprised primarily of legacy, multinational category leaders. Consumer mega-trends, including growing concerns about the negative health impacts of sugar, consumers’ perception of artificial ingredients and the proliferation of sugar alternatives, have allowed for emerging brands with reduced sugar content and natural product formulations to disrupt the industry.

The next evolution of electrolyte hydration drinks is a rapidly growing segment of the beverage industry, marketed by a variety of different brands. We believe SOS to be uniquely positioned as a functional beverage drink and leading provider of electrolyte hydration drinks and powders for daily drinking to prevent dehydration and quench thirst in this growing market. Consumer behavior focused on “being healthy” is evolving and so is the need for a functional beverage able to meet the demands of oral electrolyte solution development in a rapidly growing market.

Our Strengths

Proprietary Formulation for Daily Use

We believe we are well positioned within the oral rehydration beverage market to capitalize on growing consumer demands for low sugar, healthy alternatives as compared to competing brands that are high in sugars and artificial ingredients. We believe our brand competes favorably with products across the energy drink, hydration drink and functional water verticals because of consumers’ positive perception of our healthy and family-focused attributes. SOS’s proprietary formulation is focused on low sugar content and fast electrolyte absorption to combat the debilitating effects of dehydration.

Powerful, Health-Focused and Family-Friendly Brand

The SOS brand revolves around enabling healthier lifestyles by delivering premium hydration products that have consumer-appeal and are enjoyable to drink. We are focused on combatting the excessive use of sugar and synthetic sugar-alternatives in the beverage market and enabling individuals to reap the benefits of proper hydration through our carefully crafted formulation.

SOS packaging is designed to “pop” on the shelves with bright and aesthetically appealing colors that are meant to symbolize energy, vitality and growth. The SOS name also stands out next to competitors within retail locations as it delivers a simple but effective message that the product is here to support healthy hydration and effectively fight off the side effects of suboptimal hydration. Furthermore, the simple message of the SOS brand makes it easy for customers to remember and continue finding products on the shelves and on the internet.

Authenticity is also a root element of the SOS brand. The Company was created as a result of the founder’s search for a healthier and more effective hydration product following a career as a military officer and professional track athlete with first-hand experience with the adverse effects of sugary sports drinks. The management team embodies the SOS brand and the values of the Company’s target customers, promoting trust in the brand and its ideals. Additionally, the SOS team is committed to producing qualified research and educating consumers about health, hydration and the benefits of a low-sugar lifestyle.

Established Retail and Distributor Relationships

SOS has established and maintained robust relationships with retailers and distributors that positions its products to grow into additional stores and find its way to an increasing number of locations within each store. SOS is strategically priced to compete with alternatives while also offering attractive margins to the Company and its retailers. We hold a relationship-focused approach with our retail network and aim to collaborate with retailers so we can deliver on terms that are mutually beneficial.

Our growing relationship with Walmart, CVS, Kroger and Whole Foods highlights our ability to adhere to the high standards of the nation’s largest retailers. We will look to capitalize on the market validation provided by our blue-chip retail clients to further penetrate the retail market and continue growing the Company’s presence in stores. Our performance has been supported with increased shelf space and distribution points for SOS products. Additionally, in May 2022, our products were introduction into 100 Sam’s Club locations.

Asset Light and Scalable Business Model

Through the use of third-party contract manufacturing, packaging and logistics, we have the ability to substantially increase revenue in the future without capacity constraints or capital expenditure requirements. This scalable model enables our team to focus on product innovation, marketing execution and other key objectives. Through careful diligence, we have established trusted production partners that allow us to deliver high products to our customers.

We call this business model – one that does not rely on investment into manufacturing or sophisticated distribution facilities, but rather relies on third parties for these functions – an “asset light” model. It offers us significant financial flexibility that can be leveraged to allocate our resources effectively for growth. The reduced overhead and fixed-cost structure allow us to position the business for expansion by recruiting top talent focused on sales, marketing, product innovation and ensuring that the Company culture continues to prioritize environmental and social initiatives.

The benefits SOS experiences from scale will grow with time as its production partners gain additional efficiencies, lowering cost of goods sold and expanding gross profit margins as sales volume continues to increase. The Company can intensely focus on growing the SOS brand and benefit from efficiencies long-term. SOS balances effective long-term relationship cultivation with its production and logistics partners.

Company Culture Dedicated to Diversity, Equity, Inclusion, and Healthy Lifestyles

SOS takes pride in being an innovative and mission-driven company. We make our mission clear to those inside and outside the organization and truly believe that our shared mission is embraced by our team members and customers. We seek to promote healthy lifestyles for all individuals. We also promote personal development, diversity, inclusion and equity, striving to make every employee and customer as dedicated to our mission as the founders and management team.

It is also of the upmost importance to us that we combat the harmful effects of excessive sugar intake and artificial ingredients. This vision is closely aligned with our objective of enabling individuals to live healthy lifestyles. We believe that our mission and objectives allow us to attract likeminded individuals who are in tune with our company and can help us continuously make a difference in the world.

Our employees are our greatest assets and believe they are at SOS to help make a difference. Employees receive competitive compensation packages and above-market benefits. We are motivated to provide training and growth opportunities for our employees along our journey to enabling healthy lifestyles.

Growth Strategies

Increase Direct-to-Consumer Conversion

Our brand platform is built around our mission to provide low-sugar hydration solutions that support healthier lifestyles. Our brand was created to provide a healthier hydration drink than the current offerings which are high in sugar content and slower in absorption. We will continue to expand as consumers become more educated on the harmful effects of sugar. Our products reduce fatigue, provide long lasting energy, aid mental acuity and concentration, and boost immunity, as a result of our hypotonic, low-sugar formulation that helps you maximize performance even when indulging in dehydrating vices.

We market SOS Hydration under one brand across multiple categories, including Fast-Hydrating Powders, Ready-To-Drink Hydration and Immunity Beverages, and SOS Kids. We believe our brand has extensive consumer appeal that targets families in need of a healthy daily hydration solution. Our focus on healthy hydration has resonated well with consumers and retailers alike, as SOS’s products are sold in over 12,000 retail points of sale.

We see significant growth potential in our direct-to-consumer webstore and are currently seeing strong repurchases from the webstore, with approximately 20% of first-time purchasers buying a second time and approximately 60% of second-time buyers becoming repeat purchasers of SOS’s products. We expect these results to improve as we execute on our ecommerce growth plan in 2022 focused on digital advertising, SOS branded events and influencers, in an effort to increase direct-to-consumer online sales and raise consumer awareness of our brand.

We have established an authentic, trusted brand that supports the health of individuals. We take pride in our ability to educate our consumers and our communities about the harmful effects of sugar and will continue to promote our ethos of healthy hydration.

Continue Focusing on Product Innovation

We are a mission-driven brand dedicated to providing fast-acting hypotonic hydration solutions with low sugar content. We believe SOS Hydration’s formulation provides the fastest absorption as compared to other hydration solutions.

We have experienced consistent growth from our primary focus on fast-acting hydration powders, and we foresee multiple opportunities to pursue meaningful innovation across categories and activities. In 2021, we rolled out our ready-to-drink products in approximately 1,000 CVS HealthHUB locations, and in May 2022, began a 100-store trial with Sam’s Club in California.

We anticipate continuing to refine and customize our hydration formulation for specific activities, leading to additional market opportunities. SOS released its kids’ formulation in all Walmart locations in the U.S. under the SOS Kids brand in September 2021. We see a market need for additional specific formulations, including a ready-to-drink kids’ product, a daily vitamin and mineral hydration powder, a protein recovery formula, senior-focused hydration and military applications.

In addition to entering new categories, our innovation team is constantly assessing different ways to develop healthy hydration products that enhance our brand. We plan to continue to grow our current portfolio through line extensions and additional flavors, as well as developing new packaging formats consistent with our environmentally friendly culture.

Capitalize on Increased Scale to Drive Cost Efficiencies

We are at an inflection point in our lifecycle and are ready to capitalize on efficiencies of scale to realize improvements in gross margins. Our gross margins were 31.3% for the year ended December 31, 2021, and 33.7% for the six months ended June 30, 2022. We expect to see significant improvements in our ready-to-drink margins as we realize larger orders and can make larger commitments to our third-party co-packers. We also expect to see incremental improvements to our powder gross margins as sales grow.

We anticipate that we will see better long-term financial results as we continue to scale our business.

We have an asset light business model, requiring low capital expenditures, which results in higher free cash flow generation and greater financial flexibility. For these reasons, we believe our business is well positioned to achieve profitability, while continuing to support our growth initiatives.

Continue to Expand Distribution Within Existing Channels

We have positioned our direct-to-consumer web store as a point of discovery for our products where consumers can learn about our product line and purchase online. We are currently seeing strong repurchases from the webstore, with approximately 20% of first-time purchasers buying a second time and approximately 60% of second-time buyers becoming repeat purchasers of SOS’s products.

Many of our customers’ first experiences with SOS’s product line result from seeing the powders or ready-to-drink products on the shelves of our distribution partners that include Walmart, CVS, Kroger, and Whole Foods. We are located on three different shelves within both CVS and Walmart locations. This multi-shelf strategy is a unique feature for SOS as most brands only have visibility in one area of the store and allows us to drive higher incremental revenue per retail location. Shelf visibility also serves to drive traffic to our webstore and promotes sales through other ecommerce sites including Amazon, Target.com and Walmart.com.

We see significant existing distribution opportunities with our ready-to-drink products in Walmart and CVS, including grab-and-go cooler space at these locations.

We have strong, long-standing relationships with some of the largest retailers in the world. We have over 12,000 retail distribution points, and there is still significant room for growth within our existing retailers. We believe our focus on healthy hydration options resonates well with major retailers.

We had year-over-year sales growth of 108.8% for 2021, with a corresponding 106.0% increase in cost of goods sold, and we believe we meet a need for our retailers who are looking for family-friendly, healthy hydration options. Due to this combination, retailers continue to reward us with new locations and increased shelf space. We continue to have significant opportunities with our existing retailers. To date we sell eight flavors of our products at Walmart stores and up to six flavors of our products at most CVS stores. We sell ready-to-drink product on shelves at approximately 1,000 CVS HealthHUB locations. Our goal is to stock both our hydration powders and our ready-to-drink products at each location of every retailer that we currently serve and then expand into further retail and convenience channels.

Expand Our Network of Distribution Partners

SOS will leverage our success with existing retail distributors to attract new retail partners. We estimate there are approximately 20,000 additional retail distribution points that have a similar retail profile to our existing distribution partners. In addition to the previously mentioned comparable distribution points, SOS is developing relationships with other distributors focused on convenience stores and gas stations. While SOS has successfully developed traction within retail, the market is large and has ample capacity to support continued organic revenue growth for an extended period of time. There are over 38,000 grocery stores (Statista, Number of Supermarket Stores in the United States 2011 to 2018) and over 150,000 convenience stores (National Association of Convenience Stores, U.S. Convenience Store Count) in the United States alone, representing a robust channel through which consumers can gain exposure and purchase SOS products.

Beyond our existing retail channels, we believe there is significant opportunity for our products in the drug, warehouse club, convenience, foodservice, and military channels. Our ready-to-drink products provide grab-and-go cooler opportunities within the convenience and gas station distribution vertical as customers begin to look for healthier hydration products within these locations. We will be focusing these efforts regionally, starting in Texas for the growth of convenience store stores, and have recently signed a direct store delivery (DSD) agency to aid with this region.

We believe our products’ focus on health, accessible price point, and unique formulation provide the opportunity to become a leader in each of the retail channels in which hydration powders and hydrating beverages are sold. Entering new channels will not only provide volume growth for our brand but will also enhance our omnichannel strategy and raise awareness of our brand among new potential customers.

Stay True to Our Low-Sugar, Health-Focused Mission

SOS Hydration is poised to be the leader in healthy, family-focused hydration solutions that meet the daily needs of consumers. Our ethos is based on the principles of our founders who believe that people should have healthy hydration options for their families. SOS’s founders include a doctor, a veteran and professional athlete that understand the needs of today’s health-focused consumer.

Our passion is educating the consumer on the daily benefits of hydration and a healthy lifestyle. We believe this educational process will guide consumers to SOS’s products and away from legacy products high in sugar and artificial ingredients, resulting in social benefits and returns to our stakeholders.

Corporate Information

SOS Hydration Inc. is a Nevada corporation. It was originally formed in California on January 24, 2013, and was merged into a wholly-owned Nevada subsidiary on November 9, 2021. Our principal executive offices are located at 4822 Sterling Drive, Boulder, Colorado 80301, and our telephone number is (303) 834-9170. We have a wholly owned subsidiary located in the United Kingdom (the “UK”), SOS Hydration Ltd., which was formed on November 13, 2013. Our website is www.soshydration.com. Information contained in, or accessible through, our website is not part of this prospectus, and the inclusion of our website address is for reference purposes only.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. Accordingly, we are obligated to include detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis, or CD&A, of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

●	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act of 2002, or the Sarbanes–Oxley Act;

●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

●

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests. We will remain an “emerging growth company” until the earliest to occur of:

●	our reporting $1.07 billion or more in annual gross revenues;

●	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

●	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

●	the end of fiscal year 2026.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, to the extent we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the ability to provide only two years of audited financial statements, rather than three. As a result, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Units offered by us	1,318,181 Units, assuming a public offering price of $5.50 per Unit, the midpoint of the initial public offering price range reflected on the cover page of this prospectus. Each Unit will consist of one share of common stock and one Warrant to purchase one share of common stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering.

Common stock issued and outstanding prior to this offering	6,968,121 shares

Common stock to be issued and outstanding after this offering	8,536,302 shares, or 8,734,029 shares assuming that the underwriters exercise their over-allotment option in full (assuming in each case, no exercise of the Warrants).

Description of the Warrants	The Warrants will have an exercise price of $____ per share of common stock, which shall equal 100% of the public offering price per Unit, will be immediately exercisable and will expire five years from the date of issuance. Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of common stock after exercise, as such ownership percentage is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. This prospectus also relates to the offering of the common stock issuable upon exercise of the Warrants. To better understand the terms of the Warrants, you should carefully read the “Description of Capital Stock” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Over-allotment option	The underwriters have an option for a period of 45 days to purchase from us up to an additional 197,727 shares of common stock, at the public offering price of $____, and/or up to an additional 197,727 Warrants to purchase up to 197,727 shares of common stock at the public offering price of $_____ per Warrant, in each case less the underwriting discounts and commissions, solely to cover over-allotments, if any.

Underwriters’ warrants	Upon the closing of this offering, we have agreed to issue to Maxim Group LLC, the representative of the underwriters, warrants exercisable for a period of five years from the commencement of sales in this offering, entitling the underwriters to purchase up to 8% of the number of shares of common stock sold in this offering, at an exercise price equal to 110% of the public offering price. The warrants will not be exercisable for a period of six months from the date of effectiveness of the registration statement. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Use of proceeds	We estimate the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $6 million, or approximately $7 million if the underwriters exercise their over-allotment option to purchase additional shares from us, based on the initial public offering price of $5.50 per Unit (which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus). We intend to use the net proceeds of this offering for working capital and general corporate purposes as well as to repay up to $1.6 million in principal, and $62,000 in interest, of debt. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus beginning on page 12, and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Proposed stock exchange symbol	We have received conditional approval to list our common stock and Warrants on the Nasdaq Capital Market under the symbols “SOSH” and “SOSHW” if we have satisfied the initial listing requirements of Nasdaq. No assurance can be given that we will meet those requirements.

The number of shares of our common stock to be outstanding immediately after this offering is based on 6,968,121 shares of common stock outstanding as of September 28, 2022, and excludes:

a.	565,958 shares of common stock issuable upon exercise of stock options, at a weighted average exercise price of $1.56 per share of which 34,357 shares are unvested;

b.	2,961,528 shares of common stock issuable upon exercise of warrants, at a weighted average exercise price of $3.69 per share;

d.	96,000 shares of common stock issuable upon the exercise of the warrants to purchase shares of our common stock issued to the underwriters in connection with this offering;

e.	702,441 shares of our common stock reserved for future issuance under our 2013 Equity Incentive Plan (which is equal to 8% of our issued and outstanding common stock immediately after the consummation of this offering, less the number of outstanding option grants); and

f.	113,255 shares of our common stock issuable to a consultant upon the exercise of a warrant that will be issued upon the effectiveness of the registration statement of which this prospectus forms a part, which shares shall be issuable on a cashless basis using a formula based on the then-current stock price and $2.86 as the exercise price of the warrant.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	The vesting of 250,000 Restricted Stock Units granted to our CEO at the closing of this offering;

●	No exercise by the underwriters of its over-allotment option;

●	No exercise by the investors of the warrants issued in this offering; and

●	No exercise of the Underwriters’ warrants.

SUMMARY FINANCIAL DATA

The following tables set forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. We have derived the statements of operations data for the three and six months ended June 30, 2022 and 2021, from our unaudited financial statements included elsewhere in this prospectus. In the opinion of the management, the unaudited data reflects all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of results as of and for these periods. You should read this data together with our consolidated financial statements and related notes included elsewhere in this prospectus and the section in this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results for any prior period are not indicative of our future results, and our results for three months ended June 30, 2022, may not be indicative of our results for the three months ended September 30, 2022, or any future quarterly period.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022 (unaudited)	2021 (unaudited)	2022 (unaudited)	2021 (unaudited)

Revenues	$948,705	$531,797	$1,682,285	$1,255,328
Cost of goods sold	552,779	369,709	1,114,726	722,234
Gross profit	395,926	162,088	567,559	533,094

Operating expenses:
General and administrative	1,572,918	1,363,004	3,252,421	1,974,790
Professional fees	497,693	729,879	976,318	1,503,100
Bad debts expense	18,128	—	32,154	40,000
Depreciation and amortization expense	6,603	7,038	13,206	13,677
Total operating expenses	2,095,342	2,099,921	4,274,099	3,531,567

Operating loss	(1,699,416)	(1,937,833)	(3,706,540)	(2,998,473)

Other income (expense):
Other income	—	—	70,517	63,573
Interest income	1,127	2,081	2,577	3,614
Interest expense	(175,287)	(21,003)	(350,951)	(32,468)
Total other income (expense)	(174,160)	(18,922)	(277,857)	34,719

Net loss	$(1,873,576)	$(1,956,755)	$(3,984,397)	$(2,963,754)

The following tables set forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. We have derived the statements of operations data for the years ended December 31, 2021, and 2020 from our audited financial statements included elsewhere in this prospectus. In the opinion of the management, the audited data reflects all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of results as of and for these periods. You should read this data together with our consolidated financial statements and related notes included elsewhere in this prospectus and the section in this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results for any prior period are not indicative of our future results, and our results for year ended December 31, 2021, may not be indicative of our results for the year ending December 31, 2022.

	For the Years Ended December 31,
	2021	2020
Revenues	$3,722,649	$1,782,632
Cost of goods sold	2,557,533	1,241,760
Gross profit	1,165,116	540,872

Operating expenses:
General and administrative	5,228,987	1,614,331
Professional fees	2,640,787	598,411
Bad debts expense	88,959	76
Depreciation expense	27,682	4,098
Total operating expenses	7,986,415	2,216,916

Operating loss	(6,821,299)	(1,676,044)

Other income (expense):
Other income	132,790	12,331
Interest income	9,547	73
Interest expense	(406,133)	(84,806)
Total other income (expense)	(263,796)	(72,402)

Net loss	$(7,085,095)	$(1,748,446)

	June 30,	December 31,
	2022	2021
Assets	(Unaudited)
Current assets:
Cash	$1,877,097	$1,349,835
Accounts receivable	370,061	403,826
Inventory	1,574,642	1,308,129
Prepaid expenses	112,452	142,103
Total current assets	3,934,252	3,203,893

Right-of-use assets	232,835	—
Security deposits	18,000	—
Property and equipment, net	15,735	28,941
Intangible assets	3,742	3,742

Total Assets	$4,204,564	$3,236,576

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$608,132	$1,219,763
Accrued expenses	120,805	38,469
Current portion of lease liabilities	134,793	—
Revolving lines of credit	—	132,193

Notes payable, related parties	—	2,526
Notes payable, current portion, net of $500,823 of debt discounts at June 30, 2022	542,324	114,528
Total current liabilities	1,406,054	1,507,479

Long-term lease liability	123,424	—
Notes payable, net of $754,032 of debt discounts at December 31, 2021	526,312	880,268

Total Liabilities	2,055,790	2,387,747

As a result of our net loss for the year ended December 31, 2021, and our net capital deficiency as of December 31, 2021, our independent auditors issued an audit opinion with respect to our consolidated financial statements for the year ended December 31, 2021, that indicated that there is a substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if included, these adjustments would likely reflect a substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements relating to:

●	Our ability to formulate and implement our business plan, including expansion of our products into new retail partners;

●	Our ability to persuade consumers that hydration is key to a healthy lifestyle;

●	The willingness of our retail partners to test and carry our products in new store sections;

●	Our ability to expand ecommerce sales through our website and those of third parties, and to increase conversion rates on those sites;

●	Our ability to expand our markets beyond retail and ecommerce, such as to governments and militaries;

●	Our ability to distinguish our product from our competitors, and capitalize on growing consumer demands;

●	The general increase in public awareness of the need for proper hydration, less sugar; and

●	The continued increase in the size of the sports and electrolyte drink markets.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section titled “Risk Factors” incorporated by reference herein. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In the light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Important factors that could cause our actual performance or results to differ include, but are not limited to:

●	Changes in consumer product and shopping preferences may reduce demand for some or all of our products.

●	Our limited operating history and recent growth makes evaluation of our business difficult.

●	We have a history of losses, and cannot assure you that we will ever become or remain profitable.

●	We have a small number of large customers upon whom the majority of our revenue is dependent; a loss of one or more of those customers would adversely affect our finances and operations.

●	Our retail customers are not obligated to continue to purchase our products.

●	If we are not able to manage our anticipated growth effectively, we may not become profitable.

●	Our failure to accurately estimate demand for our products or maintain sufficient inventory levels could adversely affect our business and financial results.

●	If we are not able to retain the full-time services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable senior management.

●	We rely on a limited number of co-packers, and we may be unable to continue our relationship with them or to find suitable substitutes. If we are unable to maintain good relationships with these third parties, and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

●	If we are not able to increase our prices in the event of increases in the costs of raw materials, including bottles and/or ingredients and/or fuel and/or costs of co-packing, by raising our prices, such inability could harm our business and result in a higher cost base of our products. Shortages of raw materials including plastics and/or ingredients and/or fuel and/or costs of co-packing could have a material adverse effect on our business and results of operations.

●	Negative publicity could damage our brand image and corporate reputation, and may cause our business to suffer.

●	COVID-19 may impact our business by increasing demand for our hydration products, disrupting the business of our retailer customers, or disrupting our supply chain.

●	Climate change and natural disasters may affect our business.

●	Criticism of our hydration drink products and/or criticism or a negative perception of functional beverages or hydration drinks generally, could adversely affect us.

●	Increased competition in the beverage industry and changing retail landscape could hurt our business.

●	If we encounter material product recalls, our business may suffer material losses and such recalls could damage our brand image and corporate reputation, also potentially resulting in material losses or litigation.

●	Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

●	We must continually maintain, protect and/or upgrade our information technology systems, including protecting our sensitive information from internal and external cybersecurity threats.

●	We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you disagree or that may not yield a return.

●	Future sales of shares by existing stockholders could cause our stock price to decline.

●	If you purchase Units in this offering, you will suffer immediate dilution of your investment in the shares of common stock comprising such Units.

●	We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

●	Our management team has limited experience managing a public company.

●	Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

●	Control by insiders may prevent changes in control even if such changes would be beneficial to other stockholders.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under the section of this prospectus entitled “Risk Factors” elsewhere in this prospectus. The factors set forth under the “Risk Factors” section and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. We caution readers not to place undue reliance on such statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to our Business

Changes in consumer product and shopping preferences may reduce demand for some or all of our products.

The beverage industry in general, and the functional beverage industry in particular, is subject to changing consumer preferences, and any such shifts in consumer preferences may adversely affect us. There is increasing awareness of and concern for health, wellness and nutrition considerations, including concerns regarding caloric intake associated with sugar-sweetened beverages and the perceived undesirability of artificial ingredients. There are also changes in demand for different packages, sizes and configurations.  The factors may reduce demand for our products, which could reduce our revenues and adversely affect our results of operations.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative powders and beverages that appeal to consumers. In order to retain and expand our market share, we must continue to develop and introduce different and innovative products and be competitive in the areas of efficacy, taste, quality and price, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future. Product lifecycles for some beverage brands, products and/or packages may be limited to a few years before consumers’ preferences change. The beverages we currently market are in the early stages of their product lifecycles, and there can be no assurance that such beverages will become or remain profitable for us. We may be unable to achieve volume growth through product and packaging initiatives. We may also be unable to penetrate new markets. Additionally, as shopping patterns are affected by the digital evolution, with customers embracing shopping by way of mobile device applications, e-commerce retailers and e-commerce websites or platforms, we may be unable to address or anticipate changes in consumer shopping preferences or engage with our customers on their preferred platforms. If our revenues decline, our business, financial condition and results of operations could be adversely affected.

Our recent growth makes evaluation of our business difficult.

We began business in 2013, and have experienced a substantial growth in sales in the last years, resulting in a substantial growth in revenue. Our financial statements included in this prospectus reflect this accelerated growth, and are not necessarily indicative of our future operating results. There can be no assurance that our growth will continue, or that our current retail customers will continue to carry our products. Further, our recent growth may make it difficult for investors and securities analysts to evaluate our business and prospects. Our failure to address these risks and difficulties successfully could seriously harm our current and future operations.

We have a history of losses, and cannot assure you that we will ever become or remain profitable.

As a growing company, we have reinvested our operating profits into new products, growth and marketing. As such, we have incurred net losses every year since our inception. To date, we have dedicated most of our financial resources to research and development, general and administrative expenses, and sales and marketing activities. We have funded the majority of our activities through operating revenue, and the issuance of convertible debt or equity securities. Although sale of our products are increasing, we are continuing to devote operating profits to our sales and marketing activities in an effort to increase revenues, and thus we continue to anticipate net losses and negative cash flow for the foreseeable future. Our ability to reach positive cash flow depends on many factors. There can be no assurance that our revenues will be sufficient for us to become profitable in 2022 or future years, or thereafter maintain profitability.

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As a result of our net loss for the year ended December 31, 2021, and our net capital deficiency as of December 31, 2021, our independent auditors issued an audit opinion with respect to our consolidated financial statements for the year ended December 31, 2021, that indicated that there is a substantial doubt about our ability to continue as a going concern. Additionally, we had a net loss during the six months ended June 30, 2022. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if included, these adjustments would likely reflect a substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. However, we believe that our cash and cash equivalents, cash resulting from this offering and cash flows from operations will be sufficient to support our planned operations for at least the next 12 months.

Our cash on hand may not be sufficient to sustain our operations.

At June 30, 2022, we had $1,877,097 in cash, and working capital of $2,528,198. Such amounts may not be sufficient to sustain our operations in the long term. In we are unable to raise additional capital through our initial public offering or otherwise, we may be forced to curtail our operations, or may be unable to manufacture products to meet our customers’ demands. Our failure to fulfil orders may permanently jeopardize our retail partner’s wiliness to carry our products in the future. A loss of either of our two largest retail partners – CVS and Walmart – would negatively impact our business.

We have a small number of large customers upon whom the majority of our revenue is dependent; a loss of one or more of those customers would adversely affect our finances and operations.

We derive a majority of our revenues from two of the largest retailers in the United States. In the year ended December 31, 2021, approximately 58% of our revenue was from generated from two of our retail partners (CVS and Walmart). In the six months ended June 30, 2022 and 2021, approximately 45% and 50%, respectively, of our revenue was generated from CVS and Walmart. If either or both of these two retail partners stop carrying our products, or if we fail to acquire new retail partners or other high-volume customers, our business, financial condition, and results of operation would be harmed. In July 2021, we hired a new head of U.S. sales. We added two people to the sales team - one focused on the U.S. military in February, 2022, and one for sales support in November, 2021. We are focused on increasing our distribution footprint in conventional retail, food, and drug stores, mass-market retailers, as well as the military, through attending conferences and expos such as ECRM, and through expanding our broker networks.

Our retail customers are not obligated to continue to purchase our products. We do not have contracts with our large customers.

We do not have in place contracts with our retail customers that obligate them to continue to purchase our products. We have no input or control on any of those terms. None of our customers is obligated to continue to carry our products in their stores, or to continue to purchase products from us. Other than our good faith attempts to provide a superior product, create consumer demand for our products, and provide superior service to our customers, we have no control over whether our customers will continue to carry our products. Our relationship with our customers is subject to the provisions set forth by each customer for their suppliers. We have no input or control on any of those terms. Were one of customers to change the terms with their suppliers, or to discontinue carrying our products, our business may suffer.

If we are not able to manage our anticipated growth effectively, we may not become profitable.

We anticipate that expansion will continue to be required to address potential market opportunities for our products. Our existing infrastructure is limited. To continue to grow sales, we intend to increase warehouse and office space, and add more staffing to support customer service, administration and sales/account executive functions. As resources permit, we intend to expand these resources. Our business model relies on third parties to manufacture and pack our products, and we do not intend at this time to operate our own manufacturing facility. There also can be no assurance that, if we invest in additional infrastructure, we will be effective in expanding our operations or that our systems, procedures or controls will be adequate to support such expansion. In addition, we will need to provide additional sales and support services to our larger customers, such as through additional retail-driven advertising. Failure to properly manage an increase in customer demands could result in a material adverse effect on customer satisfaction, our ability to meet our contractual obligations, and our operating results.

Our failure to accurately estimate demand for our products or maintain sufficient inventory levels could adversely affect our business and financial results.

We may not correctly estimate demand for our existing products and/or new products. Our ability to estimate demand for our products is imprecise, particularly with regard to new products, and may be less precise during periods of rapid growth, including in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials including, but not limited to, PET plastic bottles, caps, labels, sucralose, flavors, supplement ingredients, juice concentrates, certain sweeteners, and packaging materials, or experience difficulties with our co-packing arrangements, including production shortages or quality issues, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain juice concentrates, supplement ingredients and sweeteners have been and could, from time to time in the future, be experienced, resulting in production fluctuations and/or product shortages. We generally do not use hedging agreements or alternative instruments to manage this risk. Such shortages could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results.

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels may be inadequate and our results of operations may be negatively impacted. If we fail to meet our shipping schedules, we could damage our relationships with our retailers, increase our distribution costs and/or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products. If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which could unfavorably impact our future sales and adversely affect our operating results.

If we are not able to retain the full-time services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable senior management.

Our executive officers are employed on an at-will basis, which means they may terminate their employment with us at any time. The loss of one or more of our executive officers, or the failure by our executive team to effectively work with our employees and lead our company, could harm our business. We do not maintain key person life insurance on any members of our senior management. The loss of services of our CEO, or any other key members of our senior management, could adversely affect our business until suitable replacements can be found. There may be a limited number of personnel with the requisite skills to serve in these positions, and we may be unable to locate or employ such qualified personnel on acceptable terms.

We rely on a limited number of co-packers, and we may be unable to continue our relationship with them or to find suitable substitutes. If we are unable to maintain good relationships with these third parties, and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not operate our own manufacturing facilities, but instead outsource manufacturing to third parties. At present, we rely on a single company to mix the raw ingredients that form the basis of our powdered and ready-to-drink liquid products a single co-packer who creates, bottles and packs our ready-to-drink products, and a single co-packer to package our powdered products, all located on the west coast of the United States. We do not have written long term agreements with these companies, and either of them could choose to stop supplying us at any time. Additionally, each of these companies could be subject to unexpected shutdowns due to natural disasters, such as earthquakes, labor shortages, government-imposed stoppages due to the COVID-19 pandemic or some future unforeseen circumstance, all of which are out of our control. In the event of a disruption and/or delay with either of these companies, we would be unable to produce product without procuring the services of an alternate company. We may be unable to do so at commercially reasonable rates and/or within a reasonably short time period. If we are unable to maintain good relationships with these third parties, or if our costs of co-packing increase, our business, financial condition and results of operations could be adversely affected. We are actively looking for additional sources of manufacturing and packing our products in multiple areas of the country, both to save on shipping expenses and to allocate risk.

If we are not able to increase our prices in the event of increases in the costs of raw materials, including bottles and/or ingredients and/or fuel and/or costs of co-packing, such inability could harm our business and result in a higher cost base of our products. Shortages of raw materials including plastics and/or ingredients and/or fuel and/or costs of co-packing could have a material adverse effect on our business and results of operations.

The principal raw materials used by us are PET plastic bottles, caps, flavors, and other packaging materials, the costs and availability of which are subject to fluctuations. We have identified alternative suppliers for certain of the ingredients contained in many of our beverages. However, industry-wide shortages of certain flavors, fruits and fruit juices, packaging materials, supplement ingredients and sweeteners have been, and could from time to time in the future be, encountered, which could interfere with and/or delay production of certain of our products. In addition, certain of our co-packing arrangements allow such co-packers to increase their fees based on certain of their own cost increases. We are uncertain whether the prices of any of the above or any other raw materials or ingredients may rise in the future. We are unsure whether we will be able to pass any of such increases on to our customers.

Negative publicity could damage our brand image and corporate reputation, and may cause our business to suffer.

Our success depends on our ability to build and maintain the brand image for our existing products, new products and brand extensions and maintain our corporate reputation. There can be no assurance that our advertising, marketing and promotional programs and our commitment to product safety and quality will have the desired impact on our products’ brand image and on consumer preferences and demand. Claims regarding product safety, quality and/or ingredient content issues, efficacy, our culture and our workforce, our environmental impact and the sustainability of our operations, or allegations of product contamination, even if false or unfounded, could tarnish the image of our brands and may cause consumers to choose other products. Consumer demand for our products could diminish significantly if we, our employees, bottlers/distributors, suppliers or business partners fail to preserve the quality of our products, act or are perceived to act in an unethical, illegal, discriminatory, unequal or socially irresponsible manner, including with respect to the sourcing, content or sale of our products, service and treatment of our customers, or the use of customer data.  Furthermore, our brand image or perceived product quality could be adversely affected by litigation, unfavorable reports in the media, scientific studies and regulatory or other governmental inquiries (in each case whether involving our products or those of our competitors), and proposed or new legislation affecting our industry.  Negative postings or comments on social media or networking websites about the Company or any one of our brands, even if inaccurate or malicious, could generate adverse publicity that could damage the reputation of our brands or the Company.  Business incidents, whether isolated or recurring and whether originating from us, our bottlers/distributors, suppliers or business partners, that erode consumer trust can significantly reduce brand value or potentially trigger boycotts of our products and can have a negative impact on consumer demand for our products as well as our reputation and financial results.  The impact of such incidents may be exacerbated if they receive considerable publicity, including rapid dissemination through social or digital media, and may result in litigation.

COVID-19 may impact our business by increasing demand for our hydration products, disrupting the business of our retailer customers, or disrupting our supply chain.

The COVID-19 crisis creates an environment in which no person can be certain about the future. The global reach and impact have been far reaching and have placed extreme pressure on financing, production, sales, and growth plans of companies all over the world. For us, the pandemic has spurred demand for our products and for hydration and health-oriented products in general, yet also created challenges in production and shipping, especially for our subsidiary in the UK, which has experienced delays in receiving product shipped from the United States. In the future, our results and financial condition may be adversely affected by federal or state legislation (or other similar laws, regulations, orders or other governmental or regulatory actions) related to the coronavirus that, if adopted, would impose restrictions on our ability to operate our business. This could include restrictions on travel for our sales team, delays in producing our products or packaging for our products, and delays in receiving raw materials or shipping finished goods. There also may be further disruptions to our contract manufacturers due to “stay at home” orders or additional workplace controls. And, our customers may be less inclined or unable to purchase our products due to restrictions under which they may be living. We urge the reader to consider our forward-looking statements in light of the extraordinary circumstances of today’s business, social and economic climate, and the negative impact of the COVID-19 pandemic. While it may be reasonable to assume that the crisis will subside, we cannot be certain about the timing and a host of impacts that cannot be easily predicted to occur.

Climate change and natural disasters may affect our business.

Natural disasters and extreme weather conditions, such as hurricanes, wildfires, earthquakes or floods, and outbreaks of diseases (such as the COVID-19 pandemic) or other health issues may affect our operations and the operation of our west coast U.S. based supply chain, impact the operations of our bottlers, co-packers and retail partners, and unfavorably impact our consumers’ ability to purchase our products. The predicted effects of climate change may also result in challenges regarding availability and quality of water, or less favorable pricing for water, which could adversely impact our business and results of operations. In addition, public expectations for reductions in greenhouse gas emissions could result in increased energy, transportation and raw material costs. Changes in applicable laws, regulations, standards or practices related to greenhouse gas emissions, packaging and water scarcity, as well as initiatives by advocacy groups in favor of certain climate change-related laws, regulations, standards or practices, may result in increased compliance costs, capital expenditures and other financial obligations, which could affect our business, financial condition and results of operations.  Sales of our products may also be influenced to some extent by weather conditions in the markets in which we operate. We, our bottlers and our contract packers, use a number of key ingredients in the manufacture of our beverage products that are derived from agricultural commodities such as sugar, coffee, tea and cocoa. Increased demand for food products and decreased agricultural productivity in certain regions of the world as a result of changing weather patterns and other factors may limit the availability or increase the cost of such agricultural commodities and could impact the food security of communities around the world.  Weather conditions may influence consumer demand for certain of our beverages, which could have an unanticipated effect on our operations.

Risks Relating to our Industry

Criticism of our hydration drink products and/or criticism or a negative perception of functional beverage or hydration drinks generally, could adversely affect us.

Other hydration drinks contain more sugar, some substantially so, than our products. Unfavorable reporting on the health effects of sugar, the association between sugar and hydration drinks generally, or criticism or negative publicity regarding the sugar content and/or any other ingredients in our products or hydration drinks generally, including product safety concerns, could have an adverse effect on our business, financial condition and results of operations.

Increased competition in the beverage industry and changing retail landscape could hurt our business.

The beverage industry in general, and the functional beverage industry in particular, is highly competitive. The principal areas of competition are pricing, packaging, development of new products, flavors, product positioning as well as promotion and marketing strategies. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, some of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include the efficacy, taste and flavor of our products, trade and consumer promotions, rapid and effective development of new and unique cutting-edge products, attractive and different packaging, branded product advertising and pricing. The success of our sports marketing, social media and other general marketing endeavors may impact our business, financial condition and results of operation.  Our products compete with all liquid refreshments and in some cases with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as Gatorade (owned by PepsiCo), Powerade (owned by Coca-Cola), Pedialyte (owned by Abbott Laboratories), and Liquid IV (owned by Unilever). We also compete with companies that are smaller or primarily national or local in operations. Our products also compete with private-label brands such as those carried by grocery store chains, convenience store chains and club stores.

The rapid growth in sales through e-commerce retailers, e-commerce websites, mobile commerce applications and subscription services, and closures of physical retail operations, particularly during, and potentially following, the COVID-19 pandemic, may result in a shift away from physical retail operations to digital channels and a reduction in impulse purchases. As we build our e-commerce capabilities, we may not be able to develop and maintain successful relationships with existing and new e-commerce retailers without experiencing a deterioration of our relationships with key customers operating physical retail channels. If we are unable to profitably expand our own e-commerce capabilities and/or if e-commerce retailers take significant market share away from traditional retailers, our business may be adversely affected. Further, the ability of consumers to compare prices on a real-time basis using digital technology puts additional pressure on us to maintain competitive prices.   If we are unable to successfully adapt to the rapidly changing retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Due to competition in the beverage industry, there can be no assurance that we will not encounter difficulties in maintaining our current revenues, market share or position in the beverage industry. If our revenues decline, our business, financial condition and results of operations could be adversely affected. While we believe the barrier to entry in this industry is high, there can be no assurance that new products and brands will not enter the marketplace.

If we do not maintain an effective internal control environment as well as adequate control procedures over our financial reporting, investor confidence may be adversely affected thereby affecting the value of our stock price.

We are required to maintain proper internal control over our financial reporting and adequate controls related to our disclosures. As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officers and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. In preparation for our initial public offering, we have increased administrative support, are transitioning our accounting functions to Oracle’s NetSuite accounting platform, and hired an experienced financial controller. If we fail to maintain adequate controls, our business, the results of operations, financial condition and/or the value of our stock may be adversely impacted.

Litigation regarding our products, and related unfavorable media attention, could expose us to significant liabilities and reduce demand for our products, thus negatively affecting our financial results.

We could become a party to various litigation claims and legal proceedings, including, but not limited to, intellectual property, fraud, unfair business practices, false advertising, product liability, breach of contract claims, claims from prior distributors, labor and employment matters, personal injury matters, consumer class actions, securities actions and shareholder derivative actions. Such actions could be based on federal, state or local laws, and could be initiated by individual consumers seeking individual redress or class certification, or governmental regulators or agencies. We recently received a demand letter (the “Demand”) alleging that the marketing of our Kids’ SOS products violates Florida’s Deceptive and Unfair Trade Practices Act, and threatening to file a class action lawsuit in United States District Court for the Southern District of Florida, seeking at least $5 million in damages.  We do not believe that the claims set forth in the Demand have merit, and given that our total sales to end consumers of SOS Kids’ products is less than $700,000, we believe that class certification of those claims would not occur.  To our knowledge, no such lawsuit has been filed to date; in an effort to avoid any potential future litigation on this issue, we plan to change the packaging and ingredients of our SOS Kids’ products in the near future.

Any of the foregoing matters or other litigation, the threat thereof, or unfavorable media attention arising from pending or threatened product-related litigation could consume significant financial and managerial resources and result in decreased demand for our products, significant monetary awards against us, an injunction barring the sale of any of our products and injury to our reputation.  Our failure to successfully defend or settle any litigation or legal proceedings could result in liabilities that, to the extent not covered by our insurance, could have a material adverse effect on our financial condition, revenue and profitability, and could cause the market value of our common stock to decline.

If we encounter material product recalls, our business may suffer material losses and such recalls could damage our brand image and corporate reputation, also potentially resulting in material losses.

We take affirmative steps during the production of each batch of our products to ensure that it meets our quality control standards. Our ingredients are checked and blended with one co-packer, who is responsible for verifying proper formulation, ingredient blending and coordinating appropriate quality control through the use of internal and external resources. The product is then also tested and certified by two independent certification companies, NSF International and Informed Sport, to ensure we have the highest quality ingredients. Although we take such steps, and have had no product recalls in the past, there can be no assurance that we will not be required in the future to recall products entirely or from specific co-packers, markets, retailers or batches if such products become contaminated, damaged, mislabeled, defective or otherwise materially non-compliant with applicable regulatory requirements or our internal quality standards. A material product recall could adversely affect our profitability and our brand image and corporate reputation. We do not maintain recall insurance at this time.

Intellectual Property, Information Technology and Data Privacy Risks

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We own multiple trademarks that are very important to our business. We also own the copyright in, and to, a portion of the content on the packaging of our products. We also consider our SOS product formulations as proprietary trade secrets and, as such, always endeavor to keep them secret and proprietary by keeping them under strict lock and key. We regard our trademarks, copyrights, trade secrets, and similar intellectual property as critical to our success and endeavor to protect such intellectual property through registration and enforcement actions. However, there can be no assurance that other parties will not infringe or misappropriate our trademarks, copyrights, trade secrets, and similar proprietary rights. We also have been, and may in the future be, unable to use our trademarks, trade secrets, trade names or designs and/or trade dress in certain countries, which may impact sales of the affected brands and require increased expenditures, which could have an adverse effect on our business, financial condition or results of operations.

We must continually maintain, protect and/or upgrade our information technology systems, including protecting our sensitive information from internal and external cybersecurity threats.

Information technology enables us to operate efficiently, interface with customers, maintain financial accuracy and efficiency and accurately produce our financial statements. If we do not appropriately allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure, we could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions, and/or the loss of and/or damage to intellectual property through security breaches, including internal and external cybersecurity threats. Cybersecurity attacks are evolving and include, but are not limited to, malicious software (malware, ransomware and viruses), phishing and social engineering, attempts to gain unauthorized access to networks, computer systems and data, malicious or negligent actions of employees (including misuse of information they are entitled to access) and other forms of electronic security breaches that could lead to disruptions in business systems, an inability to process customer orders and/or lost customer orders, unauthorized release of confidential or otherwise protected information and corruption of data.

We rely on relationships with third parties, including suppliers, distributors, bottlers, contract packers, contractors, cloud data storage and other information technology service providers and other external business partners, for certain functions or for services in support of our operations. These third-party service providers and partners, with whom we may share data, are subject to similar risks relating to cybersecurity, privacy violations, business interruption, and systems, as well as employee failures.  While we have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational and operational risk.  These third parties may experience cybersecurity incidents that may involve data we share with them or rely on them to provide to us, and the need to coordinate with such third-parties, including with respect to timely notification and access to personnel and information concerning an incident, may complicate our efforts to resolve any issues that arise.

We believe that we have adopted appropriate measures including ongoing cybersecurity risk assessments to mitigate potential risks to our technology and our operations from these information technology-related disruptions. However, given the unpredictability of the timing, nature and scope of such disruptions, we could potentially be subject to operational interruption, damage to our brand image and private data exposure.

Moreover, if our data management systems do not effectively collect, store, process and report relevant data for the operation of our business (whether due to equipment malfunction or constraints, software deficiencies, cybersecurity attack and/or human error), our ability to effectively plan, forecast and execute our business plan and comply with applicable laws and regulations will be impaired, perhaps materially. Any such impairment could materially and adversely affect our financial condition, results of operations, cash flows and the timeliness with which we report our internal and external operating results.

If we fail to comply with data privacy and personal data protection laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which may negatively impact our business and operating results.

We receive, process, transmit and store information relating to certain identified or identifiable individuals (“personal data”), including current and former employees, in the ordinary course of business. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws are subject to change, and new personal data legislation may be enacted in other jurisdictions at any time. In the European Union, the General Data Protection Regulation (“GDPR”) became effective in May 2018 for all member states. The GDPR includes operational requirements for companies receiving or processing personal data of residents of the European Union different from those that were previously in place and also includes significant penalties for noncompliance.  Additionally, the California Consumer Privacy Act of 2018 (“CCPA”), which was enacted in June 2018 and came into effect on January 1, 2020, provides a new private right of action and statutory damages for certain data breaches and imposes operational requirements on companies that process personal data of California residents, including making new disclosures to consumers about data collection, processing and sharing practices and allowing consumers to opt out of certain data sharing with third parties.

Changes introduced by the GDPR and the CCPA, as well as other changes to existing personal data protection laws and the introduction of such laws in other jurisdictions, subject the Company to, among other things, additional costs and expenses and may require costly changes to our business practices and security systems, policies, procedures and practices. There can be no assurances that our security controls over personal data, training of personnel on data privacy and data security, vendor management processes, and the policies, procedures and practices we implement will prevent the improper processing or breaches of personal data.  Data breaches or improper processing, or breaches of personal data in violation of the GDPR, the CCPA and/or of other personal data protection or privacy laws and regulations, could harm our reputation, cause loss of consumer confidence, subject us to government enforcement actions (including fines), or result in private litigation against us, which may result in potential loss of revenue, increased costs, liability for monetary damages or fines and/or criminal prosecution, thereby negatively impacting our business and operating results.

Financial Risks

Fluctuations in foreign currency exchange rates may adversely affect our operating results.

We are exposed to foreign currency exchange rate risk with respect to our sales, expenses, profits, assets and liabilities denominated in currencies other than the U.S. dollar. We may enter into forward currency exchange contracts with financial institutions to create an economic hedge to specifically manage a portion of the foreign exchange risk exposure associated with certain consolidated subsidiaries’ non-functional currency denominated assets and liabilities. We have not used instruments to hedge against all foreign currency risks and are therefore not protected against all foreign currency fluctuations. As a result, our reported earnings may be affected by changes in foreign currency exchange rates. Moreover, any favorable impacts to profit margins or financial results from fluctuations in foreign currency exchange rates are likely to be unsustainable over time.

Potential changes in accounting standards or practices and/or taxation may adversely affect our financial results.

We cannot predict the impact that future changes in accounting standards or practices may have on our financial results. New accounting standards could be issued that change the way we record revenues, expenses, assets and liabilities. These changes in accounting standards could adversely affect our reported earnings. Increases in direct and indirect income tax rates could affect after-tax income. Equally, increases in indirect taxes (including environmental taxes pertaining to the disposal of beverage containers and/or indirect taxes on beverages generally or energy drinks in particular) could affect our products’ affordability and reduce our sales.

Risks Relating to our Common Stock and the Offering

The market price of our common stock and Warrants may be highly volatile, and you could lose all or part of your investment.

Prior to this offering, there was no public market for the shares of our common stock or the Warrants. The offering price for the Units sold in this offering will be determined by negotiation between the underwriters and us. This price may not reflect the market price of our common stock or Warrants following this offering. As a result, the trading price of our common stock and Warrants is likely to be volatile, which may prevent you from being able to sell your shares or Warrants at or above the public offering price. Our prices of our common stock or Warrants could be subject to wide fluctuations in response to a variety of factors, which include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	announcements of technological innovations by us or our competitors;

●	announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;

●	overall conditions in our industry and market;

●	addition or loss of significant customers;

●	changes in laws or regulations applicable to our products;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or achievement of significant milestones;

●	additions or departures of key personnel;

●	competition from existing products or new products that may emerge;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;

●	announcement or expectation of additional financing efforts;

●	sales of our common stock or Warrants by us or our stockholders;

●	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	reports, guidance and ratings issued by securities or industry analysts; and

●	general economic and market conditions.

If any of the forgoing occurs, it would cause our stock and Warrant prices or trading volume to decline. Stock markets in general and the market for companies in our industry in particular have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock or Warrants. You may not realize any return on your investment in us and may lose some or all of your investment.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you disagree or that may not yield a return.

While we set forth our anticipated use for the net proceeds from this offering in the section titled “Use of Proceeds,” our management will have broad discretion on how to use and spend any proceeds that we receive from this offering and may use the proceeds in ways that differ from the anticipated uses set forth in this prospectus. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds with only limited information concerning management’s specific intentions. It is possible that we may decide in the future not to use the proceeds of this offering in the manner described in this offering. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. Investors will receive no notice or vote regarding any such change and may not agree with our decision on how to use such proceeds. If we fail to utilize the proceeds we receive from this offering effectively, our business and financial condition could be harmed, and we may need to seek additional financing sooner than expected. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is no existing market for our common stock and Warrants and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our common stock or Warrants. Although we have filed an application to list our common stock and Warrants on the Nasdaq (under the symbols “SOSH” and “SOSHW” respectively), there is no assurance that our application will be approved, and an active trading market for our common stock and Warrants may never develop or be sustained following this offering. You may not be able to sell your shares or Warrants quickly or at the market price if trading in our common stock and Warrants is not active. The initial public offering price for the Units will be determined by negotiations between us and the underwriters and may not be indicative of prices of our common stock or Warrants that will prevail in the trading market. You may not be able to sell your shares of our common stock or Warrants at or above the price you paid in the offering. As a result, you could lose all or part of your investment. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock or Warrants and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

Our failure to meet the continued listing requirements of Nasdaq could result in de-listing of our common stock and Warrants.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock and Warrants. Such a de-listing would likely have a negative effect on the price of our common stock and Warrants and would impair your ability to sell or purchase our common stock and Warrants when you wish to do so. In the event of a de-listing, we would take actions to try to restore our compliance with Nasdaq Marketplace Rules, but our common stock and Warrants may not be listed again, and such actions may not stabilize the market price or improve the liquidity of our common stock or Warrants, prevent our common stock or Warrants from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq Marketplace Rules.

The Warrants offered by this prospectus may not have any value.

The Warrants offered by this prospectus will be exercisable for five years from the date of initial issuance at an initial exercise price equal to $  (which shall equal 100% of the public offering price per Unit set forth on the cover page of this prospectus). There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Warrants. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

A Warrant does not entitle the holder to any rights as common stockholders until the holder exercises the Warrant for a share of our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, your Warrants will not provide you any rights as a common stockholder. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly and could decline below the initial public offering price. After giving effect to this offering, we will have outstanding 8,536,302 shares of common stock based upon an assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range for the Units set forth on the cover page of this prospectus and, assuming no exercise of outstanding options and warrants, including the Warrants. Of these shares, 1,995,060 shares are registered on the alternate prospectus and, together with 1,318,181 shares of common stock offered hereby, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market. If these stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business. We also intend to register all shares of common stock that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus.

After the expiration of the lock-up agreements pertaining to this offering with our directors, executive officers and certain stockholders owning in excess of 1% of our outstanding shares of common stock, additional shares will be eligible for sale in the public market. In addition, upon issuance, the 565,958 shares subject to outstanding options under our Equity Incentive Plan and the shares reserved for future issuance under our Plan will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

If you purchase Units in this offering, you will suffer immediate dilution of your investment in the shares of common stock comprising such Units.

The public offering price of the shares of common stock comprising the Units offered hereby will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase Units in this offering, you will pay a price per share of the common stock comprising such Units that substantially exceeds our net tangible book value per share after this offering. Based on an assumed initial public offering price of $5.50 per share, which is the midpoint of the price range for the Units set forth on the cover page of this prospectus, and including the issuance of certain RSUs and warrants which will vest in connection with this offering (as more fully described in “Dilution” herein), you will experience immediate dilution of $4.596 per share, representing the difference between our pro forma net tangible book value per share, after giving effect to this offering, and the assumed initial public offering price. In addition, purchasers of common stock in this offering will have contributed approximately 30.1% of the aggregate price paid by all purchasers of our stock but will own only approximately 15.4% of our common stock outstanding after this offering.

We may be required to issue additional warrants to investors, and may be required to add an investor-appointed board member to our board, if certain revenue thresholds are not met.

In June 2022, we sold an aggregate 1,252,938 shares of stock, and warrants to purchase an aggregate 1,252,938 shares of stock, to three accredited investors. Each warrant expires seven and a half years from the date of grant. We will be required to issue an additional warrant to purchase an aggregate 1,252,938 shares of stock to these investors if we do not generate at least $9,400,000 in revenue for the calendar year ending December 31, 2023. Furthermore, if we do not generate at least $6,266,667 in revenue for the calendar year ending December 31, 2023, we will be required to extend the expiration dates of the warrants (both the initial warrant, and the subsequently issued warrant) to 12 years from the grant date. Furthermore, if we do not generate at least $6,000,000 in revenue for the calendar year ending December 31, 2023, the investors shall have the right to designate one (1) individual for nomination to our Board of Directors no later than March 30, 2024.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 2026 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.07 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will incur significant costs as a result of operating as a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we will incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act, as well as rules implemented by the SEC and Nasdaq. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel will devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Act and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costlier.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls when we become subject to this requirement could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our common stock could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and operating results.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock and Warrants.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock and Warrants.

Control by insiders may prevent changes in control even if such changes would be beneficial to other stockholders.

As of September 28, 2022, our CEO and chairman of our board of directors, James Mayo, beneficially owns and/or exercises voting control over approximately 32.5% of our outstanding common stock, including unexercised options that are vested or vest within 60 days of September 28, 2022, and our directors and officers as a group own or exercise voting control over 40.9% of our outstanding common stock, including unexercised options that are vested or vest within 60 days of September 28, 2022. As of September 28, 2022, including unexercised options that are vested or vest within 60 days of September 28, 2022, one of our investors, JTM LLC, owns and/or controls approximately 27.6% of our outstanding common stock, and another, Bertrand Le Pan de Ligny, owns and/or controls approximately 10.9% of our common stock. Although neither of these two investors have any affiliation with the Company other than as stockholders, they, along with Mr. Mayo, or in combination with the rest of our board of directors, could exercise significant control over matters submitted to a vote of our stockholders, including electing directors, amending organizational documents and disapproving extraordinary transactions such as a takeover attempt, even though such actions may be favorable to the other common stockholders.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our articles of incorporation limit the forum of certain lawsuits against us.

Our articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Nevada Eighth Judicial District Court of Clark County Nevada will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Nevada Eighth Judicial District Court of Clark County Nevada will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim for breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s shareholders; any action arising or asserting a claim arising pursuant to any provision of Nevada Revised States Chapters 78 or 92A or any provision of our articles of incorporation or bylaws; and any action to interpret, apply, enforce or determine the validity of our articles of incorporation or bylaws; any action asserting a claim against us that is governed by the internal affairs doctrine.

This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

If a court were to find the choice of forum provision contained in our articles of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Units that we are offering will be approximately $6 million, based upon the initial public offering price of $5.50 per Unit (which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ over-allotment option to purchase additional shares and Warrants in this offering is exercised in full, we estimate that our net proceeds will be approximately $7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our financial flexibility, create a public market for our common stock and to facilitate future access to the public equity markets for us and our stockholders. We currently intend to use the net proceeds from this offering as follows:

●	Approximately $500,000 for new hires in sales and support staff;

●	Approximately $500,000 for paid Internet search advertising;

●	Approximately $1,400,000 for other sales and marketing expenses;

●	Approximately $1,600,000 to repay certain debt obligations;

●	Approximately $2,000,000 for working capital and general corporate purposes.

The repayment of debt includes up to $1,022,727 of principal and $40,929 in interest owed on our Senior Secured Notes (see Financing Transactions, 2021 Bridge Financing, below), and $500,000 in principal, and $20,979 in interest, for our SBA-EIDL loan. Each Senior Secured Note accrues interest at an annual rate of 12%, of which 10% is to be paid monthly, and the remaining 2% to remain unpaid, compound annually, and is due and payable on the maturity date. Each Senior Secured Note is due and payable on the earlier of: (a) June 23, 2023, (b) the closing of a “Qualified Subsequent Financing”, or (c) the closing of an initial public offering. The proceeds from these Senior Secured Notes were used for legal, accounting, and other expenses related to this offering, and to purchase inventory. Our SBA Economic Injury Disaster Loan bears interest at 3.75% per annum, and matures June 9, 2050. In connection with entering into the EIDL Loan, the Company also executed a security agreement, pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. The Company is required to pay the SBA principal and interest payments of $2,494 every month.

Pending the use of proceeds to us from this offering as described above, we intend to invest the net proceeds to us from this offering in short-term and long-term interest-bearing obligations, including government and investment-grade debt securities and money market funds.

The amounts and timing of our actual expenditure, including expenditure related to sales and marketing and product development will depend on numerous factors, including the status of our product development efforts, our sales and marketing activities, expansion, the amount of cash generated or used by our operations, competitive pressures and other factors described under “Risk Factors” in this prospectus. We therefore cannot estimate the amount of net proceeds to be used for the purposes described above. In the event our plans change, our assumptions change or prove to be inaccurate, or the net proceeds of this offering are less than as set forth herein or otherwise prove to be insufficient, it may be necessary or advisable to reallocate proceeds or curtail expansion activities, or we may be required to seek additional financing or curtail our operations.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Our loan and security agreement with Bank of the West may restrict our ability to pay cash dividends on our common stock, and we may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

24

CAPITALIZATION

The following table sets forth our cash, cash equivalents, and capitalization as of June 30, 2022, as follows:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the vesting after closing of this offering of 250,000 Restricted Stock Units granted to our CEO, fair value of $1,282,100, (ii) the issuance in July 2022 of 57,000 shares of common stock, and (iii) the issuance, upon effectiveness of the registration statement that this prospectus forms a part, to a consultant of a warrant to purchase up to 113,255 shares (based on the outstanding securities of the Company as of the date hereof) with an exercise price of $2.86 per share that is exercisable on a cashless exercise basis and has estimated fair value of $623,000; and

●	on a pro forma as adjusted basis, giving effect to the sale and issuance by us of 1,318,181 Units in this offering, based upon the initial public offering price of $5.50 per Unit (which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus), after the repayment of debt in the principal amount of $1,522,727, plus interest in the amount of $61,908, using offering proceeds, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Cash and cash equivalents(1)	$1,877,097	$1,877,097	$6,424,370

Debt:
Notes payable, net of discount(2)	1,068,636	1,068,636	46,732
Total debt	1,068,636	1,068,636	46,732

Stockholders’ equity:
Common stock, $0.001 Par Value, 20,000,000 Shares Authorized, 6,911,121 shares issued, 8,536,302 shares issued (pro forma, as adjusted)(3), at June 30, 2022	6,911	7,218	8,536
Additional paid-in capital	21,820,850	23,927,423	29,996,105
Accumulated other comprehensive loss	(58,328)	(58,328)	(58,328)
Accumulated (deficit)(4)	(19,620,659)	(21,727,539)	(22,228,362)
Total stockholders’ equity	2,148,774	2,148,774	7,717,951
Total capitalization	$3,217,410	$3,217,410	$7,764,683

(1) The increase in “pro forma, as adjusted” cash is comprised of the gross offering proceeds of $7,250,000, less underwriting discounts of $580,000, less offering expenses of $600,000, less the payment of notes payable. Of the notes payable, $1,022,727 in principal, and $40,929 in interest, is due to the holders of Senior Secured Notes, which will be paid from proceeds of this offering, and $500,000 in principal, and $20,979 in interest, is owed to the Small Business Administration pursuant to a loan issued pursuant to the Economic Injury Disaster program, and will be paid from the proceeds of this offering. The increase in cash does not account for the payment of interest due on the Senior Secured Notes or the EIDL loan, both of which will be paid out of the proceeds of this offering (see “Use of Proceeds” herein).

(2) The decrease in “pro forma, as adjusted” notes payable reflects the payment of $1,022,727 in principal due on the Senior Secured Notes and the effects of the accelerated amortization on $500,823 of debt discounts related thereto, and $500,000 owed to the Small Business Administration pursuant to a loan issued pursuant to the Economic Injury Disaster program, net.

(3) The increase in pro forma, as adjusted, shares issued, is comprised of:

Shares issued as of June 30, 2022	6,911,121
Shares issued in July 2022	57,000
Shares vesting at closing	250,000
Pro forma shares issued	7,218,121
Shares issued to investors in offering	1,318,181
Pro forma, as adjusted, shares issued	8,536,302

(4) The increase in the accumulated deficit in “pro forma, as adjusted”, reflects the accelerated amortization on $500,823 of debt discounts related to the payment of the Senior Secured Notes payable, $201,780 of expense related to the issuance of 57,000 shares of common stock issued in July 2022 for services provided to the Company, and the $623,000 estimated fair value of contingent consultant warrants to Poppleton Partners.

The number of shares of our common stock as of June 30, 2022, is 6,911,121, and excludes:

●	480,382 shares of common stock issuable upon exercise of stock options, at a weighted average exercise price of $1.56 per share;

●	2,961,528 shares of common stock issuable upon exercise of warrants, at a weighted average exercise price of $3.69 per share;

●	1,319,618 shares of our common stock reserved for future issuance under our 2013 Equity Plan (which is equal to 17.6% of our issued and outstanding common stock immediately after the consummation of this offering, less the number of outstanding option grants);

●	113,255 shares of our common stock issuable to a consultant upon the exercise of a warrant that will be issued upon the effectiveness of the registration statement of which this prospectus forms a part, which shares shall be issuable on a cashless basis using a formula based on the then-current stock price and $2.86 as the exercise price of the warrant;

●	57,000 shares of common stock issued in July 2022 for services provided to the Company;

●	the vesting after closing of this offering of 250,000 Restricted Stock Units granted to our CEO, fair value of $1,282,100; and

●	617,177 shares of common stock issuable upon exercise of stock options, at a weighted average exercise price of $3.54 per share, issued in July 2022.

A $1.00 increase or decrease in the assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $1.2 million,  assuming the number of Units offered by us, as stated on the cover page of this prospectus, remains unchanged and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of Units we are offering would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $550,000, assuming the assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each 100,000 Unit increase in the number of Units offered by us at the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase each of cash and total stockholders’ (deficit) equity by approximately $500,000 after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. Conversely, each 100,000 Unit decrease in the number of Units offered by us at the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) would decrease each of cash and total stockholders’ (deficit) equity by approximately $500,000 after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our common stock and as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value (deficit) is the amount of our total assets less our liabilities. Our historical net tangible book value (deficit) per share is our historical net tangible book value (deficit) divided by the number of shares of common stock outstanding as of June 30, 2022. Our historical net tangible book value as of June 30, 2022, was $2,145,032, or $0.31 per share of common stock.

Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to (i) the vesting of 250,000 restricted stock units issued to our CEO, (ii) $201,780 of expense related to the issuance of 57,000 shares of common stock issued in July 2022 for services provided to the Company, and (iii) the issuance, upon effectiveness of the registration statement that this prospectus forms a part, to a consultant of a warrant to purchase up to 113,255 shares (based on the outstanding securities of the Company as of the date hereof) with an exercise price of $2.86 per share (collectively, the “Pro Forma Issuances”). Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of June 30, 2022, after giving effect to the pro forma adjustments described above. Our pro forma net tangible book value as of June 30, 2022, was $2,145,032, or $0.297 per share of our common stock.

After giving further effect to the sale of 1,318,181 shares of common stock included in each Unit in this offering at an assumed initial public offering price of $5.50 per share of common stock included in each Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, after the repayment of debt in the principal amount of $1,522,727 plus interest of $61,908 using offering proceeds, including the effect of the acceleration of a debt discount associated with the repayment, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, but assuming no exercise of the Warrants included in the Units offered hereby or the warrants granted to the Representative of the underwriters, our as-adjusted net tangible book value as of June 30, 2022, would have been approximately $7,714,209, or approximately $0.904 per share of common stock. This represents and immediate increase in net tangible book value of $0.593 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $4.596 per share to purchasers of Units in this offering.

The following table illustrates this dilution:

Assumed initial public offering price per Unit	$5.50
Historical net tangible book value per share as of June 30, 2022	$0.310
Increase in pro forma, as adjusted net tangible book value per share attributable to the Pro Forma Issuances and to this offering	$0.593
As adjusted net tangible book value per share after this offering	$0.904
Dilution per share to new investors participating in this offering	$4.596

A $1.00 increase or decrease in the assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, our pro forma as adjusted net tangible book value as of June 30, 2022 after this offering by approximately $1,213,000, or approximately $0.142 per share, and would increase or decrease, as applicable, dilution to investors in this offering by approximately $0.142 per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discount and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of Units we are offering would increase or decrease, as applicable, our pro forma as adjusted net tangible book value as of June 30, 2022 after this offering by approximately $500,000, or approximately $0.059 per share, and would increase or decrease, as applicable, dilution to investors in this offering by approximately $0.059 per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discount and estimated offering expenses payable by us.

Each 100,000 Unit increase in the number of Units offered by us at the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase each of cash and total stockholders’ (deficit) equity by approximately $500,000 after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. Conversely, each 100,000 Unit decrease in the number of Units offered by us at the assumed initial public offering price of $5.50 per Unit (the midpoint of the estimated price range set forth on the cover page of this prospectus) would decrease each of cash and total stockholders’ (deficit) equity by approximately $500,000 after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase additional shares of our common stock and Warrants in this offering, the pro forma as adjusted net tangible book value will increase to $0.998 per share, representing an increase in pro forma as adjusted net tangible book value to existing stockholders of $0.687 per share, and a dilution of $4.502 per share to new investors participating in this offering.

The following table sets forth, on the pro forma as adjusted basis described above as of June 30, 2022, the differences between our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share paid to us, based on an assumed initial public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, but assuming no exercise of the Warrants included in the Units offered hereby.

	Shares Purchased		Total Consideration		Weighted Average Price per Share
	Number	Percent	Amount	Percent
Existing stockholders	7,218,121	84.6%	$16,822,000	69.9%	$2.33
New investors	1,318,181	15.4	7,250,000	30.1	$5.50
Total	8,536,302	100.0%	$24,072,000	100.0%	$2.82

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the number of shares held by existing stockholders will be reduced to 82.6% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased to 17.4% of the total number of shares of common stock that will be outstanding upon completion of the offering.

To the extent that any outstanding options or warrants, including the Warrants, are exercised, new options are issued under our 2013 Equity Plan, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. If all outstanding options and warrants as of June 30, 2022, other than the option held by the underwriters, and the Warrants included in the Units offered hereby, were exercised, then our existing stockholders, including holders of such options and warrants, would own 89.1% and our new investors would own 10.9% of the total number of shares of our common stock outstanding upon the completion of this offering. In such event, the total consideration paid by our existing stockholders, including the holders of such options and warrants, would be approximately $29.0 million, or 79.8%, the total consideration paid by our new investors would be $6.6 million, or 20.2% of the total consideration for our common stock outstanding upon the completion of this offering, and the weighted average price per share paid by our existing stockholders would be $2.66 and the average price per share paid by our new investors would be $5.50.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 6,968,121 shares of common stock outstanding as of September 28, 2022, and the vesting of 250,000 Restricted Stock Units at the closing of the offering, and excludes as of such date:

●	565,958 shares of common stock issuable upon exercise of stock options, at a weighted average exercise price of $1.56 per share, of which 34,357 shares are unvested;

●	2,961,528 shares of common stock issuable upon exercise of warrants, at a weighted average exercise price of $3.69 per share;

●	96,000 shares of common stock issuable upon the exercise of the warrants to purchase shares of our common stock issued or issuable to the underwriters in connection with this offering;

●	1,319,618 shares of our common stock reserved for future issuance under our 2013 Equity Plan (which is equal to 17.6% of our issued and outstanding common stock immediately after the consummation of this offering, less the number of outstanding option grants);

●	702,441 shares of our common stock reserved for future issuance under our 2013 Equity Incentive Plan (which is equal to 8% of our issued and outstanding common stock immediately after the consummation of this offering, less the number of outstanding option grants); and

●	113,255 shares of our common stock issuable to a consultant upon the exercise of a warrant that will be issued upon the effectiveness of the registration statement of which this prospectus forms a part, which shares shall be issuable on a cashless basis using a formula based on the then-current stock price and $2.86 as the exercise price of the warrant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and operating results together with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus. The last day of our fiscal year is December 31. Our fiscal quarters end on March 31, June 30, September 30, and December 31, and our past fiscal year ended on December 31, 2021.

Components of Results of Operations

Revenue

We derive revenue from the sale of our SOS Hydration liquids and powders, including our PAW Patrol kids’ brand, primarily through sales to our retail channel partners, and also direct to consumers through e-commerce channels such as our website. Provided that all other revenue recognition criteria have been met, we typically recognize revenue upon shipment, as title and risk of loss are transferred to customers and channel partners at that time. Products we sell online are typically shipped directly to the consumer. Our product revenues vary from period to period based on, among other things, the orders received and our ability to produce and deliver the ordered products. Our retail partners often specify requested delivery dates that coincide with their need for our products.

Because our retail partners order product based on what they perceive to be future demand from their customers, orders for one reporting period generally do not necessarily indicate a trend for future orders by that retail partner.

 Seasonal Revenue Fluctuations

Although management believes that demand for our products tends to increase during summer and fall, as people in general tend to notice dehydration more during warmer months, we have yet to see such demand translate into ordering patterns from our retail partners.

Cost of Revenue

Cost of revenue primarily consists of costs of materials, costs paid to third-party contract manufacturers (which may include the costs of components), and personnel costs associated with manufacturing and support operations. Personnel costs consist of wages, bonuses, benefits, stock-based compensation expenses. Cost of revenue also includes freight, allocated overhead costs and inventory write-offs and changes to our inventory and warranty reserves. Allocated overhead costs consist of certain facilities and utility costs. We expect cost of revenue to increase in absolute dollars, as product revenue increases.

Operating Expenses

Our operating expenses consist of general and administrative, and sales and marketing expenses. Salaries and personnel-related costs, benefits, and stock-based compensation expenses are the most significant components of each category of operating expenses. Operating expenses also include allocated overhead costs for facilities and utility costs.

General and Administrative

General and administrative expense consists primarily of employee compensation and related expenses for administrative functions including finance, legal, human resources and fees for third-party professional services, as well as allocated overhead. We expect our general and administrative expense to increase in absolute dollars as we continue to invest in growing the business.

Sales and Marketing

Sales and marketing expense consists primarily of employee compensation and related expenses, sales commissions, marketing programs, travel and entertainment expenses, as well as allocated overhead. Marketing programs consist of advertising, tradeshows, events, corporate communications and brand-building activities. We expect sales and marketing expenses to increase in absolute dollars as we expand our sales force, increase marketing resources, and further develop sales channels.

Interest and Other Income, Net

Other income consists of income received for activities outside of our core business. This includes interest income, and gains on the early extinguishment of debt. Other expense consists of interest expense.

Provision for Income Taxes

Provision for income taxes consists of estimated income taxes due to the United States government and to the state tax authorities in jurisdictions in which we conduct business.

Results of Operations – Three and Six Months Ended June 30, 2022 and 2021

The following tables set forth selected items in our consolidated financial data for the three and six months ended June 30, 2022, as compared with the three and six months ended June 30, 2021.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$948,705	$531,797	$1,682,285	$1,255,328
Cost of goods sold	552,779	369,709	1,114,726	722,234
Gross profit	395,926	162,088	567,559	533,094

Operating expenses:
General and administrative	1,572,918	1,363,004	3,252,421	1,974,790
Professional fees	497,693	729,879	976,318	1,503,100
Bad debts expense	18,128	—	32,154	40,000
Depreciation and amortization expense	6,603	7,038	13,206	13,677
Total operating expenses	2,095,342	2,099,921	4,274,099	3,531,567

Operating loss	(1,699,416)	(1,937,833)	(3,706,540)	(2,998,473)

Other income (expense):
Other income	—	—	70,517	63,573
Interest income	1,127	2,081	2,577	3,614
Interest expense	(175,287)	(21,003)	(350,951)	(32,468)
Total other income (expense)	(174,160)	(18,922)	(277,857)	34,719

Net loss	$(1,873,576)	$(1,956,755)	$(3,984,397)	$(2,963,754)

Revenue

Our revenue in the three months ended June 30, 2022, as compared with the three months ended June 30, 2021, increased by 78.4%. Our revenue in the six months ended June 30, 2022, as compared with the six months ended June 30, 2021, increased by 34.0%. The increase in revenue was attributable to multiple factors related to an increase in the volume of product sold, including increased brand recognition, new retail partners (Walmart and Whole Foods), increased accessibility with current retail partners (CVS), and increased online sales. It is difficult to identify trends in our revenues due to multiple factors. For example, in the six months ended June 30, 2022, we did not have any initial large purchase orders from new clients, as compared with the same period in 2021; thus, our retail sales this year were primarily repeat purchases due to retail-store sell through, an important factor retailers consider for future purchases. Retail customers typically place a large initial order to stock their shelves with product, and then implement a demand planning cycle, whereby they base purchases on historical sales and forward projections. Furthermore, the amount of money we spend marketing directly affects our revenues. We intend to increase our marketing budget upon completion of the initial public offering of our securities, and expect such an increase will result in an increase in revenues. The timing and completion of such offering are uncertain.

Cost of goods sold and gross profit

As a percent of revenue, cost of goods sold decreased from 69.5% to 58.3% for the three months ended June 30, 2022, and increased from 57.5% to 66.3% for the six months ended June 30, 2022. These variances are due to increased costs associated with smaller runs of our ready-to-drink products, which are sometimes necessary with new clients, as well as varying shipping costs for our ready-to-drink products for clients located away from our shipping locations. We expect these variances to continue until our sales justify production of our ready-to-drink products in larger runs, and justify opening manufacturing and warehousing in more locations across the United States.

General and Administrative Expense

Our general and administrative expense in the three months ended June 30, 2022, as compared with the three months ended June 30, 2021, increased by 15.4%. Our general and administrative expense in the six months ended June 30, 2022, as compared with the six months ended June 30, 2021, increased by 64.7%. The largest components of our general and administrative expenses are advertising and marketing, and salary and wages.

	Three Months Ended June 30,
	2022	2021	Difference	% change
Advertising/marketing	$769,468	$587,188	$182,280	31.0%
Salary, wages and benefits	$395,540	$141,049	$254,491	180.4%

	Six Months Ended June 30,
	2022	2021	Difference	% change
Advertising/marketing	$1,587,151	$840,892	$746,259	88.7%
Salary, wages and benefits	$854,803	$371,161	$537,642	169.5%

We have increased our advertising and marketing budget as resources permitted, and intend to further increase the budget upon completion of our initial public offering. Salary, wages and benefits have increased as we have expanded our staff in relation to the increase in our revenues. Stock-based compensation increased due to increased level of equity compensation paid to our employees and consultants.

Professional Fees

Professional fees in the three months ended June 30, 2022, as compared with the three months ended June 30, 2021, decreased by 31.8%. Professional fees in the six months ended June 30, 2022, as compared with the six months ended June 30, 2021, increased by 35.0%. These fees decreased due to certain one-time costs related to the initial public offering or our securities, and decreased activity related thereto thus far in 2022.

Interest Expense

Interest expense in the three months ended June 30, 2022, as compared with the three months ended June 30, 2021, increased by 734.6%. Interest expense in the six months ended June 30, 2022, as compared with the six months ended June 30, 2021, increased by 980.9%. The increase was primarily non-cash charges due the value of warrants issued as debt discounts on notes payable.

UK Operations

Our wholly-owned subsidiary in the UK generated $246,888 in revenue during the six months ended June 30, 2022, as compared to $217,745, during the six months ended June 30, 2021, an increase of $29,143, or 13%. This accounted for 15% and 17% of our total revenue for the six months ended June 30, 2022 and 2021, respectively. As a result of restrictions imposed during the COVID-19 pandemic, our sales in the UK have shifted primarily online, accounting for over 78% during the six months ended June 30, 2022, with retail accounting for the remainder.

Our wholly-owned subsidiary in the UK generated $152,224 in revenue during the three months ended June 30, 2022, as compared to $146,159, during the three months ended June 30, 2021, an increase of $6,065, or 4%. This accounted for 16% and 27% of our total revenue for the three months ended June 30, 2022 and 2021, respectively. As a result of restrictions imposed during the COVID-19 pandemic, our sales in the UK have shifted primarily online, accounting for over 81% during the three months ended June 30, 2022, with retail accounting for the remainder.

Results of Operations – Years Ended December 31, 2021 and 2020

The following tables set forth selected items in our consolidated financial data for the year ended December 31, 2021, as compared with the year ended December 31, 2020.

	For the Year Ended December 31,
	2021	2020

Revenues	$3,722,649	$1,782,632
Cost of goods sold	2,557,533	1,241,760
Gross profit	1,165,116	540,872

Operating expenses:
General and administrative	5,228,987	1,614,331
Professional fees	2,640,787	598,411
Bad debts expense	88,959	76
Depreciation expense	27,682	4,098
Total operating expenses	7,986,415	2,216,916

Operating loss	(6,821,299)	(1,676,044)

Other income (expense):
Other income	132,790	12,331
Interest income	9,547	73
Interest expense	(406,133)	(84,806)
Total other income (expense)	(263,796)	(72,402)

Net loss	$(7,085,095)	$(1,748,446)

Comparison of the years ended December 31, 2021 and 2020

Revenue

Our revenue increased by $1,940,017, or 108.8%, during the year ended December 31, 2021, as compared to the year ended December 31, 2020. The increase in revenue was attributable to multiple factors related to an increase in the volume of product sold, including increased brand recognition, new retail partners (Walmart and Whole Foods), increased accessibility with current retail partners (CVS), and increased online sales.

Cost of goods sold and gross profit

As a percent of revenue, cost of goods sold decreased from 69.7% to 68.7% during the year ended December 31, 2021, as compared to the year ended December 31, 2020. The decrease in cost of goods sold is related to increased buying power resulting from increased volume of raw materials purchased, offset by an increased volume of sales to national retailers of products with lower profit margins. However, we do expect our raw material costs to increase during the year ending December 31, 2022, due to inflationary pressure. As a result of the decrease in cost of goods, our gross margin percent increased slightly in the same period, from 30.3% to 31.3%.

General and Administrative Expense

General and administrative expense increased $3,614,656, or 223.9%, for the year ended December 31, 2021, as compared to the year ended December 31, 2020. The largest components of our general and administrative expenses are advertising and marketing, and salary and wages.

	Year ended December 31,
	2021	2020	Difference	% change
Advertising/marketing	$2,537,520	$850,472	$396,279	198.4%
Salary and wages	$1,050,984	$489,686	$40,855	114.6%

We have increased our advertising and marketing budget as resources permitted, and intend to further increase the budget upon completion of our initial public offering. Payroll and related expenses have increased as we have expanded our staff in relation to the increase in our revenues. Stock-based compensation increased due to increased level of equity compensation paid to our employees and consultants.

General and administrative expenses increased as a percentage of revenue to 140.5% during the year ended December 31, 2021, as compared to 90.6% during the year ended December 31, 2020.

During the year ending December 31, 2022, we expect to incur $1,282,100 of expense related to the vesting of 250,000 shares of restricted stock units issued to our CEO, James Mayo, upon the consummation of the initial public offering of our common stock and warrants as described in this prospectus, which we expect will result in an increase in general and administrative expenses as a percentage of revenue compared to prior periods.

Professional Fees

Professional fees increased $2,042,376, or 341.3%, during the year ended December 31, 2021, as compared with the year ended December 31, 2020. These fees increased due to the retention of professionals related to the initial public offering of our securities.

During the year ended December 31, 2021, of the $2,640,787 in professional fees, $1,633,030 were non-cash stock-based compensation, compared to $356,291 of non-cash stock-based compensation during the year ended December 31, 2020. Non-cash stock-based compensation consisted of $163,858 related to stock issued for services and $1,469,172 related to the amortization of stock options issued for services for the year ended December 31, 2021. Stock-based compensation consisted entirely of the amortization of stock options issued for services for the year ended December 31, 2020. During the year ending December 31, 2022, we expect to incur approximately $623,000 of stock-based compensation related to the issuance of a warrant to purchase 113,255 shares of common stock that will be issued upon this registration statement becoming effective, which we expect will result in an increase in professional fees as compared to prior periods.

Interest Expense

Interest expense increased $321,327, or 378.9%, for the year ended December 31, 2021, as compared to the year ended December 31, 2020, due to increased financing activities in 2021, including interest accrued on notes issued in the June 2021 Bridge Financing (see Financing Transactions, 2021 Bridge Financing, below), and noncash amortization of warrant discounts issued in conjunction with the June 2021 Bridge Financing and stock sales. During the year ending December 31, 2022, we expect to recognize the remaining $754,032 of non-cash interest expense related to the amortization of warrant discounts upon the consummation of the initial public offering of our common stock and warrants as described in this prospectus, which we expect will result in an increase in interest expense as compared to prior periods.

UK Operations

Our wholly-owned subsidiary in the UK generated $441,878 in revenue during the year ended December 31, 2021, as compared to $263,719, in the year ended December 31, 2020, a 68% increase. This accounted for 12% and 15% of our total revenue for the year ended December 31, 2021 and 2020, respectively. As a result of restrictions imposed during the COVID-19 pandemic, our sales in the UK have shifted primarily online, accounting for over 78% during the year ended December 31, 2021, with retail accounting for the remainder.

Liquidity and Capital Resources

Our primary sources of liquidity come from cash generated through operations and cash generated from the sale of our securities, including our common stock and promissory notes. For the year ended December 31, 2021, we had a gross profit of $1,165,116, used $4,190,156 net cash in operations, and had a net loss of $7,085,095. For the six months ended June 30, 2022, we had a gross profit of $567,559, used $3,927,809 net cash in operations, and had a net loss of $3,984,397. During the year ended December 31, 2021, we received $5,501,804 and $5,015,016 gross and net proceeds from the sale of our notes and common stock. During the six months ended June 30, 2022, we received $4,711,576 gross and net proceeds from the sale of our common stock and warrants. At June 30, 2022, we had working capital of $2,528,198, and as of June 30, 2022, our cash on hand may not be sufficient to sustain our operations.

Based on our current plans and business conditions, we believe that the cash received form our initial public offering, and cash generated from operations, will be sufficient to satisfy our anticipated cash requirements for at least the next twelve months and the foreseeable future.

Our future capital requirements will depend on many factors including our growth rate, the timing and extent of spending to support development efforts, the expansion of our sales and marketing, the timing of new product introductions and the continuing market acceptance of our products and services.

We may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, operating results and financial condition would be adversely affected.

Contractual Obligations and Commitments

The following table sets forth our non-cancellable contractual obligations as of June 30, 2022.

	Total	Less than 1 year	1-3 years	More than 3 years
Notes payable	$1,569,459	$1,043,147	$26,312	$500,000
Operating leases	274,819	146,135	128,684	—
Total	$1,844,278	$1,189,282	$154,996	$500,000

Our notes payable as of June 30, 2022, include the following:

Description	Balance	Maturity Date
UK “bounce back” loan (COVID-19 related to UK subsidiary)	$35,206	November 24, 2026
Senior Secured Notes (June 2021 Bridge Financing)(1)	1,022,727	June 23, 2023
SBA – Economic Injury Disaster Loan	500,000	June 9, 2050
Shopify demand loan	11,526	Due on demand
Total	$1,569,459

(1)The Senior Secured Notes issued in our June 2021 Bridge Financing include terms that require their repayment, plus one year of interest, upon the completion of our initial public offering (see “Use of Proceeds”, above).

We have made certain indemnities, under which we may be required to make payments to an indemnified party, in relation to certain transactions. We indemnify our directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Nevada. In connection with our facility leases, we have indemnified our lessors for certain claims arising from the use of the facilities. Also, in connection with our bank credit agreement, we have agreed to indemnify our lender and others related to the use of the proceeds and other matters. The duration of the indemnities varies, and in many cases is indefinite. These indemnities do not provide or any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities.

Off Balance Sheet

Other than lease commitments incurred in the normal course of business and certain indemnification provisions, we do not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets, or any obligation arising out of a material variable interest in an unconsolidated entity. We do not have any majority-owned subsidiaries that are not consolidated in the financial statements. Additionally, we do not have interests in, or relationships with, any special purpose entities. Our chief executive officer provides a personal guarantee on much of our outstanding debt obligations.

Financing Transactions

Stock and Warrant Sales

Between June 6 and June 8, 2022, we sold common stock and stock purchase warrants, and received aggregate proceeds of $4,400,000 from three accredited investors. Pursuant to these sales, we issued 1,242,938 shares of our common stock, and issued warrants to purchase an additional 1,242,938 shares at $3.54 per share on a cashless basis. Each warrant expires seven and a half years from the date of grant. Other terms of the investments include:

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchasers will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the grant date.

●	If the Company’s gross revenue is less than $6,000,000 for the calendar year ended December 31, 2023 the purchasers shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

On various dates from January 4, 2022, through January 30, 2022, we sold common stock and stock purchase warrants, and received gross and net proceeds of $311,594 from three accredited investors. Pursuant to these sales, we issued 75,264 shares of our common stock, and issued warrants to purchase an additional 75,264 shares at $5.00 per share. Each warrant expires three years from the date of grant.

On various dates from December 19, 2021, through December 30, 2021, we sold common stock and stock purchase warrants, and received aggregate gross and net proceeds of $1,359,085 from twelve accredited investors. Pursuant to this sale, we issued 328,281 shares of our common stock, and issued warrants to purchase an additional 328,281 shares at $5.00 per share. Each warrant expires three years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

Exercise of Common Stock Options for the Year Ended December 31, 2021

On December 28, 2021, our former CFO, exercised options to purchase an aggregate 47,385 shares of common stock at strike prices ranging from $1.51 to $1.78 per share, resulting in gross and net proceeds of $82,928.

2021 Bridge Financing

On June 23, 2021, we accepted subscriptions for $1,100,000 and issued senior secured promissory notes and stock purchase warrants to eleven accredited investors. Each promissory note (titled a “Senior Secured Note”) accrues interest at an annual rate of 12%, of which 10% is to be paid monthly, and the remaining 2% to remain unpaid, compound annually, and is due and payable on the maturity date. Each Senior Secured Note is due and payable on the earlier of: (a) June 23, 2023, (b) the closing of a “Qualified Subsequent Financing”, or (c) the closing of an initial public offering. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $4,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. We received gross proceeds of $1,100,000 in connection with the offering, and net proceeds of $990,000, after payment of $110,000 in diligence fees to Eaglevision Ventures, Inc.

The Senior Secured Notes are a general secured obligation of the Company, senior in all respects to the liens, terms, covenants and conditions of all existing debt of the Company, except for our loans from Small Business Administration (see “Contractual Obligations and Commitments”, above). We executed a Security Agreement concurrently with the issuance of the Notes, and filed UCC financing statements with the California Secretary of State.

The documentation with the investors of our June 2021 Bridge Financing contains affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company, and provide to them monthly financial statements and annual budgets. We were also required to file a registration statement with the SEC on or before December 31, 2021, in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.86 per share, expiring ten years from the issuance date. The number of shares available for purchase by a particular investor is equal to the investment amount divided by 2.86. We are required to register the shares issuable upon exercise of the warrants with the SEC in this prospectus. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited consolidated statements of income, cash flows, and stockholder equity for each such monthly period.

On August 6, 2021, we received $350,000 gross and net proceeds and issued 84,574 shares of our common stock to four accredited investors. In addition, we issued one of the investors a warrant to purchase 50,000 shares for $4.14 per share, expiring five years from the date of issuance.

Common Stock Sales

On various dates from August 6, 2021, through August 9, 2021, we sold an aggregate 60,410 shares of common stock, and received total proceeds of $250,000, to a total of three accredited investors.

On January 11, 2021, we commenced an offering of our common stock and stock purchase warrants, and received proceeds of $405,000 and $1,630,000 on various dates during the first and second quarter of 2021, respectively, pursuant to subscriptions from a total of nine accredited investors. We issued an aggregate 790,482 shares of our common stock, and issued warrants to purchase an additional 160,008 shares at $2.703 per share. Each warrant expires ten years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

Line of Credit

On August 17, 2020, we entered into a Loan Agreement, Secured Promissory Note, and Security Agreement with Gemini Finance Corp., which allows us to draw funds from time to time, up to an aggregate principal amount of $700,000, for the purpose of purchasing inventory and factoring accounts receivable. The loan’s maturity date was January 31, 2021. The note accrues interest at 2.5% per month, and requires a 2% origination fee on each draw. Repayment of the note was secured by our personal property, including our inventory, contract rights and other general intangibles, deposit accounts, accounts receivables, and chattel paper. The note originally required that we make payments weekly equal to 40% of revenues collected during the prior seven days; in November 2020, we and Gemini agreed that we would make weekly payments of $20,000, which we have continued to do. As of December 31, 2020, we had made draws in the aggregate amount of $695,746, which Gemini paid directly to our vendors, accrued interest in the amount of $33,003, and made payments totaling $496,718. As of December 31, 2020, the balance due to Gemini on the note was $247,446. We made no further draws on the note, and on January 14, 2021, made a final payment in full satisfaction of the note.

SAFE Agreements

On April 22, 2021, the Company issued an aggregate 343,046 shares of common stock to a total of ten accredited investors in exchange for an aggregate $695,440 of proceeds that were received in 2020 pursuant to the sale securities under a Simple Agreement for Future Equity (“SAFE Note”), that had been carried as a Subscriptions Payable on the balance sheet.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

UK Bounce Back Loan

On May 6, 2020, the Company entered into a loan agreement with the National Westminster Bank plc under the Bounce Back Loan Scheme (“BBLS”), as managed by the British Business Bank on behalf of, and with the financial backing of, the Secretary of State for Business, Energy and Industrial Strategy in the United Kingdom, pursuant to the Country’s response to the impact of the COVID-19 pandemic on the Company’s business. In accordance with the BBLS, the Company received an advance of £30,000 GBP, or $40,245 USD, and because the Company borrowed less than 25% of the annual turnover it was eligible for an additional £7,500 GBP, or $10,062 USD (“Top-Up”), which was received on November 24, 2020. Both advances bear interest at 2.5% per annum carried a maturity date of May 6, 2026, or 72 months from the loan origination date. The UK Government covers the interest on the BBLS and Top-Up for the first year, making it an interest-free loan for the first year. Monthly payments of £665.53 GBP, consisting of principal and interest, are due and payable over the remaining 60 months of the 72-month term. The balances presented herein have been adjusted to US dollars based on the exchange rate on the balance sheet date. A total of $8,954 USD of principal was repaid during the six months ended June 30, 2022.

SBA Loans

On May 4, 2020, we received $63,038 pursuant to the U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”). On March 9, 2021, the Company received forgiveness, as authorized by Section 1106 of the Cares Act in the amount of $63,573, consisting of $63,038 of principal and $535 of interest.

On March 18, 2021, we received a “second draw” PPP loan in the amount of $69,965 (the “Second Draw PPP Note”). On January 1, 2022, the Company received forgiveness, as authorized by Section 1106 of the Cares Act in the amount of $70,517, consisting of $69,965 of principal and $552 of interest.

On June 9, 2020, we received $150,000 pursuant to the SBA Economic Injury Disaster Loan program, and entered into a loan agreement and promissory note. The note accrues annual interest at 3.75%, and is due and payable in 30 years. On October 28, 2021, the SBA granted our request to increase the loan amount to $500,000. It requires monthly payments of $2,494 beginning June 9, 2022. All remaining principal and accrued interest is due and payable on June 9, 2050. The EIDL note may be repaid at any time without penalty.

Critical Accounting Policies and Estimates

The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

The critical accounting estimates, assumptions and judgments that we believe have the most significant impact on our consolidated financial statements are described below.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (the “GAAP”), and the rules of the SEC. Intercompany accounts and transactions have been eliminated.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at December 31, 2021 and June 30, 2022:

Jurisdiction of
Name of Entity(1)	Incorporation	Relationship
SOS Hydration Inc.(2)	California	Parent
SOS Hydration Limited(3)	United Kingdom	Subsidiary
SOS Hydration (New Zealand) Limited(4)	New Zealand	Subsidiary

(1)All entities are in the form of a corporation.

(2)Parent company, which owns each of the wholly-owned subsidiaries. All subsidiaries shown above are wholly-owned by SOS Hydration Inc.

(3)Incorporated on November 13, 2013 in the UK.

(4)Incorporated on June 13, 2014, and had minimal operations during the year ended December 31, 2020, and until being dissolved on July 23, 2021.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The Company’s headquarters are located in Longmont, Colorado and substantially all of its customers are within the United States and the UK.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Foreign Currency Translation

The functional currency of the Company’s subsidiaries is the British Pound (GBP) and the New Zealand Dollar (NZD) for the SOS Hydration Limited and SOS Hydration (New Zealand) Limited subsidiaries, respectively. The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted the Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations. Geographically, North American sales accounted for approximately 88% and 85% of the Company’s total sales for the years ended December 31, 2021 and 2020, respectively, and approximately 85% and 83% of the Company’s total sales for the six months ended June 30, 2022 and 2021, respectively.

Fair Value of Financial Instruments

The Company discloses the fair value of certain assets and liabilities in accordance with ASC 820 – Fair Value Measurement and Disclosures (ASC 820). Under ASC 820-10-05, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) up to $250,000, under current regulations. The Company had approximately $1,600,000 and $1,100,000 in excess of FDIC insured limits at June 30, 2022 and December 31, 2021, respectively. The Company has not experienced any losses in such accounts.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out method. Market is determined based on net realizable value. Our beverage products consist of ready to drink Electrolyte beverages, single serving powder drink mix sticks or packets, called sachets, multiple serving consumer boxes, powder drink mix canisters and pouches. Raw materials consist of premix powder and flavor ingredients for the manufacturing of beverages, and packaging and bottling supplies. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of its hydration products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as a separate performance obligation. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 2018-07 (ASC 2018-07). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. The new guidance will require companies to apply the definition of a performance obligation under accounting standard codification (“ASC”) Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current GAAP, an acquirer in a business combination is generally required to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The new guidance will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. These amendments are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The adoption of ASU 2021-08 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity Classified Written Call Options. ASU 2021-04 addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. ASU 2021-04 is effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. The adoption of ASU 2021-04 has not had a material impact on the Company’s financial statements or related disclosures.

In March 2020, the FASB issued ASU 2020-04 establishing Topic 848, Reference Rate Reform. ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The pronouncement provides temporary optional expedients and exceptions to the current guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The guidance was effective upon issuance and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The adoption of ASU 2020-04 did not have a material impact on the Company’s consolidated financial statements, as we transitioned from the London Interbank Offered Rate, commonly referred to as LIBOR, to alternative references rates, as well as utilizing the aforementioned expedients and exceptions provided in ASU 2020-04.

In August 2020, the FASB issued ASU No. 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2021, with early adoption permitted. The adoption of ASU 2020-06 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective for fiscal years beginning after December 15, 2019, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company adopted the new standard on October 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before October 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. The new standard did not have a material impact.

No other new accounting pronouncements, issued or effective during the period ended June 30, 2022, have had or are expected to have a significant impact on the Company’s financial statements.

Interest Rate Risk

Our exposure to interest rate risk is related primarily to our revolving credit cards. We are exposed to the impact of interest rate changes primarily through our borrowing activities for our variable rate borrowings.

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit quality. At June 30, 2022, we had $1,877,097 of cash and cash equivalents on deposit or invested with our financial and lending institutions.

We provide credit to customers in the normal course of business. We perform ongoing credit evaluations of our customers’ financial condition and limit the amount of credit extended when deemed necessary.

Foreign Currency Risk

We operate in the United States and the United Kingdom. Foreign sales of products and services are primarily denominated in the British pound sterling, which is subject to fluctuations due to changes in foreign currency exchange rates. Accordingly, we are subject to exposure from changes in the exchange rates of local currencies. Consequently, changes in the exchange rates of the currencies may impact the translation of the foreign subsidiaries’ statements of operations into U.S. dollars, which may in turn affect our consolidated statement of operations.

We have not entered into any financial derivative instruments that expose us to material market risk, including any instruments designed to hedge the impact of foreign currency exposures. We may, however, hedge such exposure to foreign currency exchange rate fluctuations in the future.

BUSINESS

Company Overview

SOS Hydration, Inc. was founded by a veteran, a physician and a former professional track athlete, who were driven by their desire for a hydration product that could absorb quickly and had less sugar than the products that were available to them. SOS is an electrolyte replacement drink in the hydration drink category that provides products with less sugar than in traditional sports drinks such as Gatorade. SOS specializes in providing electrolyte-enhanced products to consumers and organizations worldwide. The founders used the base line formula that the World Health Organization (the “WHO”) developed, called an oral rehydration solution, but lowered the sugar, added electrolytes that are balanced for active lifestyles (e.g., chloride is the second most electrolyte lost in perspiration) and then added minerals zinc and magnesium. The product, with its low sugar but high electrolyte concentration, activates the sodium glucose cotransport system, which is the body’s mechanism for transporting water and electrolytes into its cells. SOS began in retail with a six-store test in Kroger and is now in stores nationally with Walmart and CVS. With the proceeds from the offering the Company expects it will accelerate its awareness, trial and repeat purchase rates. SOS has a unique opportunity as the consumer is more aware than ever of wellness and the reduction in sugar. With a product offering designed for kids, SOS seeks to influence the generation of tomorrow by providing low-sugar hydration alternatives and take them on a journey through their growth into loyal customers as adults. Adults can also enjoy the benefit of a product that gives the user a balance of electrolytes, vitamins and minerals with low sugar and, compared to water, gives the user the much-needed electrolytes that help water be active in the body’s cells. We are focused on delivering the healthiest and fastest-absorbing hydration products utilizing our proprietary formulations that build on the electrolyte replacement standards set by the WHO. The WHO has designated these electrolyte replacement formulations as oral rehydration solutions (“ORS”), which the WHO uses to treat dehydration around the world. One of the Company’s goals is to deliver impactful social change by educating and addressing the needs of its consumers to enable healthier lifestyles. Our products have less sugar and less calories than that of competitive brands such as Gatorade and LiquidIV, while providing the same or higher levels of electrolyte replacement (see the comparison table below). Consumers can purchase our products through e-commerce channels, including the Company’s own websites, and at approximately 12,000 brick-and-mortar retail stores including Walmart, Sam’s Club, CVS, Kroger (and its subsidiaries), Whole Foods and other retail locations.

Our mission is to be the world’s most essential hydration company by providing the very best products through a commitment to research, innovation and creating enduring social impact. We seek to do this by inspiring and supporting active lifestyles, health, and well-being through providing the most effective and highest quality hydration products.

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Helping the World Stay Hydrated: We manufacture fast-acting electrolyte hydration solutions and distribute them through myriad distribution channels, improving the overall health and wellness of the customers and communities we serve.

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Drastically Reducing Sugar Intake: James Mayo, the Company’s Co-Founder and CEO, who served in the military and was a professional track athlete, was pre-diabetic resulting from excess consumption of hydration drinks high in sugar, marketed to combat the effects of dehydration from athletic and military activities. Our CEO’s first-hand understanding of the negative effects that excess sugar intake can cause was the genesis of SOS’s mission to provide healthy hydration solutions. Sugar consumption, and specifically sugary drink intake, is creating a health crisis through higher incidence of diabetes, obesity, and other life-threatening conditions. The same also goes for zero sugar drinks which tend to use synthetic sweeteners that the body does not recognize as a sugar and cannot break down, leading to the same end-result. The sugar that SOS uses is cane sugar and dextrose and is only present in the minimum amount required for it to help activate the sodium glucose co-transport system (the body’s mechanism for transporting water and electrolytes into the body’s cells). If a fluid has the correct balance of sodium and glucose it activates the sodium glucose co-transport system of water and electrolytes into the body’s cells. SOS achieves this with products that have less sugar than the products of its perceived competitors such as Gatorade and LiquidIV:

Comparable	Sugar (per 10 fluid ounces)	Calories (per 10 fluid ounces)
SOS Hydration Powder Stick (adult)	1.9 grams	6.3
Liquid IV Powder Stick	6.9 grams	28.1

SOS Hydration RTD	1.8 grams	5.9
Gatorade	18.0 grams	70.0
BodyArmor	17.5 grams	75.0
Vitamin Water	16.6 grams	59.2

SOS Hydration Powder Stick (kids)	2.5 grams	8.3
Capri Sun Pacific Cooler	23.3 grams	100.0
Honest Kids Juice (apple)	15.0 grams	58.3

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Impact-Driven Culture: We believe in driving social change by raising awareness of the health effects of excess sugar. We believe our focus on providing low sugar hydration alternatives will drive profits and positively impact the communities we serve by promoting healthy lifestyles. These ideals are embodied through:

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Supporting reduction in obesity through active lifestyles and reduced sugar intake: We are committed to educating and encouraging an active lifestyle to reduce obesity. Our products are also competitively priced and distributed through retail channels with a focus on being accessible to as many communities as possible.

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Focusing on Environmental Sustainability: We are very sensitive to our environmental impact and will continuously iterate our packaging and manufacturing processes to minimize our environmental footprint. We currently sell our ready-to-drink products in a recyclable plastic bottle but are evaluating more sustainable alternatives as production ramps up. In addition, our core powder product offering comes in a small pouch and can be added to reusable water bottles, eliminating the need to use a new bottle when you hydrate. Our box packaging is recyclable, and we intend to continue innovating processes and methods to minimize SOS’s environmental impact.

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Creating a Positive and Inclusive Company Culture: We aim to be a leader in inclusiveness, equity and diversity by instituting progressive hiring and human resources policies. As we grow, we seek to carefully vet prospective candidates to ensure they are just as passionate as the founders and leadership team are about the Company’s mission of providing healthy hydration products.

Products

Our product lines include 1) hydrating powder, sold in single use packets, multi stick pack boxes and loose powder tubs; 2) Ready-to-drink (“RTD”) single serving bottles; and 3) our SOS Kids, featuring PAW Patrol product line launched in September and October of 2021, which is currently in powder format with an upcoming launch of the ready-to-drink version in 2022. Each of our product lines balances taste profile and hydration properties, ensuring that flavor is not sacrificed in the process of eliminating unwanted sugar. Innovation is a core value of SOS, and we develop our formulations to address specific hydration needs for all communities and individuals. We strive to utilize our products to enable healthier lifestyles, promote social inclusion and constantly focus on creative ways to contribute to a cleaner environment.

●	Fast-Hydrating Powder: SOS powder is sold individually in stick packs, in boxes with individual packets and in tubs. The powder is offered in five flavors, with the watermelon flavor being the best-selling across all distribution channels. As we only introduced our RTD product in April 2021, powder made up 100% of sales in 2019 and 2020, and is expected to continue to drive most of our sales through 2022. Our hydrating powder products are currently offered direct-to-consumer at soshydration.com, through all of our grocery and pharmacy retail channels, and on other ecommerce sites including Amazon.com, Target.com and Walmart.com.

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RTD Products: Launched in April 2021 and sold in 12-oz plastic bottles, SOS RTD products have a stronger fruit-flavor profile than our powder and are sold in three flavors in individual bottles at approximately 1,000 CVS HealthHUB locations in the ambient functional water aisle, in 12-packs on Amazon.com, at approximately 100 Sam’s Club locations in California, and at soshydration.com. We anticipate significant sales growth in our RTD products as we push these products into our existing distribution channels.

●	SOS Kids, Featuring PAW Patrol Cartoon Character Packaging: We launched our SOS Kids powder product in September 2021, which is available in three flavors online at www.SOSKidsHydration.com, Walmart.com, Target.com and on shelves in almost every Walmart store throughout the United States. Our kids’ formulation is offered with packaging using the “PAW Patrol” brand licensed from Viacom International Inc. PAW Patrol is a computer-animated children’s television series on Nickelodeon. SOS Kids was specially formulated for daily hydration by SOS Co-Founder, Transplant Hepatologist, and board-certified Internal Medicine physician Dr. Blanca Lizaola-Mayo to help keep children optimally hydrated and avoid becoming dehydrated in the first place. Dehydration is a condition that compromises the body and mind in a variety of ways. SOS Kids has only three grams of sugar in a 12-fluid ounce serving and is boosted with Vitamins A and C, Zinc and Magnesium. SOS Kids is formulated to keep kids ahead of their hydration needs, so they can perform better and stay healthier. “The first sign of thirst means you are dehydrated,” notes Dr. Lizaola-Mayo. “SOS helps the body absorb water two to three times faster than drinking water alone and provides a better alternative for children over juices, powders and other sports drinks laden with unnecessary sugar, calories, carbohydrates and additives.” We are in negotiations with Viacom to extend the expiration of the license agreement beyond its current March 31, 2023 expiration. Our license is limited to the use of the PAW Patrol brand with our SOS kids powders and liquids.

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Sales Channels

Consumers can purchase our products in both brick-and-mortar retail stores and ecommerce channels, including the Company’s own websites, soshydration.com and SOSKidsHydration.com.

●	Retail: The future focus is on maximizing not only each retailer (number of doors) but also placement in multiple locations in each store. SOS was initially and is still distributed in select Kroger and subsidiary locations, then expanded to CVS, Whole Foods and Walmart. SOS’s products are now offered at over 12,000 retail stores, including approximately all CVS and Walmart locations. Retail stores represented approximately 67.8% of Company sales for the year ended December 31, 2021. In Walmart, we have recently added the SOS Kids line to every store and have repositioned the adult line to the check-out aisles for higher visibility to consumers. We have also added a test in the sporting goods aisle. Both CVS and Walmart highlight the opportunity of not just adding stores but multiplying opportunities in different sections of retail stores due to SOS’s relevance within different categories throughout individual retail locations. Achieving multiple placement points within each retail location is challenging for competitors who have only one use-case and one corresponding placement point within each retail location. Discussions are ongoing to introduce SOS’s RTD product line into Walmart’s sports drink aisle. We have expanded and intend to further expand our sales personnel and advertising and marketing budget to increase retail sales.

●	Ecommerce Channels: SOS has a fast-growing online presence and is extremely focused on utilizing this high-growth channel to grow revenue and brand awareness. Online sales represented 15.5% of our revenue in the year ended December 31, 2021. A majority of the online sales are currently completed through Amazon.com, but we see tremendous opportunities for growth through our website and our brick-and-mortar partner ecommerce websites such as Walmart.com.

●	Direct To Consumer: This is potentially the most compelling short-term opportunity as SOS has previously prioritized retail. Given that online direct-to-consumer complements all SOS sales channels, we will increase direct-to-consumer marketing spend and focus on our online direct-to-consumer strategy in the coming years. As such, SOS sells direct-to-consumer via its websites: soshydration.com and SOSKidsHydration.com. The Company currently realizes a 9% conversion rate from website visitors to purchases and has recently seen an increase in online traffic related to the release of its SOS Kids product line. We have increased our website conversion rate by approximately five times, from 1.5% in October of 2020 to 7.9% in March of 2022. We believe consumers are realizing the benefits of staying hydrated and consuming less sugar when visiting our website and this online product discovery and education-oriented purchasing process is gaining traction among shoppers.

●	Government: SOS is seeking to develop relationships and sell products to military and government organizations. Our founder, James Mayo, is a veteran who knows first-hand the detrimental effects of dehydration. With SOS’s low sugar relative to competing products (see the comparison table in “Company Overview”, above), small packaging, competitive price, and innovative formulations, we believe there is a real opportunity for this to be our third core revenue stream. SOS has attended eight military events this year and has hired a military sales specialist. SOS recently was awarded a small business innovation contract with United States Air Force to develop a better hydration solution for its personnel.

Industry Overview

According to Darren Rovell’s book, First in Thirst: How Gatorade Turned the Science of Sweat Into a Cultural Phenomenon, initial formulations of popular hydration drinks, including Gatorade, were similar in make up to an ORS, but over time sugar was added to the formulation to make the taste profile more palatable and commercially viable. After these changes were made, the idea of a fruit-flavored, sugary sports drink with added electrolytes began to take off.

 The next evolution of electrolyte hydration drinks is a rapidly growing segment of the beverage industry, marketed by a variety of different brands. We believe SOS to be uniquely positioned as a functional beverage drink and provider of electrolyte hydration drinks and powders for daily drinking, designed to prevent dehydration and quench thirst. Consumers are increasingly focused on health and wellbeing, and we believe this increases the need for a functional beverage able to meet the demands of oral electrolyte solution development in a rapidly growing market.

Market Size

Reformulated and improved functional beverages are now catering to broader hydration markets and hydration beverages are now available for the whole family. According to an article in Beverage Industry which included data from Chicago-based Information Resources Inc., non-aseptic sports drinks generated sales just north of $7 billion in U.S. multi-outlets and convenience stores for the 52 weeks ending May 17, 2020, an increase of 7.7 percent over the prior-year. According to Market Data Forecast’s Global Electrolyte Drinks Market report published in April of 2021, the global electrolyte hydration drinks market is expected to grow at a growth rate of 7.80% in the forecast period 2020 to 2027. The global Oral Rehydration Solutions hydration drinks market, a subset of the electrolyte drinks market comprised of products following WHO oral rehydration solution guidelines, was valued at $7.74 billion in 2019 and is predicted to reach $18.34 billion by 2027 according to a study by Verified Market Research, a compound annual growth rate (“CAGR”) of 13.5%. The high growth can be attributed to increased awareness and willingness to pay for healthier alternatives and a preference over sugary beverages. In addition, we believe increasing consumer interest in physical activities, including hiking, mountain biking and other similar activities will drive electrolyte drink market growth.

Market Trends

We believe that customers with a more focused understanding of health and wellness have become more aware that they need less sugar and more healthy ingredients in their products. We believe that increasing consumer health awareness is likely to drive interest in beverages with low sugar content and additional vitamins and minerals.

According to Beverage Industry’s, State of the Beverage Industry report, Gatorade continues to dominate the market, despite deceleration of its Performance, Frost, and G2 Perform lineups. However, the no-sugar, 5-calorie Gatorade Zero saw sales climb 202% to $703 million in multi-outlets for the 52 weeks ended May 17, 2020, IRI data reports. When it comes to market share, Gatorade is followed by Coca-Cola Co.’s Powerade lineup, and then BodyArmor, according to the 2020 State of the Beverage Industry report.

Analysts from the New York-based IBISWorld suggested that sports drinks with fewer artificial additives will increase their ability to compete with water. Sports drinks are expected to continue to grow in popularity, particularly for electrolyte hydration mixes.

Our Strengths

Proprietary Formulation for Daily Use

We believe we are well positioned within the oral rehydration beverage market to capitalize on growing consumer demands for low sugar, healthy alternatives as compared to competing brands that are high in sugars and artificial ingredients. (See the comparison table in “Company Overview”, above.) We believe our brand competes favorably with products across the energy drink, hydration drink and functional water verticals because of consumers’ positive perception of our healthy and family-focused attributes.

SOS’s proprietary formulation is focused on low sugar content and fast electrolyte absorption to combat the debilitating effects of dehydration. SOS’s products are hypotonic meaning that electrolytes can rapidly and efficaciously enter the bloodstream for optimal rehydration results.

Powerful, Health-Focused and Family-Friendly Brand

The SOS brand revolves around enabling healthier lifestyles by delivering premium hydration products that have consumer-appeal and are enjoyable to drink. We are focused on combatting the excessive use of sugar and synthetic sugar-alternatives in the beverage market and enabling individuals to reap the benefits of proper hydration through our carefully crafted formulation.

SOS packaging is designed to “pop” on the shelves with bright and aesthetically appealing colors that are meant to symbolize energy, vitality and growth. The SOS name also stands out next to competitors within retail locations as it delivers a simple but effective message that the product is here to support healthy hydration and effectively fight off the side effects of suboptimal hydration. Furthermore, the simple message of the SOS brand makes it easy for customers to remember and continue finding products on the shelves and on the internet.

Authenticity is also a root element of the SOS brand. The Company was created as a result of the founder’s search for a healthier and more effective hydration product following a career as a military officer and professional track athlete, with first-hand experience with the adverse effects of sugary sports drinks. The management team embodies the SOS brand and the values of the Company’s target customers, promoting trust in the brand and its ideals. Additionally, the SOS team is committed to producing qualified research and educating consumers about health, hydration and the benefits of a low-sugar lifestyle.

Established Retail and Distributor Relationships

SOS has established and maintained robust relationships with retailers and distributors that positions its products to grow into additional stores and find its way to an increasing number of locations within each store. SOS is strategically priced to compete with alternatives while also offering attractive margins to the Company and its retailers. We hold a relationship-focused approach with our retail network and aim to collaborate with retailers so we can deliver on terms that are mutually beneficial.

Our growing relationship with Walmart, CVS, Kroger and Whole Foods highlights our ability to adhere to the high standards of the nation’s largest retailers. We will look to capitalize on the market validation provided by our blue-chip retail clients to further penetrate the retail market and continue growing the Company’s presence in stores. Our performance has been supported with increased shelf space and distribution points for SOS products.

Asset Light and Scalable Business Model

Through the use of third-party contract manufacturing, packaging and logistics, we have the ability to substantially increase revenue into the future without capacity constraints or capital expenditure requirements. This scalable model enables our team to focus on product innovation, marketing execution and other key objectives. Through careful diligence, we have established trusted co-packers that allow us to deliver high-quality products to our customers.

Our asset light business model offers us significant financial flexibility that can be leveraged to allocate our resources effectively for growth. The reduced overhead and fixed-cost structure allow us to position the business for expansion by recruiting top talent focused on sales, marketing, product innovation and ensuring that the Company culture continues to prioritize environmental and social initiatives.

The benefits SOS experiences from scale will grow with time as its production partners gain additional efficiencies, lowering cost of goods sold and expanding gross profit margins as sales volume continues to increase. The Company can intensely focus on growing the SOS brand and benefit from efficiencies long-term. SOS balances effective long-term relationship cultivation with its production and logistics partners.

Company Culture Dedicated to Diversity, Equity and Inclusion

SOS takes pride in being an innovative and mission-driven company. We make our mission clear to those inside and outside the organization and truly believe that our shared mission is embraced by our team members and customers. We seek to promote healthy lifestyles for all individuals. We also promote personal development, inclusion and equity, striving to make every employee and customer as dedicated to our mission as the founders and management team.

It is also of the upmost importance to us that we combat the harmful effects of excessive sugar intake and artificial ingredients. This vision is closely aligned with our objective of enabling individuals to live healthy lifestyles. We believe that our mission and objectives allow us to attract likeminded individuals who are in tune with our company and can help us continuously make a difference in the world.

Our employees are our greatest assets and believe they are at SOS to help make a difference. Employees receive competitive compensation packages and above-market benefits. We are motivated to provide training and growth opportunities for our employees along our journey to enabling healthy lifestyles.

Growth Strategies

Increase Direct-to-Consumer Conversion

Our brand platform is built around our mission to provide low-sugar hydration solutions that support healthier lifestyles. Our brand was created to provide a healthier hydration drink than the current offerings of our competitors, which have higher sugar content. (See the comparison table in “Company Overview”, above.)  We will continue to expand as consumers become more educated on the harmful effects of sugar. Our products reduce fatigue, provide long lasting energy, aid mental acuity and concentration, and boost immunity, as a result of our hypotonic, low-sugar formulation that helps you maximize performance even when indulging in dehydrating vices.

We market SOS Hydration under one brand across multiple categories, including Fast-Hydrating Powders, Ready-To-Drink Hydration and Immunity Beverages, and SOS Kids. We believe our brand has extensive consumer appeal that targets families in need of a healthy daily hydration solution. Our focus on healthy hydration has resonated well with consumers and retailers alike, as SOS’s products are sold in over 12,000 retail points of sale.

We see significant growth potential in our direct-to-consumer web store and are currently seeing strong repurchases from the web store, with approximately 20% of first-time purchasers buying a second time and approximately 60% of second-time buyers becoming repeat purchasers of SOS’s products. We expect these results to improve as we execute on our ecommerce growth plan focused on digital advertising, SOS branded events and influencers.

We have established an authentic, trusted brand that supports the health of individuals. We take pride in our ability to educate our consumers and our communities about the harmful effects of sugar and will continue to promote our ethos of healthy hydration.

Continue Focusing on Product Innovation

We are a mission-driven brand dedicated to providing fast-acting super-hypotonic hydration solutions with low sugar content. We seek to deliver fast electrolyte absorption and low sugar content products to consumers.

We have experienced consistent growth from our primary focus on fast-acting hydration powders, and we foresee multiple opportunities to pursue meaningful innovation across categories and activities. We rolled out our ready-to-drink products in approximately 1,000 CVS HealthHUB locations in April 2021, 100 Sam’s Club locations in May 2022, and expect future penetration of our ready-to-drink products into other current retail partners.

We anticipate continuing to refine and customize our hydration formulation for specific activities, leading to additional market opportunities. We released our children’s formulation in all Walmart supercenter locations in the U.S. under the “SOS Kids” brand in August 2021. We see a market need for additional specific formulations, including a ready-to-drink kids’ product, a daily vitamin and mineral hydration powder, a protein recovery formula, senior-focused hydration and military applications.

In addition to entering new categories, our innovation team is constantly assessing different ways to develop healthy hydration products that enhance our brand. We plan to continue to grow our current portfolio through line extensions and additional flavors, as well as developing new packaging formats consistent with our environmentally friendly culture.

Capitalize on Increased Scale to Drive Cost Efficiencies

We are at an inflection point in our lifecycle and are ready to capitalize on efficiencies of scale to realize improvements in gross margins. Our gross margins were 31.3% for the year ended December 31, 2021, and 33.7% for the six months ended June 30, 2022. We expect to see significant improvements in our ready-to-drink margins as we realize larger orders and can make larger commitments to our third-party co-packers. We also expect to see incremental improvements to our powder gross margins as sales grow.

We anticipate that we will see better long-term financial results as we continue to scale our business.

We have an asset light business model, requiring low capital expenditures, which results in higher free cash flow generation and greater financial flexibility. For these reasons, we believe our business is well positioned to achieve profitability, while continuing to support our growth initiatives.

Continue to Expand Distribution Within Existing Channels

We have positioned our direct-to-consumer web store as a point of discovery for our products where consumers can learn about our product line and purchase online. We are currently seeing strong repurchases from the webstore, with approximately 20% of first-time purchasers buying a second time and approximately 60% of second-time buyers becoming repeat purchasers of SOS’s products.

Many of our customers’ first experiences with SOS’s product line result from seeing the powders or ready-to-drink products on the shelves of our distribution partners that include Walmart, CVS, Kroger, and Whole Foods. We are located on three different shelves within CVS locations. This multi-shelf strategy is a unique feature for SOS as most brands only have visibility in one area of the store and allows us to drive higher incremental revenue per retail location. Shelf visibility also serves to drive traffic to our webstore and promotes sales through other ecommerce sites including Amazon, Target.com and Walmart.com.

We see significant existing distribution opportunities with our ready-to-drink products in Walmart and CVS, including grab-and-go cooler space at these locations. We have strong, long-standing relationships with some of the largest retailers in the world. Our total number of distribution points was over 12,000 as of December 31, 2021, and we believe we can expand into additional retail stores. We believe our focus on healthy hydration options resonates well with major retailers.

We had year-over-year sales growth of 108.8% for 2021, with a corresponding 106.0% increase in cost of goods sold, and we believe we meet a need for our retailers who are looking for family-friendly, healthy hydration options. Due to this combination, retailers continue to reward us with new locations and increased shelf space. We continue to have significant opportunity with our existing retailers. To date, we sell eight flavors of our products at Walmart stores and up to six flavors of our products at most CVS stores. We sell ready-to-drink product on shelves at approximately 1,000 CVS HealthHUB locations. Our goal is to stock both our hydration powders and our ready-to-drink products at each location of every retailer that we currently serve and then expand into further retail and convenience channels.

Expand Our Network of Distribution Partners

We expect to leverage our success with existing retail distributors to attract new retail partners. We estimate there are approximately 20,000 additional retail distribution points that have a similar retail profile to our existing distribution partners. In addition to the previously mentioned comparable distribution points, SOS is developing relationships with other distributors focused on convenience stores and gas stations. While SOS has successfully developed traction within retail, the market is large and has ample capacity to support continued organic revenue growth for an extended period of time. There are over 38,000 grocery stores (Statista, Number of Supermarket Stores in the United States 2011 to 2018) and over 150,000 convenience stores (National Association of Convenience Stores, U.S. Convenience Store Count) in the United States alone, representing a robust channel through which consumers can gain exposure and purchase SOS products.

Beyond our existing retail channels, we believe there is significant opportunity for our products in the drug, warehouse club, convenience, foodservice, and military channels. Our ready-to-drink products provide grab-and-go cooler opportunities within the convenience and gas station distribution vertical as customers begin to look for healthier hydration products within these locations.

Next year, we plan to begin expanding into the Direct Store Delivery market with our ready-to-drink products, providing access to more points of sale while lowering inventory and warehousing costs.

We believe our products’ focus on health, accessible price point, and unique formulation provide the opportunity to become a leader in each of the retail channels in which hydration powders and hydrating beverages are sold. Entering new channels will not only provide volume growth for our brand but will also enhance our omnichannel strategy and raise awareness of our brand among new potential customers.

Stay True to Our Low-Sugar, Health-Focused Mission

We expect that SOS Hydration is poised to be the leader in healthy, family-focused hydration solutions that meet the daily needs of consumers. Our ethos is based on the principles of our founders who believe that people should have healthy hydration options for their families. SOS’s founders include a doctor, a veteran and professional athlete that understand the needs of today’s health-focused consumer.

Our passion is educating the consumer on the daily benefits of hydration and a healthy lifestyle.  We believe this educational process will guide consumers to SOS’s products and away from legacy products high in sugar and artificial ingredients, resulting in social benefits and returns to our stakeholders.

Capturing Existing Market Share

Creating Disruption through Product Innovation

We believe SOS has created a superior solution to existing options in the hydration market. Rather than following WHO’s ORS guidelines that are used by many competitors, SOS has developed its own proprietary formulation that enables all individuals to support their health and hydration with a product that exceeds the quality of those currently consumed by even professional athletes. The social impact democratizes the ability to lead healthier lifestyles. The combination of an innovative and proprietary formulation, carefully crafted branding and differentiated messaging, have allowed SOS to penetrate the hydration market and build momentum with retailers and consumers. The Company plans to utilize its growing sales staff to leverage its advantages to scale revenue and provide tremendous health benefits to additional customers.

Proprietary Formulation

We believe hydration is the foundation of human health which is consistent with our mission of inspiring customers to live healthy lives. ORS are used to save millions of lives worldwide each year in third-world countries and is formulated by the WHO and endorsed by UNICEF. SOS reformulated the WHO science by lowering sugar content, maintaining electrolyte concentration, balancing the electrolytes for well people, not sick people (as is the recipe for ORT), and adding magnesium and zinc. Electrolyte solutions, such as SOS’s products, are used to combat dehydration in everyday situations and support fluid recovery following diarrhea, colds or flu.

Anchor Point of Value

We believe the low sugar and high electrolyte formula in SOS products will help the SOS’s growth in our target markets and believe we can increase market share through leadership with deep expertise, a management team of seasoned industry veterans, and product innovation unlike anything else on the market.

Recognizable Brand and Packaging

The logo and SOS name are synonymous with rescue and support, offering colorful and attractive packaging with a brand name that is easy to remember. This combination has proven effective on shelves as well as online. Additionally, the Company offers a positive and family-friendly brand that is inclusive and does not pigeon-hole the brand to a narrow slice of consumers. While the brand seeks to be all-encompassing, it is easily adapted to various niches, and can be focused depending on the various marketing campaigns the Company initiates.

Loyal Brand Following

SOS’s initial target consumers were runners and triathletes, which played to founders James and Tom Mayo’s backgrounds as former professional track athletes. The hydrating powder sticks worked effectively initially, and the product started gaining traction with customers and still make up the core revenues of the Company, though the focus has shifted to active families, as they realize that everyday hydration is for everyone, and not just for sport. We have a 62% repurchase rate when customers have tried SOS twice.

Social Proof and Market Traction

SOS has over 6,000 genuine reviews on SOSHydration.com, Walmart.com and CVS.com with a solid 4-Star rating. SOS has already established itself as a credible and trusted provider of premium hydration products. We believe these peer reviews give consumers confidence in purchasing our products. The continued growth of the Company’s online presence will support future customer acquisition and we believe will entrench the SOS brand as a common household name.

Growing the Hydration Market

Creating More Health-Conscious Consumers Through Education

SOS not only seeks to gain existing market share, but also to generally expand the hydration market by creating more awareness in the market. While branding alone can create large brands in the beverage industry, SOS has chosen the approach of product innovation. Consumers are not always up to date with the latest research and trends regarding the products they readily consume. SOS seeks to become a hub for qualified data with the intention of arming individuals with the required information for making informed decisions. This will differentiate the SOS brand as one that not only provides the highest quality content, but also the highest quality information. Furthermore, with better information, consumers can further distinguish the quality of SOS products from both incumbents and new market entrants, creating a sustainable competitive advantage for the Company.

Concepts such as the nature of osmolarity, the actions of the Sodium/Glucose Co-transport System, the role electrolytes play in fluid balance, and other biomechanical principles are a challenge to convey quickly in a crowded, competitive market. Consequently, these educational insights often present a barrier to quick consumer engagement and/or are relegated to deeper libraries of information that may be largely ignored by the broader consumer group SOS seeks to attract.

We believe that maintaining peak hydration by starting with an SOS at the beginning of each day, and replenishing throughout the day, can help improve hydration. Alcohol and caffeine dehydrate, as do high sugar drinks (through reverse osmosis), therefore, SOS can be the reset beverage to put people back to a normal, healthy, hydrated state. SOS aims to lower the barrier to entry to healthy hydration.

SOS’s leadership and advisors have the expertise required to educate consumers and continue product innovation. The Company’s approach to consumer education will establish the Company’s representatives as certified experts in the hydration industry.

Redefining Consumer Segmentation

SOS’s quality hydration solutions have allowed recreational athletes and general consumers alike to benefit from products that are on par with the quality standards of bespoke hydrating solutions being used by professional athletes. Quality product availability and further consumer education will allow previously defined customer segments to coalesce, while also creating new customer sub-segments altogether.

Family Focused Marketing

Our kid-focused product provides us with a point of entry to every household with kids. As placement expands for this product, we expect complimentary growth to occur with retail partners in other products, including our RTD product category.  The beverage industry has previously neglected the need for quality and healthy hydration products for children. SOS provides an effective alternative to sugar-based drinks for kids. Focusing on SOS Kids allows for a new entry point for converting the entire household into SOS customers.

Military Penetration

Co-Founder James Mayo is a military veteran and cites dehydration as the number one non-combat casualty issue. SOS is researching product and packaging enhancements for military use and has received a small business innovation research contract from the United States Air Force to pursue this formulation.

Product Innovation

With an initial focus on research and development of our hydrating powders, SOS has since helped pioneer the hydration category. The initial concept was awarded with an invite to Coca-Cola’s VEB Founders Forum incubator program and was discovered and pilot-tested in six Texas Kroger stores. Early success led to roll out in other Kroger chains and helped pave the way for our two key retailers, Walmart and CVS. SOS is family friendly hydration, and our business strategy is all about promoting wellness through hydration, immunity support, improving physical and cognitive performance, and driving enjoyment through an improved mental state.

More recently, SOS has undergone a brand refresh. In November 2022 new product formulations and packaging, in line with customer demand, will be launched. For kids, it will be launching updated powder formulations to replace DL-malic acid with L-malic acid, an updated kids’ RTD formulation, and new branding. For adults, it will be launching updated powder formulations, including “daily-use” and “performance” specific powders, and a post-workout recovery drink with protein.

Leadership and Company Culture

Innovative and Mission-Driven Culture

SOS was founded with on the principle of innovation and seeks to continue growing the business with the same culture on which it was founded. Our shared mission is clearly understood and fully embraced by our team members. We are united in our efforts to promote healthy family lifestyles, and healthy hydration for the whole family. We will maintain a culture focused on personal development, inclusion, equity and fairness as we grow to ensure that all employees are treated with respect, dignity, and have opportunity for self-growth.

Our Company fosters an inclusive and equitable corporate culture that encourages growth from within, while providing mentorship programs with leading experts in the industry. We hold quarterly in-person meetings with team building activities and workshops to promote collaboration and a team-first mentality. We are proud of our high-energy, nimble, and diverse management team. Many members of the SOS team come from a running or athletic background and this group takes a team-first mentality, working together strategically and collaboratively to achieve company goals.

Expertise and Advisors

Relevant medical knowledge at the Founder level is the foundation of SOS’s product development. Co-founder Blanca Lizaola-Mayo, M.D., is a gastrointestinal physician and transplant hepatologist at the Mayo Clinic who has formulated SOS’s product line, consisting of better-for-you, healthy hydration options. She formulated a SOS Kids product with added Vitamin A, Vitamin C, Magnesium, and Zinc to boost immunity and a ready-to-drink that provides the consumer a balance of electrolytes, vitamins and minerals in a low-calorie, great tasting drink. Supplemental to the founders’ expertise is the knowledge and experience of its external advisors and investors who range from board members at InBev, to former senior Coca-Cola executives, to former global heads of marketing for a multi-national beverage company to several former founders and chief executives of high-profile consumer packaged goods brands. Additionally, SOS has knowledgeable and supportive investors who provide business advice and mentorship to SOS leaders. Investors include Peter Lynch, former manager of the Magellan Fund at Fidelity Investments, and Kevin Harrington, one of the original panel members and investors on the show Shark Tank.

Dedicated Leadership and Employee Base

The SOS mission reverberates through every employee and leadership intends to ensure this remains the case as the Company adds to the team through carefully designed hiring, onboarding, and training processes. James Mayo has a proven track-record establishing and growing organizations and is committed to tackling the global hydration problem by providing healthier, more effective, and better-tasting alternatives for consumers, while creating social impact by enabling healthy lifestyles and tackling environmental issues by constantly focusing on manufacturing and packaging innovation.

As of September 28, 2022, SOS had seventeen full time employees. Of these, fifteen work in the United States, and the remainder work at our UK subsidiary. We anticipate substantial growth in our employee-base in the following years as our growth continues to accelerate. The primary growth areas will be marketing and sales. A detailed timeline of new hires and expected salaries are detailed in our budget.

Overview of Operations

Facilities and Headquarters

Our principal executive offices in the United States are located at 4822 Sterling Drive, Boulder, Colorado 80301, and our UK Headquarters are at 10th John Street, London, WC1N 2EB, UK. The current lease for our principal executive offices commenced February 1, 2022, and expires January 31, 2025. It provides for the use of 3,026 rentable square feet for our headquarters and warehouse space, which provides sufficient space for current operations and warehousing and fulfillment of our direct-to-consumer orders. During the first year of the lease, the base monthly rent is $3,770; in year two, it is $3,896; and in year three, it is $4,022. Our Company was incorporated on January 24, 2013, as a California corporation, based out of San Francisco. We established two wholly owned subsidiaries, a UK Limited Company on November 13, 2013, and a New Zealand entity on June 13, 2014, the latter of which was later closed on July 23, 2021. We incorporated a Nevada corporation on October 4, 2021, and merged the California corporation into that entity on November 9, 2021, having moved our headquarters and out of California in June 2021. Our corporate website is www.soshydration.com. The information contained on or accessible through our website is not part of this prospectus.

Scalable and Asset-Light Business Strategy

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Co-Packing: Our products are produced by two independent third party co-packers. A co-packer is a manufacturing plant that provides the service of filling product for the brand owner. We believe one benefit of using co-packers is that we do not have to invest in the production facility and can focus our resources on brand development, sales and marketing. It also allows us to diversify our manufacturing process in different parts of the country and with different companies. We purchase our labels and packaging materials from domestic suppliers, and our co-packers purchase our raw ingredients, which are available from many reliable suppliers. The co-pack facility assembles our products and charges us a fee by the case. We believe that our co-packing arrangements and supply sources are adequate for our present and immediate future needs.

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Supply Chain: The ingredients in SOS products include electrolytes, sugar, minerals and vitamins, natural flavors and natural colorings. SOS is labeled with a nutrition facts panel and as such is a food product because it uses Generally Recognized As Safe ingredients (“GRAS”) as specified by the U.S. Food and Drug Administration (“FDA”) for food product labelling. We have no major supply contracts with any of our suppliers. In case of a supply restriction or interruption from any of our co-packers, we have several reserve co packers we are building relationships with to minimize any delay.

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Packing Materials: Our packaging materials are easily available from multiple sources in the United States; however, due to efficiencies we utilize single source vendor relationships. While the beverage industry has experienced some shortages of cans as a result of the COVID-19 pandemic, our plastic bottles are of standard size and we have had adequate supply.

●	Simple SKU Portfolio: SOS offers an array of “family friendly” hydration products in liquid and powder forms. We currently offer four product lines:

1.	SOS Kids – offered in powder form, 0.16 oz. (10 servings per package)

2.	SOS Adult Electrolyte & Immunity Support Beverage – offered as a ready-to-drink, 16.9 fluid oz. (single serve, pack of 12)

3.	SOS Adult Electrolyte Drink Mix - serving tub/pouch loose powder, 8.0 oz. (50 servings)

4.	SOS Adult Electrolyte & Mineral Drink Mix – powder stick packs, 0.16 oz. (10-pack, 20-pack)

Margin Improvement Opportunities

SOS’s asset-light business strategy provides a low fixed-cost business structure and allows the business to readily scale. There are low risks for capacity constraints as revenue continues to grow. Additionally, SOS is actively working on initiatives to improve margins through scale and process efficiencies. Larger batches would result in cost savings from economies of scale, and we believe we can lower our cost from current levels at $0.98 per unit to $0.50 per unit over time, realizing approximately 50% in savings.

Product Fulfillment

Ingredients

All ingredients are sourced using non-GMO verified components. The ingredients (for powder and ready to drink) are checked and blended with one co-packer, who is responsible for verifying proper formulation, ingredient blending and coordinating appropriate quality control through the use of internal and external resources. The product is then also tested and certified by two independent certification companies, NSF International and Informed Sport, to ensure we have the highest quality ingredients. Quality assurance and quality control are pivotal, and we work with our suppliers to ensure there are rigorous processes to hold manufacturing quality to our Company’s extremely high standards. SOS labels its packaging as a food product and not a supplement because the ingredients used are considered by the FDA to be GRAS.

Manufacturing

Our products are produced by established third party co-packers, exclusively in the United States. Co-packers allow SOS to grow production without substantial investment in production facilities and to focus our resources on brand development, sales and marketing. It also allows us to diversify our manufacturing process with different companies within the United States. We purchase our labels and packaging materials from domestic suppliers, and our co-packers purchase our raw ingredients, which are available from many reliable suppliers to ensure business continuity and lack of disruption to the supply chain.

Packaging

SOS’s current packaging materials include easy-tear foil for the sticks and pouches and PETR (recycled plastic) for the tubs and RTD. SOS desires to move to more sustainable packaging and in 2020 trialed a compostable packaging line. The trial was discontinued because the compostable packaging broke down prematurely, shortening product shelf life. As we continue to grow, we plan to seek out the latest proven packaging technologies to reduce our carbon footprint and eliminate harmful waste without compromising product quality.

Logistics

SOS leases 3,026 square feet of warehouse space in Boulder, Colorado. This warehouse is used specifically for online orders and smaller purchase orders and is managed by our internal warehouse manager with a team of part-time packers. SOS has also employed a freight forwarding company – RJW Logistics Group (“RJW”) - for all retail fulfilment RJW has significant experience with major retailers and offers cost savings through “less-than-load” shipping rates. RJW utilizes warehouses across the country and allocates product according to the location of the distribution center of each retailer to reduce logistics costs. SOS fulfils Amazon in two ways. First, via its seller central portal where SOS sends products to Amazon warehouses across the country, and they ship on our behalf. We also partner with Amazon’s Vendor Central operation which issues specific purchase orders and has full responsibility for selling and shipping the product.

Suppliers and Vendors

The ingredients in SOS products include electrolytes, sugar, minerals, vitamins, natural flavors and natural colorings. SOS is labeled with a nutrition facts panel and as such is a food product because it uses GRAS ingredients, as specified by the FDA, for food product labelling. Our packaging materials are easily available from multiple sources in the United States. Our plastic bottles are of standard size, which have had adequate supply and have not experienced supply disruption, even during the COVID-19 pandemic.

Our co-packer, one label printing company and blender are all located in the Los Angeles, California area to minimize shipping costs and environmental footprint. Our RTD is produced in Northern California, and we utilize the same blender for the base formula as the powder drink. SOS is currently in discussions with several other plants that are located in different areas of the country to help further reduce shipping costs. All current suppliers have incremental capacity for the Company’s continued growth and SOS has a reserve co-packer which is also based in Los Angeles with similar capabilities to the current co-packer, which can take capacity if there are any issues with current production. We are exploring an additional co-packer in Chicago which may reduce shipping costs and provide another source for manufacturing. SOS bases production off sales and marketing projections to order six months in advance, as production of our products can take three to four months.

Retailer Distribution Network

SOS is sold across many retail segments in the United States, United Kingdom, and through licensing agreements in New Zealand and Australia, including supermarkets, convenience stores, drug stores, nutritional stores, and mass merchants such as Walmart, CVS Pharmacy, Kroger (and its subsidiaries), and Whole Foods. Unlike many other brands, SOS has been able to expand our product offerings within each retail partner, increasing penetration and sales. For example, while we may start out featuring our powder in the “main beverage aisle” of a supermarket, we have been able to add our ready-to-drink beverage, our kids’ product, and our powders in the check-out aisle or sports nutrition section.

All production is completed in the United States. SOS takes ownership of all UK supply and has a team of two personnel at the UK subsidiary to support inventory and distribution. Distributors in Australia and New Zealand assume ownership of product from the point of production at the time products leave the co-packer’s warehouse.

SOS has focused on building a foundation of relationships that will drive the business and its growth into the future. Walmart and CVS are prime examples of this philosophy, believing in the performance of the brand and taking a partnership-first approach to placing products on shelves and creating an important avenue for revenue growth as well as brand presence within their retail locations.

Sales & Marketing

General Approach

Everyone requires hydration, providing SOS an opportunity to target its marketing message to a wide range of demographic groups, including athletes, families, and health-conscious individuals seeking hydration alternatives to current products on the market.

SOS targets a variety of customer groups, creating customized landing pages, advertisements, and detailed email and SMS follow up drip campaigns, which make the customer feel that SOS is a product designed specifically for them. With a strong emphasis on family-friendly hydration, SOS knows that family can look a lot of different ways, so we take extra care in curating content with diversity and inclusion in mind.

Target Markets

Target markets that we market to include, but are not limited to, runners, triathletes, fitness seekers, outdoor enthusiasts, yoga, spin class, F45/Orange Theory, adventurers, athletic category (from kids sports to NCAA, to the professional level), hangover, daily supplement / immunity boosting, military, government, and others.

Brand Awareness

From the company’s website at www.soshydration.com, families can learn more about the science of hydration, and see the full line of SOS Hydration products for both adults and children—including SOS Kids. Currently, the product is available at bricks and mortar retailers and through soshydration.com, Amazon.com, Target.com, Walmart.com, and other online retailers.

Consumer Outreach

SOS is focused on growing its customer base which started with high performance athletes and is now shifting to active families. SOS is constantly testing and learning who its customer is and uses sampling, where Company representatives hand out free product samples, as the primary method of outreach through events and in store activations. Additionally, we are refining our digital consumer avatar and testing through multiple digital sales funnels with different prices, offers and messages to see which funnels generate the most ROI. We also encourage reviews on the website to help support our products’ advocacy and social proof. Finally, we are building out our ambassador programs and social media presence to engage followers who support the SOS message, purchase products, and share with their friends or followers if they’ve had a positive experience, creating a network effect with our marketing spend.

Competitive Landscape

The hydration industry has many competitors and categories. Primarily, these include:

Competitor Categories

●	Powders: Liquid IV, Pedialyte Electrolyte Powder, Ultima, Nunn, Hydrant, Kool Ade, Hawaiian Punch

●	Ready-to-Drink Functional Waters: Vitamin Water, Bai Water

●	Kids Drinks: Honest Kids, any kids fruit concentrate drink, Capri Sun, Pedialyte, and JuicyJuice

●	Sports Drinks: Gatorade, Body Armor and Powerade are sports-oriented “fuel” drinks that provide sugar-based carbohydrates, and do not offer electrolyte vitamin and mineral replacement like SOS. These sports drinks are complements to SOS – they provide the carbohydrates; SOS provides the hydration.

Differentiation

SOS distinguishes itself from its competitors resulting from its reduced sugar, while maintaining a high electrolyte concentration. Unfortunately, most people ignore the fact that they are dehydrated on a daily basis. Dehydration affects all of us, not just athletes or those that live in hot climates. Unlike many competing products, SOS is designed for daily use and, with less sugar, is safe to consume daily. Every bottle of SOS RTD has just ten calories with only three grams of sugar per serving, allowing consumers to feel good consuming a healthy beverage with less sugar and more electrolytes than leading sports drinks such as Gatorade and LiquidIV. SOS is safe for the entire family and is three times more effective than water at hydrating the body’s cells. (See the comparison table in “Company Overview”, above.)

Many of the ORS solutions on the market follow the original WHO ingredient ranges and have similar concentrations of sugar and electrolytes but have been marketed and promoted in different ways to suit a specific use case. SOS has taken the WHO formula a step further and has optimized the electrolyte concentration for healthy people lowered the sugar content.

SOS does not contain caffeine and is therefore not located in store shelves next to other highly caffeinated beverages. We believe SOS does not compete with these highly caffeinated beverages but can complement them by preventing dehydration.

Legal and Regulatory

Trademarks and Intellectual Property

Our SOS formulations are proprietary trade-secrets and kept under strict lock and key. We hold multiple domestic and international trademarks and proprietary rights that are essential for business operations, including but not limited to, our SOS name and logos, package designs, and phrases such as “more from water”, “speedy hydration”, “rehydrate recycle”, and “drinkable IV”. Our trademarks have been important in building our brand and will continue to be of utmost importance as we grow our market presence and build further recognition and differentiation with customers globally. Our trademarks are generally renewable in perpetuity in each jurisdiction, and we intend to continue to timely renew our trademarks.

Regulatory

Our company and our products are regulated under strict standards established by the Federal Trade Commission, the FDA, the United States Department of Agriculture, the Occupational Safety and Health Administration, and other regulatory agencies at the federal, state, and local levels. The regulations and standards include various aspects from manufacturing to labeling, and the eventual sale of products at retail locations or through our ecommerce platforms. SOS Hydration products are comprised of ingredients that are GRAS, according to the FDA guidelines and must be produced under good manufacturing practices, among other requirements. Our products are also certified for being non-GMO and are certified by third-party organizations.

Legal Proceedings

The Company is not currently a party to any legal proceeding. We recently received a demand letter (the “Demand”) alleging that the marketing of our Kids’ SOS products violates Florida’s Deceptive and Unfair Trade Practices Act, and threatening to file a class action lawsuit in United States District Court for the Southern District of Florida, seeking at least $5 million in damages.  We do not believe that the claims set forth in the Demand have merit, and given that our total sales to end consumers of SOS Kids’ products is less than $700,000, we believe that class certification of those claims would not occur.  To our knowledge, no such lawsuit has been filed to date; in an effort to avoid any potential future litigation on this issue, we plan to change the packaging and ingredients of our SOS Kids’ products in the near future.

Recent Developments

Between June 6 and June 8, 2022, we sold common stock and stock purchase warrants, and received aggregate proceeds of $4,400,000 from three accredited investors. Pursuant to these sales, we issued 1,242,938 shares of our common stock, and issued warrants to purchase an additional 1,242,938 shares at $3.54 per share on a cashless basis. Each warrant expires seven and a half years from the date of grant. Other terms of the investments include:

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchasers will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the grant date.

●	If the Company’s gross revenue is less than $6,000,000 for the calendar year ended December 31, 2023 the purchasers shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our executive officers and directors as of the date of this prospectus:

Name	Age	Position
James Mayo	47	Director, CEO, and Secretary
Thomas Mayo	45	Director and President
Victor Andrade	38	CFO
Blanca Lizaola-Mayo	39	Director
Robert Ludecke	58	Director
Margaret Carlson	67	Director
Rebecca Messina	50	Director
Matthew Mitchell	57	Director

James Mayo

James Mayo is one of the co-founders of SOS, has served on its board of directors since inception in January 2013, and serves as its chief executive officer, secretary, and chairman of its board. Mr. Mayo values tenacity, teamwork, humor, and passion. He specializes in managing and growing teams into profitable and enjoyable entities. Before becoming an entrepreneur, was a consultant and progressed to the role of an Executive Director at Michael Page International, from November 2004 to November 2012, and handled their operations in the United Kingdom, Canada, and California. In addition, from August 2002 to September 2004, Mr. Mayo worked as a sport television news writer and host with ESPN STAR, and from June 2002 to September 2004 was the National Distance Athletics Coach of Singapore. Mr. Mayo graduated from De Montfort University (United Kingdom) in 1996 with a degree of Bachelor of Arts in Business Studies. Shortly thereafter, from January 1997, to April 2002, he served in the British Army where he achieved the rank of Capitan. Mr. Mayo’s wife, Dr. Blanca Lizaola-Mayo, and brother, Thomas Mayo, also co-founded the Company and serve on its board of directors.

Thomas Mayo

Tom Mayo is the one of the co-founders of SOS, and has served on its board of directors since inception, and was appointed company president on June 1, 2022. He is the brother of co-founder James Mayo. He also co-founded and is a Director of Mayo and Calder Group, which was the sole company with exclusive delivery service for the 37th America’s Cup events. Currently, Mayo and Calder Group holds rights for the Ocean Race Event in Auckland 2023. Mr. Mayo’s career spans over 15 years of experience in leading companies. From March 2005 to April 2008, he was the Chief Operations Officer for Triathlon New Zealand; from April 2008 to December 2010, the Chief Executive Officer for the World Rowing Championships (FISA); and from July 2018 to June 2020, a Managing Director of America’s Cup Events. Mr. Mayo graduated from Loughborough University in 1998 with a Bachelor of Science in Sports Science. Mr. Mayo is bilingual in English and Spanish. Mr. Mayo’s extensive experience putting on major sporting events, intimate knowledge of the SOS brand, international business experience, and sports, wellness and lifestyle marketing experience, make him uniquely qualified for the board of directors.

Victor Andrade

Victor Andrade joined SOS in November 2021, and on January 9, 2022, was appointed its Chief Financial Officer. Most recently, from May 2021 to October 2021, Mr. Andrade was the Interim Controller for CGK Unlimited. From March 2018 to April 2021, he worked as the Accounting Manager for Liquid IV, leading all the accounting processes of a $120 million hydration drink company. From January 2015 to February 2018, he worked as an Accounting Supervisor for Advanced Fresh Concepts Franchisee Corporation. Mr. Andrade earned an undergraduate degree in finance at the California State University Long Beach in 2011, and a masters in business administration in 2018 at the same academic institution. Our board of directors concluded that his academic and work experience qualified him for the position of CFO.

Blanca Lizaola-Mayo, M.D.

Dr. Blanca Lizaola-Mayo, M.D., is one of the co-founders of SOS, created the formulae for its products, and has served on its board of directors since inception. She is a licensed physician specializing in gastroenterology and hepatology, with certification in internal medicine. In June 2018, she started her fellowship at the Mayo Clinic in Phoenix Arizona in gastroenterology and transplant hepatology, and in since October 2021, she has served as a gastrointestinal physician and transplant hepatologist. In addition to her clinical experience, Dr. Lizaola-Mayo is active in clinical research and has extensive experience in internal medicine. She has published several articles on topics related to gastrointestinal and liver disease. From August 2012 to June 2014 she was a clinical research coordinator at the University of California, San Francisco. Dr. Lizaola-Mayo graduated medical school in 2009 at the Universidad Anahuac. In June 2010, she started her surgical residency at Hospital Angeles De Las Lomas, in Mexico City, ending in December 2011, and from June 2014 to June 2018, at St. Elizabeth’s Medical Center she completed her Internal Medicine Residency with the final year serving as the Chief Resident. Dr. Lizaola-Mayo is fluent in English and Spanish. Dr. Mayo is married to the Company’s CEO, James Mayo. Dr. Lizaola-Mayo’s experience of creating the product formulae, her intimate knowledge off SOS since inception, as well as her medical qualifications in relation to a product that has wellness benefits, make her uniquely qualified for the board of directors.

Robert Ludecke

Robert Ludecke has been a member of our board of directors since October 2017. He is a senior executive with more than 25 years’ experience in company governance, executive management, and investment banking. Robert’s last investment banking role was with BNP Paribas as Managing Director – Investment Banking, from May, 2007, to December, 2011, where he was responsible for their Australian Energy and Commodities platform. He served as Chief Operating Officer of Carrfields from October 2015 to May 2017. From October 2017 to June 2021, he served as Principal and Managing Director of Robert Edward Advisory. Since June 2021, he has served as General Manager of Hydrogen and Strategic Projects for Iberdrola Australia. Mr. Ludecke has run his own corporate advisory business, Ludecke Capital Management, providing strategic advice to both listed and private companies in Australia and New Zealand with a particular focus on business strategy, capital strategy and corporate restructuring from May 2012 to September 2015. Mr. Ludecke’s comprehensive career includes experience in Australia, New Zealand, North America and United Kingdom. Mr. Ludecke is a graduate of Lincoln University in New Zealand where he was awarded a bachelor’s degree in 1985, and a resident of Sydney, Australia. Mr. Ludecke’s multinational experience, his intimate knowledge of SOS since its formative years, as well as his experience leading companies and serving on boards of directors led to the conclusion that he would add value to the Company’s board of directors.

Margaret Carlson

Margaret (Meg) Carlson has served as an advisor to the company since 2020. She is the founder and CEO since February 2020 of Uproar Capital which accelerates early-stage food and beverage brands. Ms. Carlson led Prosperity Organic Foods as a mission driven company guided by integrity, authenticity and purpose from October 2010 to April 2018. She has an extensive background in strategic business development and general management gained through 16 years in corporate leadership with Ore-Ida Foods, Inc., subsidiary of the H. J. Heinz Company, from August 1982 to December 1998. During her tenure, she successfully created a new business unit and directed its expansion from $100 million to $240 million in sales revenues over five years building better-for-you brands like Bagel Bites with pay-as-you-grow strategies. She previously served as an independent director for Western Electronics LLC. Ms. Carlson graduated from the University of Idaho with a Bachelor of Arts in 1976 and an MBA from Washington State University in 1982. She serves on the National Board of Advisors for the College of Business at WSU and on the Entrepreneurship College Advisory Board. Our board welcomed Ms. Carlson as a member due to her extensive corporate leadership experience.

Rebecca Messina

Rebecca Messina has been a member of our board of directors since October 2021. She is a 30-years marketing veteran with over 26 years dedicated to beverages and building some of the world’s largest and fastest growing beverage brands around the world. At the Coco-Cola Company for 22 years, from May 1994 to March 2016, in Ms. Messina’s more recent role at Coca-Cola she was the CMO for their Venturing and Emerging Brands portfolio.   From April 2016 to September 2018, Ms. Messina joined Beam Suntory, Inc. as Global Chief Marketing Officer. From September 2018 to August 2019, she joined Uber Technologies, Inc. as its first-ever Global Chief Marketing Officer. From December 2019 to the present, she has served as an external Senior Advisor with McKinsey & Co. where is an advisor to clients across a marketing and sales client base. Rebecca now serves on the board of four beverage brands including VIVE Organics and Archer Roose Wines. She is also on the board of directors of INVO Bioscience, Inc. Ms. Messina holds a bachelor of arts degree from Miami University in Oxford, Ohio. Our board welcomed Ms. Messina as a member due to her deep experience with emerging beverage brands, prior board experience, and executive suite experience.

Matthew Mitchell

Matthew Mitchell is an advisor, investor, and educator to Food and Beverage start ups, venture capital firms, and university students. Currently he is focused in three related areas of work: teaching Entrepreneurship (adjunct faculty positions at Loyola Marymount University (since August 2021) and Georgia Tech (since March 2022), advising start ups on growth strategies, and investing in start ups with his angel fund, KalM Family Capital (from February 2022). He is also active with SKU Atlanta as a mentor. His experience is based on a long-term international career with the Coca-Cola Company, from July 1995 through November 2020. While there, he worked in over 20 countries via diverse roles in M&A, Corporate Strategy, R&D and Finance. Most recently as Senior Vice President of Emerging Growth, a group he created and founded in Japan to deliver incremental disruptive growth via partnerships, M&A and new brand development. During this two-plus year assignment, his internal entrepreneurial and business development teams created and commercialized a powerful pipeline of emerging platforms including non-alcoholic beer, home brewed coffee, drinkable soups, and chilled non-dairy products, achieving a number of “firsts” for the highly competitive innovation market in Japan. From 2007-2017, Mr. Mitchell was also one of the founding members of the VEB (Venturing and Emerging Brands) group at Coca-Cola North America. While there, he led the venturing strategy and invested/acquired in a portfolio of over 40 brands, including such names as Honest Tea, Zico Coconut water, Suja Juice, and Fairlife Dairy.  Mr. Mitchell received his Bachelor’s degree in 1987 from Duke University, and a Masters in International Business Studies from the University of South Carolina in 1995. Our board welcomed Mr. Mitchell as a member due to his career at Coca-Cola and experience in beverage brands.

CORPORATE GOVERNANCE

Effective upon consummation of this offering, our Board of Directors will adopt the charters for our Audit and Compensation Committees, and certain other corporate governance documents and policies, including our code of ethics. Once adopted, such charters and policies will be posted on our corporate website, www.SOShydration.com, in the Investor Relations – Corporate Governance section. Any changes to these documents and any waivers granted with respect to our Code of Ethics will be posted at www.SOS Hydration.com. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, SOS Hydration Inc., 4822 Sterling Drive, Boulder, Colorado 80301. The information at www.SOS Hydration.com is not, and shall not be deemed to be, a part of this prospectus.

Director Independence

Our board of directors consists of seven members. Our board of directors has determined that Robert Ludecke, Margaret Carlson, Rebecca Messina and Matthew Mitchell are all independent directors in accordance with the listing requirements of the Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. The three directors for whom the board determined were not independent are related by marriage or blood, and include our chief executive officer, James Mayo.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board Committees and Independence

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Ms. Carlson, Mr. Ludecke, and Mr. Mitchell will serve as members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Our board has determined that each of these members are independent.

Each member of the audit committee is financially literate and our board of directors has determined that each qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

●	Selecting and retaining (subject to approval by the Company’s stockholders) our independent registered public accounting firm;

●	Setting the compensation of our independent registered public accounting firm;

●	Overseeing the work of our independent registered public accounting firm and pre-approving all audit services they provide;

●	Approving all permitted non-audit services performed by our independent registered public accounting firm;

●	Establishing policies and procedures for engagement of our independent registered public accounting firm for permitted audit and non-audit services;

●	Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

●	Reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

●	Discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

●	Reviewing the scope and plan of our independent registered public accounting firm and their effective use of audit resources;

●

Reviewing with management and independent auditors their significant audit findings, and assess the steps that management has taken or proposes to take to minimize significant risks or exposures facing the Company, and periodically review compliance with such steps;

●

Establishing procedures for the Company’s confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

●

Obtaining the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the audit committee, and receive appropriate funding from the Company, as determined by the audit committee, for the payment of compensation to any such advisors;

●

Reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

●	Reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, and subject to the requirement of law or the Nasdaq market rules, we will establish a compensation committee of the board of directors. The members of our Compensation Committee will be Ms. Carlson, Mr. Ludecke, and Mr. Mitchell. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our

●	Chief Executive Officer’s based on such evaluation in executive session at which the Chief Executive Officer is not present;

●	reviewing and approving the compensation of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of the board of directors, which will consist of Messrs. Mitchell and Ludecke, and Ms. Messina, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Diversity

Upon the closing of this offering, our nominating and corporate governance committee will be responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	Personal and professional integrity, ethics and values

●	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company

●	Experience as a board member or executive officer of another publicly-held company;

●	Strong finance experience

●	Diversity of expertise and experience in substantive matters pertaining to our business relative to other board members

●	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	Experience relevant to our business industry and with relevant social policy concerns; and

●	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates, and following the closing of this offering will evaluate, each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

Effective upon consummation of this offering, our Board of Directors will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon the closing of this offering, our code of business conduct and ethics will be available under the Investor Relations – Corporate Governance section of our website at www.soshydration.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

●	James Mayo, Chief Executive Officer and Secretary;

●	Thomas Mayo, our former Chief Financial Officer, and as of June 1, 2022, our President; and

●	Victor Andrade, our Chief Financial Officer as of January 9, 2022.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the closing of this offering may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer or principal financial officer at any time in 2021, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2021. These individuals are our named executive officers for 2021.

Name and Principal Positions	Year	Salary	Stock Awards		Option Awards		All Other Compensation	Total
James Mayo, CEO	2021	$229,261	$643,314		135,518			$1,008,093
	2020	$134,630	$—	(1)	$91,550	(2)	$—	$226,180

Thomas Mayo, CFO(3)	2021	$—	$—		$103,506		$—	$103,506
	2020	$—	$—		$80,673	(4)	$—	$80,673

Victor Andrade, CFO(5)	2021	$21,667	$—		$26,059		$—	$47,426
	2020	$—	$—		$—		$—	$—

(1) On November 6, 2020, James Mayo was issued 250,000 shares of common stock with a fair value of $1,282,100 based on recent third-party stock sales, all of which were unvested as of the date of issuance, and all of which remain unvested as of the date of this prospectus; as such, we did not record compensation as a result of the issuance in the year the stock was issued. A total of $1,282,100 of unamortized expenses are expected to be expensed over the vesting period as of December 31, 2021.

(2) During the years ended December 31, 2021 and 2020, James Mayo was issued options to purchase an aggregate 30,009 and 75,622 shares of common stock with an aggregate fair value of $132,638 and $311,821, respectively, vesting over time; the fair value of the vested portion is reflected herein. A total of $207,852 of unamortized expenses are expected to be expensed over the remaining vesting period as of December 31, 2021.

(3) Thomas Mayo is no longer the company’s Chief Financial Officer; Victor Andrade currently serves that role.

(4) During the years ended December 31, 2021 and 2020, Thomas Mayo was issued options to purchase an aggregate 26,762 and 68,097 shares of common stock with an aggregate fair value of $53,481 and $279,189, respectively, vesting over time; the fair value of the vested portion is reflected herein. A total of $140,088 of unamortized expenses are expected to be expensed over the remaining vesting period as of December 31, 2021.

(5) Victor Andrade joined the Company in November 2021, and became its Chief Financial Officer on January 9, 2022. During the year ended December 31, 2021, Victor Andrade was issued options to purchase 30,000 shares of common stock with an aggregate fair value of $104,237, vesting over time; the fair value of the vested portion is reflected herein. A total of $78,177 of unamortized expenses are expected to be expensed over the remaining vesting period as of December 31, 2021.

Narrative Disclosure to Compensation Tables

Employment Agreements

We have entered into an employment agreement with our chief executive officer. We did not have a written employment agreement with our chief financial officer Thomas Mayo.

Executive Employment Agreement with Thomas Mayo

Pursuant to his employment agreement dated June 1, 2022, Thomas Mayo began serving as our president on June 10, 2022. His primary duties are to assist the company’s CEO, James Mayo, with business strategy and implementation, and to develop, lead and manage the company’s marketing activities. We agreed to pay Mr. Mayo an annual base salary of $160,000. Additionally, the agreement provides for the issuance of an option to purchase 100,000 shares of common stock at $3.54 per share, to vest 15,000 shares per quarter until fully vested. Mr. Mayo will be eligible to receive discretionary performance-based bonuses, and other benefits provided to SOS employees. The agreement is “at will” and may be terminated by either party at any time. Currently a citizen and resident of Australia, the agreement also allows Mr. Mayo to work remotely until he is able to secure a U.S. work visa, and provides a $30,000 relocation allowance.

In the event that Mr. Mayo’s employment is terminated by us without cause or by Mr. Mayo for good reason, he will be entitled to receive certain severance benefits, including severance pay of 12 months base salary, the targeted performance-based bonus for the current year, and 12 months of health benefits.

Executive Employment Agreement with Victor Andrade

Pursuant to his employment agreement dated January 9, 2022, Victor Andrade serves as our chief financial officer. We agreed to pay Mr. Andrade an annual base salary of $150,000. Mr. Andrade will be eligible to receive discretionary performance-based bonuses, and other benefits provided to SOS employees. The agreement is “at will” and may be terminated by either party at any time.

Executive Employment Agreement with Thomas Mayo

Pursuant  to his employment agreement dated June 1, 2022, Thomas Mayo began serving as our president on June 10, 2022. His primary duties are to assist the company’s CEO, James Mayo, with business strategy and implementation, and to develop, lead and manage the company’s marketing activities. We agreed to pay Mr. Mayo an annual base salary of $160,000. Additionally, the agreement provides for the issuance of an option to purchase 100,000 shares of common stock at $3.54 per share, to vest 15,000 shares per quarter until fully vested. Mr. Mayo will be eligible to receive discretionary performance-based bonuses, and other benefits provided to SOS employees. The agreement is “at will” and may be terminated by either party at any time. Currently a citizen and resident of Australia, the agreement also allows Mr. Mayo to work remotely until he is able to secure a U.S. work visa, and provides a $30,000 relocation allowance.

Outstanding Equity Awards at the End of 2021

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan option awards for each named executive officer as of December 31, 2021.

Name	Number of Securities Underlying Unexercised Options (# exercisable)	Number of Securities Underlying Unexercised Options (# unexercisable)	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Share Price on Grant Date	Option Expiration Date
James Mayo	37,622	—	—	$1.51	$5.13	11/19/2029
James Mayo	20,000	—	—	$1.51	$5.13	11/20/2023
James Mayo	6,500	11,500	—	$1.51	$5.13	11/20/2023
Thomas Mayo	30,097	—	—	$1.51	$5.13	11/19/2029
Thomas Mayo	20,000	—	—	$1.51	$5.13	11/20/2023
Thomas Mayo	7,222	12,778	—	$1.51	$5.13	11/20/2023
Victor Andrade	30,000	30,000		$1.78	$5.13	11/1/2031

At December 31, 2021, our CEO, James Mayo, holds 250,000 Restricted Stock Units (RSU). The RSU awards 250,000 shares of common stock upon the achievement of certain milestones (“Vesting”). The Vesting is contingent upon the closing of a Corporate Transaction, defined as (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with, or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group, or (d) an initial public offering. Upon a successful closing of a Corporate Transaction, the RSU shall vest in full. As of December 31, 2021, a total of $1,282,100 of unamortized expenses are expected to be expensed over the vesting period.

Non-Executive Director Compensation

Except as set forth below, the non-executive members of our board of directors have not received any compensation prior to this offering and no arrangements have been entered into in relating to compensation after this offering. Following this offering, the board of directors will establish a compensation package for the non-executive members of the board of directors.

Name and Title at Time of Grant	Grant Date	Exercise Term	Vesting Terms	Stock Option Shares Granted	Exercise Price
Thomas Mayo, Director:
	3/2/2021	10 years	Monthly over 24 months	18,336	$1.51
	7/16/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Robert Ludecke, Director:
	3/2/2021	10 years	Monthly over 24 months	2,000	$1.51
	3/2/2021	10 years	Monthly over 24 months	4,057	$1.51
	3/2/2021	10 years	Monthly over 24 months	4,333	$1.51
	7/16/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Dr. Blanca Lizaola-Mayo, Director:
	7/16/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Simon Winter, Director:
	10/1/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Rebecca Messina, Director:
	10/1/2021	24 months	Vests on July 16, 2022	8,426	$1.78

On November 1, 2020, Rebecca Messina was issued an option to purchase 10,822 shares of our common stock at a price of $1.51 per share, expiring 10 years after grant date, vesting over a period of 24 months. Mr. Messina later joined our board of directors.

On November 20, 2019, the Company’s Board of Directors granted an aggregate amount of 32,524 stock options pursuant to the 2013 Equity Plan to purchase shares of the Company’s common stock to a member of our board of directors, Dr. Blanca Lizaola-Mayo, at an exercise price of $1.51 per share. The options are exercisable over various terms from approximately two years to a maximum of ten years, with a weighted average life of 4.81 years, and vest at various terms, from fully vested to monthly over a four-year term.

On October 10, 2019, the Company issued an additional 4,333 shares to Mr. Robert Ludecke, one of the Company’s Directors. The fair value of the common stock was $22,221, based on the fair value of recent sales of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

Stock Option Plans - 2013 Equity Incentive Plan

Our board of directors and shareholders adopted our 2013 Equity Incentive Plan on August 28, 2013 (the “2013 Equity Plan”). Our 2013 Equity Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants, and stock appreciation rights. Our board of directors has increased the number of shares available under the plan on a regular basis, most recently increasing it to 1,800,000 shares in September 2021.

Purpose

The Board believes that the Company’s ability to award incentive compensation based on equity in the Company is critical to its ability to attract, motivate and retain key personnel. The creativity and entrepreneurial drive of such employees and other personnel who provide services to the Company will be critical to our success. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will align their interests with those of our stockholders. Our employees, consultants and directors will understand that their stake in the Company will have value only if, working together, we create value for our stockholders. Awards under the 2031 Equity Plan will generally vest over a period of time giving the recipient an additional incentive to provide services over a number of years and build on past performance.

Number of Shares

As of December 31, 2021, 1,800,000 shares of our common stock were reserved for grant or issuance under the 2013 Equity Plan. Any shares that are represented by awards under the 2013 Equity Plan that are forfeited, expire, or are canceled or settled in cash without delivery of shares, or that are forfeited back to us or reacquired by us after delivery for any reason, or that are tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the 2013 Equity Plan, will again be available for awards under the 2013 Equity Plan. Only shares actually issued under the 2013 Equity Plan will reduce the share reserve.

The 2013 Equity Plan imposes the following additional maximum limitations, which limitations will be adjusted to take into account stock splits, reverse stock splits and other similar occurrences: the maximum value of shares that may be issued in connection with incentive stock options granted to any one person in any calendar year intended to qualify under Internal Revenue Code Section 422 is $100,000.

Administration

The 2013 Equity Plan is administered by a committee of two or more directors appointed from time-to-time by the board, except for awards to non-employee directors, which must be made by the full board. The decisions of the committee will be final and binding upon all participants. Currently, James Mayo and Thomas Mayo serve on the committee.

Eligibility

The selection of the participants in the 2013 Equity Plan will generally be determined by the committee. Employees and those about to become employees, including those who are officers or directors of the Company or its subsidiaries and affiliates, are eligible to be selected to receive awards under the 2013 Equity Plan. In addition, non-employee service providers, including non-employee directors, and employees of unaffiliated entities that provide bona fide services to the Company not in connection with the offer and sale of securities in a capital-raising transaction are eligible to be selected to receive awards under the 2013 Equity Plan.

Types of Awards

The 2013 Equity Plan allows for the grant of stock options, restricted stock awards, and stock appreciation rights in any combination, separately or in tandem. Subject to the terms of the 2013 Equity Plan, the committee will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment.

Stock Options. Incentive stock options qualified with respect to Internal Revenue Code Section 422, or options not qualified under any section of the Internal Revenue Code (“non-qualified options”), may be granted under the 2013 Equity Plan. All stock options granted under the 2013 Equity Plan must have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date. No stock option granted under the 2013 Equity Plan may have a term longer than ten years. The exercise price of stock options may be paid in cash, by tendering shares of common stock, or through the sale of shares acquired upon exercise of the options.

Restricted Shares. Shares of restricted common stock with or without payment of consideration by the recipient may be granted under the 2013 Equity Plan. All or part of any restricted stock or restricted stock unit award may be subject to conditions and restrictions, which the committee will specify. The committee may specify that the restriction period or vesting will lapse in the event of the recipient’s termination of employment as a result of death, disability or retirement. The committee may provide that restricted shares be held in escrow until such shares become nonforfeitable, or are forfeited, and shall be an appropriate legend indicating as such.

Stock Appreciation Rights. The committee may grant stock appreciation rights (“SARs”) which provide the recipient the right to receive a payment (in cash, shares or a combination of both) equal to the difference between the fair market value of a specific number of shares on the grant date and the fair market value of such shares on the date of exercise. Stock appreciation rights must expire no later than ten years after their grant date. The grant price shall be no less than the fair market value.

Company Repurchase Rights

The 2013 Equity Plan requires a recipient offer us the first option to repurchase shares if the recipient desires to sell the shares to a third party. In the event a majority of our shareholders sell 50% or more of our outstanding capital stock, or a sale of all our assets or a corporate merger, recipients will be required to sell shares awarded under the plan.

Lockup Provision

We may request any award recipient to agree not to sell or otherwise transfer or dispose of any shares issued under the 2013 Equity Plan.

Nontransferability of Awards

Awards granted under the 2013 Equity Plan are not transferable, other than to immediate family members.

Corporate Transactions resulting in a Change of Control

In the event of certain corporate transactions that result in a change in control of the Company’s voting shares, any or all of the outstanding awards under the 2013 Equity Plan may be assumed or replaced by the successor corporation, which assumption will be binding on all participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders, or refuse to do so. In such case, outstanding awards will have their vesting accelerate immediately before the Corporate Transaction.

Amendments

The Board may alter, amend, suspend or discontinue the 2013 Equity Plan at any time, so long as such alteration, amendment, suspension or termination does not adversely affect in any material way prior awards.

Term of Plan

The 2013 Equity Plan was effective on August 28, 2013, and will remain in effect until August 28, 2023, unless it is terminated earlier by the Board.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the 2013 Equity Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2013 Equity Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code Section 422. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Non-Qualified Stock Options. Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations. The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the 2013 Equity Plan which are based on performance goals, including stock options and stock appreciation rights granted at fair market value, to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which the amounts involved exceeded or will exceed $120,000 and any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements with directors and executive officers, which are described where required under the section above titled “Executive Compensation.”

Recent Developments

On June 7, 2022, we sold 1,115,819 shares of common stock, and a stock purchase warrant, to JTM, LLC, a company beneficially owned and controlled by John Marick, for $3,950,000. On June 8, 2022, we sold 70,621 shares of common stock, and a stock purchase warrant, to Bertrand Le Pan de Ligny, for $250,000. The warrants allow the purchase of the same number of shares of common stock as issued, at $3.54 per share, and expire seven and a half years from the date of grant.

Other terms of the investments include:

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchasers will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the grant date.

●	If the Company’s gross revenue is less than $6,000,000 for the calendar year ended December 31, 2023 the purchasers shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

Related Party Debt Conversion

On December 13, 2021, our CEO, Mr. James Mayo, a “promoter” as defined by Rule 405 of the Securities Act, converted debt of $46,710, consisting of $37,400 of principal and $9,310 of interest, on the January 1, 2014, convertible demand note in exchange for 467,105 shares of common stock. On September 17, 2021, Mr. Mayo, converted $60,000 of principal on the January 1, 2014, convertible demand note in exchange for 600,000 shares of common stock.

Common Stock Issued for Services

On June 9, 2021, the Company awarded 238,000 shares of common stock to the Company’s CEO, Mr. James Mayo, for services provided. The aggregate fair value of the common stock was $643,314 based on the closing price of the Company’s common stock on the date of grant.

Shares Issued on Subscriptions Payable

On February 7, 2021, the Company issued 98,937 shares to Lynne Mayo, our CEO’s mother, in satisfaction of a 2016 debt conversion in the amount of $95,000 that had been carried as a Subscriptions Payable on the balance sheet.

Options Granted

As detailed above in Executive Compensation and Non-Executive Director Compensation, from time to time we have issued options to purchase common stock to our executive and members of our board of directors.

Warrants Granted for Services

On February 1, 2021, the Company’s Board of Directors granted warrants to purchase 300,000 shares of the Company’s common stock to one of our directors at an exercise price of $3.8171 per share. The fully vested warrant is exercisable over a seven-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.38% and call option value of $2.0810, was $624,307. The warrant was expensed over the vesting period, resulting in $624,307 of stock-based compensation expense during the year ended December 31, 2021.

Unvested Restricted Stock Unit Issued for Services for the Year Ended December 31, 2020

On November 6, 2020, the Company issued 250,000 Restricted Stock Units to its CEO, James Mayo. The RSU awards 250,000 shares of common stock upon the achievement of certain milestones (“Vesting”). The Vesting is contingent upon the closing of a Corporate Transaction, defined as (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with, or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group, or (d) an initial public offering. Upon a successful closing of a Corporate Transaction, the RSU shall vest in full. As of December 31, 2021, a total of $1,282,100 of unamortized expenses are expected to be expensed over the vesting period.

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” for information on compensation arrangements with our executive officers and agreements with our executive officers containing compensation and termination provisions, among others.

Director and Officer Indemnification and Insurance

We maintain directors’ and officers’ liability insurance. Our articles of incorporation and bylaws, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy, to be effective upon the closing of this offering, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S- K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock, as of September 28, 2022, and as adjusted to reflect the shares of common stock to be issued and sold in this offering, by:

●	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options or warrants held by the respective person or group that may be exercised or converted within 60 days after September 28, 2022. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after September 28, 2022, are included for that person or group but not for any other person or group.

Applicable percentage ownership is based on 6,968,121 shares of common stock outstanding at September 28, 2022. The number of shares and percentage of shares beneficially owned after the offering also gives effect to the issuance by us of 1,318,181 shares of common stock in this offering, and the vesting of 250,000 Restricted Stock Units to our CEO at closing of this offering. We have based our calculation of the percentage of beneficial ownership after this offering and assuming completion of the offering in full on 1,318,181 shares of our common stock outstanding immediately after the completion of this offering (assuming no exercise of the underwriters’ over-allotment option), and the vesting of 250,000 Restricted Stock Units to our CEO at closing of this offering.

Name and Address of Beneficial Owner	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Percent of Outstanding Shares Beneficially Owned Following Offering	Shares offering in Over-allotment Option	Percent of Common Stock Beneficially Owned Following Offering (if Over-allotment Option Exercised in Full)
5% or Greater Stockholders
John Marick(1)	2,231,638	27.6%	23.1%	-	22.7%
Bertrand Le Pan de Ligny(2)	774,305	10.9%	8.9%	-	8.8%
Sean Kuni(3)	472,769	6.6%	5.4%	-	5.3%
Irving Levine(4)	452,915	6.4%	5.2%	-	5.1%
Kevin Harrington(5)	367,500	5.0%	4.1%	-	4.0%

Named Executive Officers and Directors:
James Mayo(6)	2,273,745	32.0%	29.1%	-	28.5%
Blanca Lizaola-Mayo(7)	1,739,805	24.8%	20.3%	-	19.9%
Margaret Carlson(8)	17,822	*	*	-	*
Thomas Mayo(9)	298,969	4.2%	3.5%	-	3.4%
Robert Ludecke(10)	21,417	*	*	-	*
Rebecca Messina(11)	32,196	*	*	-	*
Matthew Mitchell(12)	15,000	*	*	-	*
Victor Andrade(13)	51,389	*	*	-	*
All directors and officers as a group(14)	3,187,090	40.9%	33.2%	-	32.6%

* Less than 1%

Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(1)	Includes 1,115,819 shares, and 1,115,819 shares which may be purchased pursuant to a warrant exercisable within 60 days of September 28, 2022, that are held by JTM LLC, for which John Marick has sole voting or investment power. The address for Mr. Marick is 4465 S. Jones Blvd., Las Vegas, NV 89103.

(2)	Includes 131,007 shares which may be purchased pursuant to warrants exercisable within 60 days of September 28, 2022, that are held by Bertrand Le Pan de Ligny. The address for Mr. Bertrand Le Pan de Ligny is 1A Queens Gate / London SW75EH- UK.

(3)	Includes 305,752 shares, and 167,017 shares which may be purchased pursuant to warrants exercisable within 60 days of September 28, 2022, that are held by the Sean D Kuni Trust, for which Mr. Sean Kuni is trustee. The address for Mr. Kuni is 8612 NW 21st Ave, Vancouver, WA 98665.

(4)	Includes 367,500 shares which may be purchased pursuant to a warrant exercisable within 60 days of September 28, 2022, that is held by KHBH, LLC. Kevin Harrington has voting or investment power over all the shares of common stock owned by KHBH, LLC. The address for Mr. Harrington is 2700 Coffee Pot Blvd. NE, St. Petersburg, FL 33704.

(5)	Includes 295,825 shares, and 157,090 shares which may be purchased pursuant to warrants exercisable within 60 days of September 28, 2022, that are held by Fluffco, LLC. Irving Levine has sole voting and sole dipositive power over of the shares of stock owned by Fluffco, LLC. The address for Fluffco LLC is 4949 Meadows Road, Suite 630, Lake Oswego, OR 97035.

(6)	The number of shares held by James Mayo, our CEO, in the table, (i) includes 1,705,105 shares held in joint tenancy by Mr. James Mayo and his wife, Dr. Blanco Lizaola-Mayo, who is a founder and member of our board of directors, as trustees of the LMSE Living Trust, (ii) includes 151,306 shares held by Lynne Mayo, Mr. James Mayo’s mother, for which Mr. James Mayo has power of attorney, (iii) includes an aggregate 289,170 shares of common stock owned by 30 individuals who have appointed Mr. James Mayo the power to vote their shares pursuant to a voting trust agreement, and (iv) includes 128,164 shares which may be purchased pursuant to options exercisable within 60 days of September 28, 2022. Mr. Mayo’s shares beneficially owned before the offering does not include 250,000 unvested restricted stock units that would vest upon the completion of the offering as set forth in this prospectus; these shares are included in the percentages reflected following the offering. The address for Mr. Mayo is 16450 N. 59th Place, Scottsdale, Arizona 85253.

(7)	The number of shares held Dr. Blanca Lizzaola-Mayo, who is a founder and member of our board of directors, in the table, (i) includes 1,705,105 shares held in joint tenancy by Dr. Blanco Lizaola-Mayo and her husband, James Mayo, as trustees of the LMSE Living Trust, (ii) includes 34,700 shares which may be purchased pursuant to options exercisable within 60 days of September 28, 2022. The address for Dr. Mayo is 16450 N. 59th Place, Scottsdale, Arizona 85253.

(8)	Includes 10,822 shares which may be purchased pursuant to options exercisable within 60 days of September 28, 2022, that are held by Margaret Carlson. Includes 7,000 shares that are held by Generate Growth LLC, an entity beneficially owned by Ms. Carlson. The address for Margaret Carlson is 2109 Claremont Drive, Boise Idaho 83702. Ms. Carlson was appointed to our board of directors on July 16, 2022.

(9)	Includes 98,969 shares which may be purchased pursuant to options exercisable within 60 days of September 28, 2022, that are held by Thomas Mayo. The address for Mr. Thomas Mayo is 46 Ladies Mile, Remuera, Auckland 1050 New Zealand.

(10)	Includes 17,084 shares which may be purchased pursuant to options, and 2,166 shares which may be purchased pursuant to warrants that are exercisable within 60 days of September 28, 2022, that are held by Robert Ludecke. The address for Mr. Ludecke is 7 Keith Street Roseville, Sydney Australia NSW 2069.

(11)	Includes 32,196 shares which may be purchased pursuant to options that are exercisable within 60 days of September 28, 2022, that are held by Rebecca Messina. The address for Ms. Messina is 1097 McLynn Avenue, Atlanta, Georgia 30306.

(12)	The address for Mr. Mitchell is 136 Golden Gate Point, Unit 101, Sarasota, Florida 34236. Mr. Mitchell was appointed to our board of directors on July 16, 2022.

(13)	Includes 51,389 shares which may be purchased pursuant to options exercisable within 60 days of September 28, 2022, that are held by Victor Andrade, the Company’s CFO. The address for Mr. Andrade is 2510 E. 14th Street, Long Beach, CA 90804.

(14)	Shares held jointly by James Mayo and his wife, Dr. Blanca Lizaola-Mayo, are counted once for counting in the totals for “all directors and officers as a group”.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our certificate of incorporation and amended and restated bylaws, as they will be in effect upon the closing of this offering, the investors’ rights agreement and of the laws of the State of Nevada. For more detailed information, please see our certificate of incorporation, amended and restated bylaws and investors’ rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of Chapter 78 of the State of Nevada Revised Statues (“NRS”). The description of our common stock and preferred stock reflects changes to our capital structure that will occur upon the closing of this offering.

Our articles of incorporation provide for one class of common stock, consisting of 200,000,000 shares, with a par value of $0.001 per share.

Common Stock

As of September 28, 2022, there were 6,968,121 shares of our common stock outstanding and held of record by 93 stockholders.

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote, including the election of directors. Holders of our common stock will not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders will have no preemptive, conversion or other rights to subscribe for additional shares, and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Options

Options to purchase an aggregate total of 565,958 shares of common stock at a weighted average exercise price of $1.56, exercisable over a weighted average life of 5.9 years were outstanding as of September 28, 2022.

We issue our stock options at the fair market value (“FMV”) on the date of grant. The board of directors considers several factors in determining the FMV. One factor is an independent valuation of our stock. These valuations are conducted annually in compliance with IRC 409A and ASC 718. Additional factors considered by the board of directors in determining the FMV include actual sales of our shares, changes in our financial results versus the assumptions made in the valuation reports, changes in our likely liquidity scenarios versus the assumptions made in the valuation reports, and changes in our future prospects versus the assumptions made in the valuation reports.

Warrants

Warrants to purchase a total of 3,084,028 shares of common stock at a weighted average exercise price of $3.70 per share, exercisable over a weighted average life of 8.33 years were outstanding as of September 28, 2022. The warrants may not be sold, transferred, assigned, pledged or hypothecated during this offering.

Securities Offered in this Offering

We are offering Units, each Unit consisting of one share of common stock and one Warrant to purchase one share of common stock. We are registering the shares of common stock and Warrants included in the Units, as well as the shares of common stock issuable from time to time upon exercise of the Warrants included in the Units offered hereby. Our Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and the Warrants comprising our Units are immediately separable and will be issued separately in this offering.

Nevada Law

The NRS contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our original Articles of Incorporation includes a provision electing that the Company not be governed by these laws.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interest stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. Our original Articles of Incorporation includes a provision electing that the Company not be governed by these laws.

Choice of Forum

Our articles of incorporation, in Article VIII, include a mandatory forum provision that, to the fullest extent permitted by law, and unless we consent in writing, the Nevada Eighth Judicial District of Clark County Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

The provisions of the Nevada Revised Statutes, our articles of incorporation, and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests

Warrants Offered in this Offering

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

The Warrants issued in this offering entitle the registered holders to purchase common stock at a price equal to $ per share, subject to adjustment as discussed below, immediately following the issuance of such Warrants and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise. Each Warrant entitles the holder thereof to purchase one share of common stock. Warrants are not exercisable for a fraction of a share and may only be exercised into whole numbers of shares. In lieu of fractional shares, we will, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price and round down to the nearest whole share. Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the holder’s election) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the Warrants is no less than 100% of the public offering price per Unit, and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per share of common stock, and other applicable charges and taxes are due and payable upon exercise.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between a warrant agent and us. The Warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of the Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Listing; Transferability. We have received conditional approval to list the Warrants on Nasdaq, along with our common stock, if we have satisfied the initial listing requirements of Nasdaq. However, even if such application was granted, without an active trading market, the liquidity of the Warrants will be limited. We intend to have the Warrants issued in registered form under the warrant agency agreement between us and the warrant agent. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the warrant agent, together with the appropriate instruments of transfer.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrant, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our common stock, the holder of Warrants does not have rights or privileges of a shareholder, including any voting rights, until the holder exercises such Warrant.

Underwriters’ Warrants

We have agreed to sell to the representative of the underwriters of this offering, or its permitted designees, for nominal consideration, warrants to purchase 96,000 shares of our common stock, or 110,400  including the over-allotment option, as additional consideration to the underwriters in this offering (assuming an initial public offering price of $5.50 per Unit (the mid-point of the price range set forth on the cover page of this prospectus)). The underwriters’ warrants will have an exercise price equal to 110% of the public offering price in this offering and shall be exercisable during the five (5) year period commencing 180 days following the commencement of sales of the securities in this offering, which is also the effective date of the registration statement of which this prospectus is a part, and will contain customary “cashless” exercise and registration rights provisions. The warrants shall not be exercisable for a period of 180 days following the commencement of sale of the securities in this offering, which is also the date of effectiveness of the registration statement of which this prospectus forms a part. See “Underwriting.”

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Certain provisions of the NRS, our Articles of Incorporation and our Bylaws, each as amended, contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms, and increased value to our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants is Pacific Stock Transfer.

Exchange Listing

We have received conditional approval to list our common stock and Warrants on the Nasdaq Capital Market under the symbols “SOSH” and “SOSHW” respectively, provided we have satisfied the initial listing requirements of Nasdaq. No assurance can be given that we will meet those requirements.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock or Warrants and there can be no assurance that a market for our common stock or Warrants will develop or be sustained after this offering. Future sales of our common stock in the public market, including shares issued upon exercise of outstanding options or warrants, or the availability of such shares for sale in the public market, could adversely affect the trading price of our common stock. As described below, only a limited number of shares will be available for sale by our existing stockholders shortly after this offering due to contractual and legal restrictions on resale. Sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the trading price of our common stock at such time and our ability to raise equity capital in the future. Although we have received conditional approval for listing on the Nasdaq Capital Market, we cannot assure you that approval will be granted or that even if listed there will be an active public market for our common stock.

Based on the number of shares of our common stock outstanding as of September 28, 2022, and the vesting of 250,000 Restricted Stock Units to our CEO upon closing of the offering, and assuming no exercise of the underwriters’ over-allotment option to purchase additional shares of common stock and/or Warrants, upon the closing of this offering we will have an aggregate of 8,536,302 shares of common stock outstanding.

All of the shares sold in this offering by us will be freely tradable, except that any shares purchased in this offering by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144 under the Securities Act.

Of the 6,968,121 shares of our common stock outstanding prior to this offering, 4,973,061 will be deemed “restricted securities” as that term is defined in Rule 144 under the Securities Act (as described elsewhere herein, we are concurrently registering for resale 1,995,060 shares of our common stock (along with 378,981 shares purchasable by selling stockholders pursuant to stock purchase warrants); see Alternate Prospectus, below). These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below. We expect that substantially all of these restricted securities will be subject to the lock-up agreements described below.

Additionally, all of our directors and officers, and certain of the holders of 1.0% or more of the outstanding shares of our common stock as of the effective date of the registration statement of which this prospectus is a part, have entered into lock-up agreements with respect to the disposition of their shares. See “Underwriting — Lock-Up Agreements” for additional information.

Rule 144

Affiliate Resales of Restricted Securities

In general, under Rule 144 under the Securities Act, as in effect on the effective date of registration statement of which this prospectus is a part, a person who is one of our affiliates and has beneficially owned shares of our common stock for at least six months would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions” or to market makers, a number of shares within any three-month period, beginning on the date 90 days after the date of this prospectus, that does not exceed the greater of:

●	one percent of the number of shares of common stock then outstanding, which will equal approximately 85,363 shares immediately after the closing of this offering; or

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to a certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and The Nasdaq Capital Market concurrently with either the placing of a sale order with the broker or the execution of a sale directly with a market maker.

Non-Affiliate Resales of Restricted Securities

In general, under Rule 144 under the Securities Act, as in effect on the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months but less than a year, including the holding period of any prior owner other than an affiliate, is entitled to sell the shares beginning on the 91st day after the effective date of the registration statement of which this prospectus is a part without complying with the manner of sale, volume limitation or notice provisions of Rule 144, and will be subject only to the current public information requirements of Rule 144. If such person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the public company requirement and the current public information requirement.

Rule 701

Any of our employees, officers, directors, consultants or advisors who purchased shares under a written compensatory stock or option plan or other written contract may be entitled to sell such shares in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares are required to wait until 90 days after the effective date of a registration statement under the Securities Act before selling those shares. However, substantially all of the shares issued under Rule 701 are subject to the lock-up agreements described below and will only become eligible for sale when the lock-up period expires.

Lock-up Agreements

All of our directors and officers, and certain of the holders of 1.0% or more of the outstanding shares of our common stock as of the effective date of the registration statement of which this prospectus is a part, have entered into lock-up agreements with respect to the disposition of their shares. See “Underwriting — Lock-Up Agreements” for additional information.

2013 Equity Plan

We intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of our common stock subject to outstanding stock options or reserved for issuance under our 2013 Equity Plan. We expect to file this registration statement as soon as practicable after the closing of this offering. However, the shares registered on Form S-8 will be subject to Rule 144 limitations applicable to our affiliates and will not be eligible for resale until expiration of the lock up agreements to which they are subject.

UNDERWRITING

Maxim Group LLC is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated             , 2022 with the Representative, with respect to the Units being offered. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per Unit, less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
Total

The underwriters are committed to purchase all the Units offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the securities covered by the underwriters’ over-allotment option described below. The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 197,727 additional shares and/or Warrants to purchase up to 197,727 additional shares (15% of the shares of common stock and Warrants sold in the offering) at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of our common stock and/or Warrants.

Discounts and Commissions

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Units sold by the underwriters to securities dealers may be sold at a discount of up to $         per Unit from the initial public offering price. The underwriters may offer the Units through one or more of their affiliates or selling agents. If all the Units are not sold at the initial public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Units at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per Unit, less the amount paid by the underwriters to us per Unit. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the Units of common stock to the underwriters at the offering price of $         per share of common stock and $         per Warrant, which represents the public offering price of our Units set forth on the cover page of this prospectus less an 8.0% underwriting discount.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Total Without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that our out-of-pocket expenses for this offering (not including any underwriting discounts and commissions) will be approximately $600,000. The underwriters will not confirm sales to any accounts over which they exercise discretionary authority without first receiving a written consent from those accounts.

We will bear all of our fees, disbursements and expenses in connection with this offering.

We have also agreed to pay for a certain amount of the underwriters’ accountable expenses including actual accountable road show expenses for the offering, the cost associated with the underwriters’ use of book-building and compliance software for the offering, reasonable and documented fees and disbursements of the underwriters’ counsel, background checks of our officers and directors, and other offering related expenses up to an aggregate allowance of $175,000. We have also paid an expense deposit of $25,000 to the Representative and paid an additional $25,000 expense deposit to the Representative concurrently with the filing with the Commission of the registration statement of which this prospectus forms a part, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering. The combined $50,000 expense deposit will be returned to us to the extent not actually incurred.

We have agreed to issue to the underwriters the Underwriters’ Warrants exercisable for [_____] shares of common stock, equal to 8% of the units sold in the offering at a price equal to 110% of the public offering price, to be allocated in full to the underwriters or their designated affiliates. The Underwriters’ Warrants are not included in the securities being sold in this offering. The shares issuable upon exercise of the Underwriters’ Warrants are identical to those offered by this prospectus.

The Underwriters’ Warrants will be exercisable at a per share price of $[___], which equals 110% of the public offering price for a period of five years from the commencement of sales in this offering. The Underwriter’s Warrants and the common stock underlying such warrants are deemed compensation by FINRA and will therefore be subject to a 180-day lock-up pursuant to Rule 5110. The underwriter (or permitted assignees under Rule 5110(e)(2) will not sell, transfer, assign, pledge or hypothecate such warrants or the securities underlying such warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days from the commencement of sales of this offering. The number of shares to be issued under the Underwriters’ Warrants and the exercise price will be subject to adjustments in certain events, including stock splits, stock dividends, and recapitalizations, as permitted in compliance with FINRA Rule 5110(g)(8).

Pursuant to the Underwriters’ Warrants, the underwriters can request that we file up to two registration statements registering all or a portion of the common stock issued or issuable upon exercise of such Underwriters’ Warrant. These registration rights are subject to additional conditions and limitations, including that the underwriters are required to pay all of the expenses for the second demand registration. We are registering the offer and sale of the Underwriters’ Warrants (and underlying shares of common stock) under the registration statement of which this prospectus is a part. The Underwriters’ Warrants will also contain unlimited piggy-pack registration rights. These registration rights have a duration of three years after the commencement of sales of the offering.

Right of First Refusal

Upon the closing of this offering, we will grant to Maxim Group LLC the right of first refusal to act as sole underwriter and book-running manager and/or sole placement agent for any and all future public and private equity and debt (excluding commercial bank debt) offerings or as exclusive financial advisor with respect to any merger, acquisition, or sale of stock or assets of the Company, or any successor to or any subsidiary of the Company, for a period of twenty-four (24) months from the commencement of sales of the offering. The parties agree that the provisions of the preceding sentence shall not be applicable to financing provided by or solicited from any person or entity who is a current holder of the Company’s debt or equity.

Lock-up Agreements

Our officers and directors, and certain of the holders of 1.0% or more of the outstanding shares of our common stock as of the effective date of the registration statement of which this prospectus is a part, comprising in the aggregate 3,440,042 shares, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Representative. The Representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. The initial public offering price will be negotiated between us and the representatives. In determining the initial public offering price of our common stock and Warrants, the representatives will consider:

●	the information set forth in this prospectus and otherwise available to the representatives;

●	our history and prospects for the industry in which we compete;

●	our financial information;

●	the ability of our management and our business potential and earning prospects;

●	the prevailing securities markets at the time of this offering;

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies;

●	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our common stock or that the common stock will trade in the public market at or above the initial public offering price.

We have received conditional approval to list our common stock and Warrants on the Nasdaq Capital Market, subject to notice of issuance, under the symbols “SOSH” and “SOSHW” respectively, provided that we have satisfied the initial listing requirements of Nasdaq. No assurance can be given that we will meet those requirements.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. Each underwriter has represented and agreed that:

●

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

LEGAL MATTERS

The validity of our securities offered hereby will be passed upon for us by Rowland Day II, Law Office, Bigfork, Montana. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been included herein and in the registration statement in reliance upon the report of M&K CPAS, PLLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract, or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the closing of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

SOS HYDRATION INC.

SOS HYDRATION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
Assets	(Unaudited)

Current assets:
Cash	$1,877,097	$1,349,835
Accounts receivable	370,061	403,826
Inventory	1,574,642	1,308,129
Prepaid expenses	112,452	142,103
Total current assets	3,934,252	3,203,893

Right-of-use assets	232,835	—
Security deposits	18,000	—
Property and equipment, net	15,735	28,941
Intangible assets	3,742	3,742

Total Assets	$4,204,564	$3,236,576

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$608,132	$1,219,763
Accrued expenses	120,805	38,469
Current portion of lease liabilities	134,793	—
Revolving lines of credit	—	132,193
Notes payable, related parties	—	2,526
Notes payable, current portion, net of $500,823 of debt discounts at June 30, 2022	542,324	114,528
Total current liabilities	1,406,054	1,507,479

Long-term lease liability	123,424	—
Notes payable, net of $754,032 of debt discounts at December 31, 2021	526,312	880,268

Total Liabilities	2,055,790	2,387,747

Commitments and contingencies	—	—

Stockholders' Equity:
Common stock, $0.001 par value, 200,000,000 shares authorized; 6,911,121 and 5,592,919 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	6,911	5,593
Additional paid-in capital	21,820,850	16,525,444
Accumulated other comprehensive loss	(58,328)	(45,946)
Accumulated (deficit)	(19,620,659)	(15,636,262)
Total Stockholders' Equity	2,148,774	848,829

Total Liabilities and Stockholders' Equity	$4,204,564	$3,236,576

See accompanying notes to financial statements.

SOS HYDRATION INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenues	$948,705	$531,797	$1,682,285	$1,255,328
Cost of goods sold	552,779	369,709	1,114,726	722,234
Gross profit	395,926	162,088	567,559	533,094

Operating expenses:
General and administrative	1,572,918	1,363,004	3,252,421	1,974,790
Professional fees	497,693	729,879	976,318	1,503,100
Bad debts expense	18,128	—	32,154	40,000
Depreciation and amortization expense	6,603	7,038	13,206	13,677
Total operating expenses	2,095,342	2,099,921	4,274,099	3,531,567

Operating loss	(1,699,416)	(1,937,833)	(3,706,540)	(2,998,473)

Other income (expense):
Other income	—	—	70,517	63,573
Interest income	1,127	2,081	2,577	3,614
Interest expense	(175,287)	(21,003)	(350,951)	(32,468)
Total other income (expense)	(174,160)	(18,922)	(277,857)	34,719

Net loss	$(1,873,576)	$(1,956,755)	$(3,984,397)	$(2,963,754)

Other comprehensive loss:
Gain (loss) on foreign currency translation	$(17,068)	$(2,215)	$(12,382)	$(1,942)

Net other comprehensive loss	$(1,890,644)	$(1,958,970)	$(3,996,779)	$(2,965,696)

Weighted average number of common shares
outstanding - basic and fully diluted	5,993,818	3,555,909	5,826,500	3,081,402

Net loss per share - basic and fully diluted	$(0.31)	$(0.55)	$(0.68)	$(0.96)

See accompanying notes to financial statements.

SOS HYDRATION INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

	For the Three Months Ended June 30, 2021
					Accumulated
			Additional		Other		Total
	Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity

Balance, March 31, 2021	2,644,046	$2,644	$9,097,397	$1,100,440	$(46,769)	$(9,558,166)	$595,546

Common stock sold for cash	1,133,528	1,134	2,729,306	(1,100,440)	—	—	1,630,000

Warrants issued on debt financing	—	—	911,230	—	—	—	911,230

Common stock issued for services, related party	238,000	238	643,076	—	—	—	643,314

Common stock issued for services	30,000	30	81,060	—	—	—	81,090

Amortization of common stock options issued for services	—	—	124,147	—	—	—	124,147

Amortization of common stock warrants issued for services	—	—	260,727	—	—	—	260,727

Imputed interest on related party loans	—	—	2,118	—	—	—	2,118

Gain on foreign currency translation	—	—	—	—	(2,215)	—	(2,215)

Net loss for the three months ended June 30, 2021	—	—	—	—	—	(1,956,755)	(1,956,755)

Balance, June 30, 2021	4,045,574	$4,046	$13,849,061	$—	$(48,984)	$(11,514,921)	$2,289,202

	For the Three Months Ended June 30, 2022
					Accumulated
			Additional		Other		Total
	Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity

Balance, March 31, 2022	5,668,183	$5,668	$17,129,519	$—	$(41,260)	$(17,747,083)	$(653,156)

Units of common stock and warrants sold for cash	1,242,938	1,243	4,398,757	—	—	—	4,400,000

Amortization of common stock options issued for services	—	—	162,210	—	—	—	162,210

Amortization of common stock warrants issued for services	—	—	130,364	—	—	—	130,364

Gain on foreign currency translation	—	—	—	—	(17,068)	—	(17,068)

Net loss for the three months ended June 30, 2022	—	—	—	—	—	(1,873,576)	(1,873,576)

Balance, June 30, 2022	6,911,121	$6,911	$21,820,850	$—	$(58,328)	$(19,620,659)	$2,148,774

	For the Six Months Ended June 30, 2021
					Accumulated
			Additional		Other		Total
	Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity

Balance, December 31, 2020	5,543,569	$2,544	$8,144,232	$804,096	$(47,042)	$(8,551,167)	$352,663

Common stock issued on subscriptions payable	100,477	100	108,556	(108,656)	—	—	—

Common stock sold for cash	1,133,528	1,134	2,729,306	(695,440)	—	—	2,035,000

Warrants issued on debt financing	—	—	911,230	—	—	—	911,230

Common stock issued for services, related party	238,000	238	643,076	—	—	—	643,314

Common stock issued for services	30,000	30	81,060	—	—	—	81,090

Amortization of common stock options issued for services	—	—	231,234	—	—	—	231,234

Amortization of common stock warrants issued for services	—	—	996,073	—	—	—	996,073

Imputed interest on related party loans	—	—	4,294	—	—	—	4,294

Loss on foreign currency translation	—	—	—	—	(1,942)	—	(1,942)

Net loss for the six months ended June 30, 2021	—	—	—	—	—	(2,963,754)	(2,963,754)

Balance, June 30, 2021	7,045,574	$4,046	$13,849,061	$—	$(48,984)	$(11,514,921)	$2,289,202

	For the Six Months Ended June 30, 2022
					Accumulated
			Additional		Other		Total
	Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity

Balance, December 31, 2021	5,592,919	$5,593	$16,525,444	$—	$(45,946)	$(15,636,262)	$848,829

Units of common stock and warrants sold for cash	1,318,202	1,318	4,710,258	—	—	—	4,711,576

Amortization of common stock options issued for services	—	—	324,420	—	—	—	324,420

Amortization of common stock warrants issued for services	—	—	260,728	—	—	—	260,728

Gain on foreign currency translation	—	—	—	—	(12,382)	—	(12,382)

Net loss for the six months ended June 30, 2022	—	—	—	—	—	(3,984,397)	(3,984,397)

Balance, June 30, 2022	6,911,121	$6,911	$21,820,850	$—	$(58,328)	$(19,620,659)	$2,148,774

See accompanying notes to financial statements.

SOS HYDRATION INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(3,984,397)	$(2,963,754)
Adjustments to reconcile net loss to
net cash used in operating activities:
Bad debts expense	32,154	—
Depreciation and amortization expense	13,206	13,677
Imputed interest	—	4,294
Amortization of debt discounts	253,209	8,142
Gain on early extinguishment of debt	(70,517)	(63,573)
Common stock issued for services	—	724,404
Amortization of options and warrants issued for services	585,148	1,227,307
Decrease (increase) in assets:
Accounts receivable	1,611	(176,486)
Inventory	(266,513)	(80,974)
Prepaid expenses	29,651	(146,175)
Right-of-use assets	63,811	—
Security deposits	(18,000)	—
Increase (decrease) in liabilities:
Accounts payable	(611,631)	96,647
Accrued expenses	82,888	(8,903)
Lease liability	(38,429)	—
Net cash used in operating activities	(3,927,809)	(1,365,394)

Cash flows from investing activities
Purchase of intangible assets	—	(3,742)
Purchase of property and equipment	—	(48,000)
Net cash used in investing activities	—	(51,742)

Cash flows from financing activities
Proceeds from revolving line of credit	172,219	60,635
Repayments on revolving line of credit	(304,412)	(308,081)
Proceeds from notes payable, related parties	—	682
Repayment of notes payable, related parties	(2,526)	(25,000)
Proceeds from notes payable	—	1,059,965
Repayment of notes payable	(109,404)	(4,571)
Proceeds from sale of common stock	4,711,576	2,035,000
Net cash provided by financing activities	4,467,453	2,818,630

Effect of exchange rate changes on cash	(12,382)	(1,942)

Net increase in cash	527,262	1,399,552
Cash - beginning	1,349,835	577,790
Cash - ending	$1,877,097	$1,977,342

Supplemental disclosures:
Interest paid	$58,964	$13,760
Income taxes paid	$—	$—

Non-cash investing and financing transactions:
Value of warrants issued as debt discount on notes payable	$—	$911,230
Initial recognition of right-of-use assets and lease liabilities	$296,646	$—

See accompanying notes to financial statements.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

SOS Hydration Inc. was incorporated in California on January 24, 2013, and redomiciled in Nevada on October 4, 2021. SOS Hydration Inc. and its subsidiaries (“SOS,” the “Company,” “we,” “our” or “us”) are engaged in the development, marketing, sale, and distribution of family-friendly hydration powders and liquids. Our mission is to rescue consumers from dehydration, no matter the conditions; while promoting wellness through immunity support; improving physical and cognitive performance; and finally driving enjoyment through an improved state of mental and physical wellbeing.

The time, energy, and rigorous scientific standards to which SOS Hydration® has adhered have created a daily hydration product that is truly superior to, and unique from, its competitors. It is only natural that the benefits of personal health, performance, and overall life enjoyment that SOS affords come from three founders with a passion for pursuing those gifts. Their combined expertise as a doctor, athlete, and soldier inspired a vision for SOS that could set new standards for healthy, speedy, and sustained hydration. To realize the dream made reality, they employed the same discipline, dedication, and scientifically verifiable practices that earned each their status as a military officer, elite athlete, and board-certified physician.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). Intercompany accounts and transactions have been eliminated.

The unaudited condensed consolidated financial statements of the Company and the accompanying notes included in this Quarterly Report are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the Condensed Consolidated Financial Statements have been included. Such adjustments are of a normal, recurring nature. The Condensed Consolidated Financial Statements, and the accompanying notes, are prepared in accordance with GAAP and do not contain certain information included in the Company’s Annual Report for the fiscal year ended December 31, 2021. The interim Condensed Consolidated Financial Statements should be read in conjunction with that Annual Report. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at June 30, 2022:

Jurisdiction of
Name of Entity(1)	Incorporation	Relationship
SOS Hydration Inc.(2)	California	Parent
SOS Hydration Limited(3)	United Kingdom	Subsidiary
SOS Hydration (New Zealand) Limited(4)	New Zealand	Subsidiary

(1) All entities are in the form of a corporation.

(2) Parent company, which owns each of the wholly-owned subsidiaries. All subsidiaries shown above are wholly-owned by SOS Hydration Inc.

(3) Incorporated on April 21, 2020 in the United Kingdom.

(4) Incorporated on June 13, 2014, and had minimal operations until being dissolved on July 23, 2021.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The parent company and subsidiaries will be collectively referred to herein as the “Company”, “SOS Hydration” or “SOS”. The Company's headquarters are located in Longmont, Colorado and substantially all of its customers are within the United States and the United Kingdom.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Foreign Currency Translation

The functional currency of the Company’s subsidiaries is the British Pound (GBP) and the New Zealand Dollar (NZD) for the SOS Hydration Limited and SOS Hydration (New Zealand) Limited subsidiaries, respectively. The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted the Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations. Geographically, North American sales accounted for approximately 85% and 83% of the Company’s total sales for the six months ended June 30, 2022 and 2021, respectively.

Fair Value of Financial Instruments

The Company discloses the fair value of certain assets and liabilities in accordance with ASC 820 – Fair Value Measurement and Disclosures (ASC 820). Under ASC 820-10-05, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company had $1,604,158 and $1,065,134 of cash in excess of FDIC insured limits at June 30, 2022 and December 31, 2021, respectively, and has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had an allowance for doubtful accounts of $34,503 and $3,945 at June 30, 2022 and December 31, 2021, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Our beverage products consist of ready to drink Electrolyte beverages, single serving powder drink mix sticks or packets, called sachets, multiple serving consumer boxes, powder drink mix canisters and pouches. Raw materials consist of premix powder and flavor ingredients for the manufacturing of beverages, and packaging and bottling supplies. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of its hydration products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as a separate performance obligation. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 2018-07 (ASC 2018-07). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Adoption of New Accounting Standards and Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. The new guidance will require companies to apply the definition of a performance obligation under accounting standard codification (“ASC”) Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current GAAP, an acquirer in a business combination is generally required to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The new guidance will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. These amendments are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The adoption of ASU 2021-08 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity Classified Written Call Options. ASU 2021-04 addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. ASU 2021-04 is effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. The adoption of ASU 2021-04 has not had a material impact on the Company’s financial statements or related disclosures.

In March 2020, the FASB issued ASU 2020-04 establishing Topic 848, Reference Rate Reform. ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The pronouncement provides temporary optional expedients and exceptions to the current guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The guidance was effective upon issuance and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The adoption of ASU 2020-04 did not have a material impact on the Company’s consolidated financial statements, as we transitioned from the London Interbank Offered Rate, commonly referred to as LIBOR, to alternative references rates, as well as utilizing the aforementioned expedients and exceptions provided in ASU 2020-04.

In August 2020, the FASB issued ASU No. 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2021, with early adoption permitted. The adoption of ASU 2020-06 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective for fiscal years beginning after December 15, 2019, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company adopted the new standard on October 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before October 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. The new standard did not have a material impact.

No other new accounting pronouncements, issued or effective during the period ended June 30, 2022, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $19,620,659, working capital of $2,528,198 and as of June 30, 2022, the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Parties

Related Party Debt

On January 6, 2022, the Company repaid $2,526 USD on an unsecured loan from SM24 Ltd., an entity beneficially controlled by our CEO, James Mayo.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash and cash equivalents and a revolving credit facility that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of June 30, 2022 and December 31, 2021:

	Fair Value Measurements at June 30, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$1,877,097	$—	$—
Right-of-use-asset	—	—	232,835
Intangible assets	3,742	—	—
Total assets	1,880,839	—	232,835
Liabilities
Lease liabilities	—	—	258,217
Notes payable, net of discounts of $500,823	—	1,068,636	—
Total liabilities	—	1,068,636	258,217
	$1,880,839	$(1,068,636)	$(25,382)

	Fair Value Measurements at December 31, 2021
	Level 1	Level 2	Level 3
Assets
Cash	$1,349,835	$—	$—
Total assets	1,349,835	—	—
Liabilities
Revolving lines of credit	—	132,193	—
Notes payable, related parties	—	2,526	—
Notes payable	—	994,796	—
Total liabilities	—	1,129,515	—
	$1,349,835	$(1,129,515)	$—

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the six months ended June 30, 2022 and the year ended December 31, 2021.

Note 5 – Prepaid Expenses

Prepaid expenses at June 30, 2022 and December 31, 2021, consisted of the following:

	June 30,	December 31,
	2022	2021
Prepaid Nasdaq registration fee	$45,000	$—
Prepaid insurance	5,124	13,136
Prepaid advertising	35,833	121,667
Prepaid office and other costs	26,495	7,300
Total prepaid expenses	$112,452	$142,103

Note 6 – Property and Equipment

Property and equipment at June 30, 2022 and December 31, 2021, consisted of the following:

	June 30,	December 31,
	2022	2021
Office equipment	$21,348	$21,348
Furniture and fixtures	5,446	5,446
Website	116,997	116,997
	143,791	143,791
Less: Accumulated depreciation and amortization	(128,056)	(114,850)
Total property and equipment, net	$15,735	$28,941

Depreciation and amortization of property and equipment was $13,206 and $13,677 for the six months ended June 30, 2022 and 2021, respectively.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 7 – Accrued Expenses

Accrued expenses at June 30, 2022 and December 31, 2021, consisted of the following:

	June 30,	December 31,
	2022	2021
Accrued interest	$61,908	$23,683
Accrued payroll and benefits	9,076	4,114
Accrued board fees	39,375	—
Accrued slotting fees	2,200	—
Accrued taxes - other	8,246	10,672
Total accrued expenses	$120,805	$38,469

Note 8 – Leases

On February 1, 2022, the Company entered into a lease for its 2,026 square foot operating and office facility. The non-cancelable real property lease agreement expires on January 31, 2025, at a monthly lease term of $3,770, with approximately a 2% annual escalation of lease payments commencing February 1, 2022, subject to ASU 2016-02. In the locations in which it is economically feasible to continue to operate, management expects to enter into a new lease upon expiration. The operating and office facility lease contains provisions requiring monthly payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise of $1,755 per month. As the Company’s lease does not provide implicit discount rates, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

The components of lease expense were as follows:

For the Six
Months Ended
June 30,
2022
Operating lease costs:
Amortization of assets	$63,811
Interest on lease liabilities	8,996
Lease payments on short term leases	30,669
Total lease cost	$103,476

Supplemental balance sheet information related to leases was as follows:

June 30,
2022
Operating leases:
Colorado warehouse lease	$162,275
NetSuite software lease	70,560
Operating lease assets	$232,835

Current portion of operating lease liabilities	$134,793
Noncurrent operating lease liabilities	123,424
Total operating lease liabilities	$258,217

Weighted average remaining lease term:
Operating leases	2.50 years

Weighted average discount rate:
Operating leases	5.75%

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Supplemental cash flow and other information related to leases was as follows:

For the Six
Months Ended
June 30,
2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$38,429

Leased assets obtained in exchange for lease liabilities:
Total operating lease liabilities	$296,646

The future minimum lease payments due under operating leases as of June 30, 2022 is as follows:

Fiscal Year Ending	Minimum Lease
December 31,	Commitments
2022 (for the remaining six months)	$72,752
2023	127,090
2024	69,200
2025	5,777
2026 and thereafter	—
$274,819
Less effects of discounting	16,602
Lease liability recognized	$258,217

Note 9 – Revolving Lines of Credit

Revolving lines of credit consist of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021

The Company participates in a Working Capital Terms Program (“The Program”) with American Express, whereby the Company enters into short term commercial loans, which allows us to draw funds at a minimum amount of $500 from time to time, for a term, at our election, of either 30 days, 60 days or 90 days, to pay vendors. Pursuant to The Program, the loan funds are advanced directly to our vendors. The loan fee is calculated as a percentage of the loan amount based on the term that we elect for each loan. Repayment of each loan is paid on, or before, the elected term via ACH from our linked bank account.	$—	$132,193

Total revolving lines of credit	$—	$132,193

The Company recorded interest expense pursuant to the stated interest rates on the revolving lines of credit in the amount of $3,790 and $2,664 for the six months ended June 30, 2022 and 2021, respectively.

Note 10 – Notes Payable, Related Parties

Notes payable, related parties consists of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021

On December 31, 2020, the Company, through its wholly-owned subsidiary, SOS Hydration Ltd., received an advance of £1,872 GBP, or $2,526 USD in exchange for an unsecured loan from SM24 Ltd., an entity beneficially controlled by our CEO, James Mayo. The noninterest-bearing loan was due on demand, and was subsequently repaid in January of 2022.	$—	$2,526

Total notes payable, related parties	$—	$2,526

The Company recorded interest expense pursuant to the stated interest rates on the notes payables, related parties, in the amount of $-0- and $6,439 for the six months ended June 30, 2022 and 2021, respectively.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 11 – Notes Payable

Notes payable consists of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021

On June 23, 2021, we accepted subscriptions for $1,100,000 and issued senior secured promissory notes and stock purchase warrants to eleven accredited investors. Each promissory note (titled a “Senior Secured Note”) accrues interest at an annual rate of 12%, of which 10% is to be paid monthly, and the remaining 2% to remain unpaid, compound annually, and is due and payable on the maturity date. Each Senior Secured Note is due and payable on the earlier of: (i) June 23, 2023 (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $4,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. We received gross proceeds of $1,100,000 in connection with the offering, and net proceeds of $990,000, after payment of $110,000 in diligence fees to Eaglevision Ventures, Inc., which is being amortized as a debt discount over the life of the notes. A total of $77,273 of principal was repaid during June of 2022.

The Senior Secured Notes are a general secured obligation of the Company, senior in all respects to the liens, terms, covenants and conditions of all existing debt of the Company, except for our loans from Small Business Administration (see “Contractual Obligations and Commitments”, above). We executed a Security Agreement concurrently with the issuance of the Notes, and filed UCC financing statements with the California Secretary of State.

The documentation with the investors of our June 2021 Bridge Financing contains affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company, and provide to them monthly financial statements and annual budgets. We were also required to file a registration statement with the SEC on or before December 31, 2021, in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.86 per share, expiring ten years from the issuance date. The number of shares available for purchase by a particular investor is equal to the investment amount divided by $2.86. We are required to register the shares issuable upon exercise of the warrants with the SEC in this prospectus. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited consolidated statements of income, cash flows, and stockholder equity for each such monthly period.

	$1,022,727	$1,100,000

On March 18, 2021, the Company borrowed $69,965 from Bank of America (“Lender”), pursuant to a Promissory Note issued to Lender (the “Second Draw PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Second Draw PPP Note carried interest at 1.00% per annum, monthly payments were payable on the earlier of (i) the date on which the amount of forgiveness as determined under the PPP Guidance was remitted to the Lender, (ii) the date on which Lender provided notice to the Company that Lender had determined the Company was not entitled to forgiveness, (iii) the date on which SBA provided notice to Lender that SBA had determined that the Company was not entitled to forgiveness and (iv) if the Company failed to apply for forgiveness on or before the date that occurs ten months after the last day of the forgiveness period, such date. The PPP Note could have been repaid at any time without penalty.

Under the Payroll Protection Program, the Company was eligible for loan forgiveness up to the full amount of the Second Draw PPP Note and any accrued interest. The forgiveness amount was equal to the amount that the Company spent during the 24-week period beginning March 18, 2021 on payroll costs, payment of rent on any leases in force prior to February 15, 2020 and payment on any utility for which service began before February 15, 2020. The maximum amount of loan forgiveness for non-payroll expenses was 40% of the amount of the Second Draw PPP Note. No assurance was provided that the Company could obtain forgiveness of the Second Draw PPP Note in whole or in part.

The Second Draw PPP Note contained customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the Second Draw PPP Note. On January 1, 2022, the Company received forgiveness, as authorized by Section 1106 of the Cares Act in the amount of $70,517, consisting of $69,965 of principal and $552 of interest.

	—	69,965

On October 10, 2021, the Company, through its wholly-owned subsidiary, SOS Hydration Ltd., received net proceeds of £20,000 GBP, or $26,988 USD, on a merchant loan with a face value of £22,600 GBP, or $30,497 USD, from Shopify, pursuant to a demand loan, bearing interest at seventeen percent (17%) per annum. The loan is secured by the Company’s accounts receivable. The balances presented herein have been adjusted to US dollars based on the exchange rate on the balance sheet date. A total of $15,246 of principal was repaid during the six months ended June 30, 2022.	11,526	26,772

On June 9, 2020, the Company entered into a loan authorization and loan agreement with the United States Small Business Administration (the “SBA”), as lender, pursuant to the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business (the “EIDL Loan Agreement”) encompassing a $150,000 Promissory Note issued to the SBA (the “EIDL Note”)(together with the EIDL Loan Agreement, the “EIDL Loan”), bearing interest at 3.75% per annum. In connection with entering into the EIDL Loan, the Company also executed a security agreement, dated June 9, 2020, between the SBA and the Company (the “EIDL Security Agreement”) pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. Under the EIDL Note, the Company is required to pay principal and interest payments of $731 every month beginning June 9, 2021, however, on March 16, 2021, the SBA extended the repayment date to June 9, 2022. On October 28, 2021, the Loan Agreement was modified from $150,000 to $500,000, and the required monthly payments of principal and interest were increased from $731 to $2,494. All remaining principal and accrued interest is due and payable on June 9, 2050. The EIDL Note may be repaid at any time without penalty.	500,000	500,000

On May 6, 2020, the Company entered into a loan agreement with the National Westminster Bank plc under the Bounce Back Loan Scheme (“BBLS”), as managed by the British Business Bank on behalf of, and with the financial backing of, the Secretary of State for Business, Energy and Industrial Strategy in the United Kingdom, pursuant to the Country’s response to the impact of the COVID-19 pandemic on the Company’s business. In accordance with the BBLS, the Company received an advance of £30,000 GBP, or $40,245 USD, and because the Company borrowed less than 25% of the annual turnover it was eligible for an additional £7,500 GBP, or $10,062 USD (“Top-Up”), which was received on November 24, 2020. Both advances bear interest at 2.5% per annum carried a maturity date of May 6, 2026, or 72 months from the loan origination date. The UK Government covers the interest on the BBLS and Top-Up for the first year, making it an interest-free loan for the first year. Monthly payments of £665.53 GBP, consisting of principal and interest, are due and payable over the remaining 60 months of the 72-month term. The balances presented herein have been adjusted to US dollars based on the exchange rate on the balance sheet date. A total of $8,954 USD of principal was repaid during the six months ended June 30, 2022.	35,206	44,160

On May 1, 2020, the Company entered into a loan agreement with Bank of America (“BofA”), as lender (the “Loan Agreement”) encompassing a $63,038 Promissory Note issued to BofA (the “First Draw PPP Note”) pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which provides loans to qualifying businesses and is administered by the U.S. Small Business Administration (the “SBA”). The First Draw PPP Note carried interest at 1.00% per annum, with interest payable monthly beginning November 1, 2020, and principal due in full on May 1, 2022. The First Draw PPP Note could have been repaid at any time without penalty. Under the Payroll Protection Program, the Company was eligible for loan forgiveness up to the full amount of the First Draw PPP Note and any accrued interest. The forgiveness amount was equal to the amount that the Company spent during the 24-week period beginning May 1, 2020 on payroll costs, payment of rent on any leases in force prior to February 15, 2020 and payment on any utility for which service began before February 15, 2020. The maximum amount of loan forgiveness for non-payroll expenses was 40% of the amount of the First Draw PPP Note. On March 9, 2021, the Company received forgiveness, as authorized by Section 1106 of the Cares Act in the amount of $63,573, consisting of $63,038 of principal and $535 of interest.	—	—

On December 16, 2019, the Company entered into an unsecured business loan agreement with Bank of America, N.A. (“BofA Term Loan”) as lender, encompassing a $25,000 Promissory Note issued to BofA (the “Note”). The Note carried interest at a rate of 5% per annum, payable in monthly installments of $749, consisting of principal and interest over the 60-month term of the loan. The Note could be repaid at any time without penalty. A total of $7,931 of principal was repaid on the loan during the six months ended June 30, 2022.	—	7,931

Total notes payable	1,569,459	1,748,828
Less: unamortized debt discounts	500,823	754,032
Notes payable	1,068,636	994,796
Less: current maturities	542,324	114,528
Notes payable, less current maturities	$526,312	$880,268

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company recorded total discounts of $1,021,230 on the Senior Secured Note, consisting of $110,000 of loan origination costs paid to Eaglevision, and an aggregate $911,230 of debt discounts on warrants granted to the eleven investors for warrants issued in consideration of the debt financing received on June 23, 2021 including warrants issued as offering costs to two additional parties. The discounts are being amortized to stock-based compensation expense over the term of the note, until repayment, using the straight-line method, which closely approximated the effective interest method. The Company recognized $225,935 and $7,087 of stock-based compensation expense pursuant to the amortization of note discounts on the warrants during the six months ended June 30, 2022 and 2021, respectively. In addition, $27,274 and $1,055 of debt discounts related to the loan origination costs were expensed during the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022, the unamortized balance of debt discounts was $500,823, consisting of $53,945 and $446,878, on the unamortized loan origination costs and unamortized fair value of the warrants, respectively, which will be amortized over the remaining term of the Loan Agreement.

The Company recognized $75,408 and $4,642 of interest expense for the six months ended June 30, 2022 and 2021, respectively.

The Company recognized interest expense as follows for the six months ended June 30, 2022 and 2021, respectively:

	June 30,	June 30,
	2022	2021

Interest on revolving lines of credit	$3,790	$2,664
Interest on notes payable, related parties	—	6,439
Interest on notes payable	75,408	4,642
Amortization of debt discounts, including $225,935 and $7,087 of warrant expense during June 30, 2022 and 2021, respectively	253,209	8,142
Interest on credit cards	18,544	10,581
Total interest expense	$350,951	$32,468

Note 12 – Changes in Stockholders’ Equity (Deficit)

Common Stock

The Company has 200,000,000 authorized shares of $0.001 par value common stock. As of June 30, 2022, a total of 6,911,121 shares of common stock have been issued.

Common Stock Sales

On June 8, 2022, we sold common stock and stock purchase warrants, and received proceeds of $250,000 from an accredited investor. Pursuant to this sale, we issued 70,621 shares of our common stock, and issued warrants to purchase an additional 70,621 shares at $3.54 per share on a cashless basis. Each warrant expires seven and a half years from the date of grant. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The estimated value of the warrants using the Black-Scholes Pricing Model, based on a volatility rate of 81.3% and a call option value of $2.2084, was $155,958.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchaser will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the Closing.

●	If the Company’s gross revenue is less than $6,000,000 for the calendar year ended December 31, 2023 the purchaser shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

On June 7, 2022, we sold common stock and stock purchase warrants, and received proceeds of $200,000 from an accredited investor. Pursuant to this sale, we issued 56,498 shares of our common stock, and issued warrants to purchase an additional 56,498 shares at $3.54 per share on a cashless basis. Each warrant expires seven and a half years from the date of grant. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The estimated value of the warrants using the Black-Scholes Pricing Model, based on a volatility rate of 81.3% and a call option value of $2.2079, was $124,741.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchaser will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the Closing.

●	If the Company’s gross revenue is less than $6,000,000 for the calendar year ended December 31, 2023 the purchaser shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

On June 6, 2022, we sold common stock and stock purchase warrants, and received proceeds of $3,950,000 from an accredited investor. Pursuant to this sale, we issued 1,115,819 shares of our common stock, and issued warrants to purchase an additional 1,115,819 shares at $3.54 per share on a cashless basis. Each warrant expires seven and a half years from the date of grant. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The estimated value of the warrants using the Black-Scholes Pricing Model, based on a volatility rate of 81.2% and a call option value of $2.2075, was $2,463,159.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchaser will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the Closing.

●	If the Company’s gross revenue is less than $6,266,667 for the calendar year ended December 31, 2023 the purchaser shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

On various dates from January 4, 2022 through January 30, 2022, we sold common stock and stock purchase warrants, and received proceeds of $311,576 from three accredited investors. Pursuant to these sales, we issued 75,264 shares of our common stock, and issued warrants to purchase an additional 75,264 shares at $5.00 per share. Each warrant expires three years from the date of grant. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 95.2% and a weighted average call option value of $1.8928, was $142,456.

Amortization of Debt Discounts

A total of $225,935 and $27,274 of finance costs were recognized as interest expense during the six months ending June 30, 2022 on the amortization of $911,230 of warrants and $110,000 of closing and legal costs, respectively, issued as a debt discount during 2021.

Amortization of Stock-Based Compensation

A total of $585,148 of stock-based compensation expense was recognized from the amortization stock options and warrants issued for services during the six months ending June 30, 2022. As of June 30, 2022, a total of $649,442 of unamortized expenses are expected to be expensed over the vesting period.

Note 13 – Common Stock Options

Stock Incentive Plan

Our board of directors and shareholders adopted our 2013 Equity Incentive Plan on August 28, 2013 (the “2013 Plan”), as amended most recently on September 9, 2021 to increase the shares reserved under the plan from 1,020,000 shares to 1,800,000 shares. Our 2013 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants, and stock appreciation rights.

Outstanding Options

Options to purchase an aggregate total of 480,382 shares of common stock at a weighted average exercise price of $1.56, exercisable over a weighted average life of 5.9 years were outstanding as of June 30, 2022.

The Company recognized a total of $324,420, and $231,234 of compensation expense during the six months ending June 30, 2022 and 2021, respectively, related to common stock options issued to Consultants, Employees and Directors that are being amortized over the implied service term, or vesting period, of the options. The remaining unamortized balance of these options is $432,171 as of June 30, 2022.

Note 14 – Common Stock Warrants

Warrants to purchase a total of 3,084,028 shares of common stock at a weighted average exercise price of $3.70 per share, exercisable over a weighted average life of 8.33 years were outstanding as of June 30, 2022.

Warrants Granted with the Sale of Stock

Between June 6 and June 8, 2022, we sold common stock and stock purchase warrants, and received aggregate proceeds of $4,400,000 from three accredited investors. Pursuant to these sales, we issued 1,242,938 shares of our common stock, and issued warrants to purchase an additional 1,242,938 shares at $3.54 per share on a cashless basis. Each warrant expires seven and a half years from the date of grant. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 81.2% and a weighted average call option value of $2.2079, was $2,743,858.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchasers will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the Closing.

●	If the Company’s gross revenue is less than $6,000,000 for the calendar year ended December 31, 2023 the purchasers shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

On various dates between January 4, 2022 and January 30, 2022, the Company received total proceeds of $311,576 from the sale of 75,264 units, consisting in the aggregate of 75,264 shares of common stock and three-year warrants to purchase 75,264 shares of common stock at an exercise price of $5.00 per share to three accredited investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 95.0% and a weighted average call option value of $1.8921, was $142,456.

Note 15 – Other Income

Other income for the six months ended June 30, 2022 and 2021 was $70,517 and $63,573, and consisted entirely of the gain on early extinguishment of debt related to the forgiveness of the Second Draw and First Draw of the PPP Loans, respectively.

Note 16 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the six months ended June 30, 2022 and the year ended December 31, 2021, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2022, the Company had approximately $13,842,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2033.

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2022 and December 31, 2021, respectively.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 17 – Commitments and Contingencies

The Company from time to time may be involved in various inquiries, administrative proceedings and litigation relating to matters arising in the normal course of business. The Company is not aware of any inquiries or administrative proceedings and is not currently a defendant in any material litigation and is not aware of any threatened litigation that could have a material effect on the Company.

On June 1, 2021, the Company entered into a consulting agreement whereby the Company will issue warrants to purchase 1.5% of the Company’s outstanding shares based on a fully diluted, pre-money valuation of $15 million (the “Consultant Warrants”) once an S-1 registration statement has been declared effective by the SEC. The Consultant Warrants will have a 5-year term, will be registered with the shares issued with an IPO or other going-public transaction, and have a cashless exercise provision at a $2.86 exercise price. There is no current impact on the Company’s financial statements. These warrants that will be awarded upon an effective registration statement are compensatory in nature. In accordance with ASC 718-20, the fair value of the warrants will be determined on the grant date using the Black-Scholes Pricing Model, and the resulting fair value of the warrants will be expensed as compensation with a credit to Additional Paid-In Capital on the balance sheet. We estimate that the fair value of the warrants may result in compensation expense of approximately $623,000, and result in the issuance of approximately 54,300 shares on a cashless basis.

On November 6, 2020, the Company issued 250,000 Restricted Stock Units to its CEO, James Mayo. The RSU awards 250,000 shares of common stock upon the achievement of certain milestones (“Vesting”). The Vesting is contingent upon the closing of a Corporate Transaction, defined as (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with, or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group, or (d) an initial public offering. Upon a successful closing of a Corporate Transaction, the RSU shall vest in full.

SOS HYDRATION INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 18 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date hereof, which these financial statements were issued. No events occurred of a material nature that would have required adjustments to or disclosure in these financial statements except as follows:

Common Stock Issued for Services

On July 16, 2022, the Company issued 15,000 shares of common stock to Matthew Mitchell pursuant to Mr. Mitchell’s appointment to the Board of Directors. The aggregate fair value of the common stock was $53,100, based on the closing traded price of the common stock on the date of grant.

On July 16, 2022, the Company issued 7,000 shares of common stock to Generate Growth LLC, an entity beneficially owned by Meg Carlson, pursuant to Mrs. Carlson’s appointment to the Board of Directors. The aggregate fair value of the common stock was $24,780, based on the closing traded price of the common stock on the date of grant.

On July 11, 2022, the Company issued 35,000 shares of common stock to its securities attorney for services rendered. The aggregate fair value of the common stock was $123,900, based on the closing traded price of the common stock on the date of grant.

Common Stock Options Issued for Services

On July 16, 2022, the Company awarded options to purchase an aggregate total of 617,177 shares of common stock at a weighted average exercise price of $3.54, exercisable over a weighted average life of 10 years with vesting terms ranging from three years to fully vested.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of SOS Hydration, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SOS Hydration, Inc. (“the Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses from operations and insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As discussed in Note 2 to the financial statements, the Company had a going concern due to continual net loss, insufficient net capital, and cash used in operations.

Auditing managements’ evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluate the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/M&K CPAS, PLLC

We have served as the Company’s auditor since 2021.

Houston, TX

March 21, 2022

SOS HYDRATION INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
Assets

Current assets:
Cash	$1,349,835	$577,790
Accounts receivable	403,826	192,582
Inventory	1,308,129	751,795
Prepaid expenses	142,103	1,334
Total current assets	3,203,893	1,523,501

Property and equipment, net	28,941	6,454
Intangible assets	3,742	—

Total Assets	$3,236,576	$1,529,955

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,219,763	$372,001
Accrued expenses	38,469	59,310
Revolving lines of credit	132,193	247,446
Convertible notes payable, related parties	—	122,400
Notes payable, related parties	2,526	97,425
Notes payable, current portion	114,528	68,682
Total current liabilities	1,507,479	967,264

Notes payable	880,268	210,028

Total Liabilities	2,387,747	1,177,292

Commitments and contingencies	—	—

Stockholders’ Equity:
Common stock, $0.001 par value, 200,000,000 shares authorized; 5,592,919 and 2,543,569
shares issued and outstanding at December 31, 2021 and 2020, respectively	5,593	2,544
Additional paid-in capital	16,525,444	8,144,232
Subscriptions payable, consisting of -0- and 443,523
shares at December 31, 2021 and 2020, respectively	—	804,096
Accumulated other comprehensive loss	(45,946)	(47,042)
Accumulated (deficit)	(15,636,262)	(8,551,167)
Total Stockholders’ Equity	848,829	352,663

Total Liabilities and Stockholders’ Equity	$3,236,576	$1,529,955

The accompanying notes are an integral part of these consolidated financial statements.

SOS HYDRATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended
	December 31,
	2021	2020

Revenues	$3,722,649	$1,782,632
Cost of goods sold	2,557,533	1,241,760
Gross profit	1,165,116	540,872

Operating expenses:
General and administrative	5,228,987	1,614,331
Professional fees	2,640,787	598,411
Bad debts expense	88,959	76
Depreciation and amortization expense	27,682	4,098
Total operating expenses	7,986,415	2,216,916

Operating loss	(6,821,299)	(1,676,044)

Other income (expense):
Gain on early extinguishment of debt	132,790	12,331
Interest income	9,547	73
Interest expense	(406,133)	(84,806)
Total other income (expense)	(263,796)	(72,402)

Net loss	$(7,085,095)	$(1,748,446)

Other comprehensive loss:
Gain on foreign currency translation	$1,096	$1,869

Net other comprehensive loss	$(7,083,999)	$(1,746,577)

Weighted average number of common shares
outstanding - basic and fully diluted	3,814,756	2,207,794

Net loss per share - basic and fully diluted	$(1.86)	$(0.79)

The accompanying notes are an integral part of these consolidated financial statements.

SOS HYDRATION INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
			Additional		Other		Total
	Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity

Balance, December 31, 2019	2,151,324	$2,151	$6,812,803	$108,656	$(48,911)	$(6,802,721)	$71,978

Common stock sold for cash	392,245	393	966,403	695,440	—	—	1,662,236

Amortization of common stock options issued for services	—	—	356,291	—	—	—	356,291

Imputed interest on related party loans	—	—	8,735	—	—	—	8,735

Gain on foreign currency translation	—	—	—	—	1,869	—	1,869

Net loss	—	—	—	—	—	(1,748,446)	(1,748,446)

Balance, December 31, 2020	2,543,569	$2,544	$8,144,232	$804,096	$(47,042)	$(8,551,167)	$352,663

Common stock issued on subscriptions payable	100,477	100	108,556	(108,656)	—	—	—

Common stock sold for cash	1,546,383	1,546	4,437,978	(695,440)	—	—	3,744,084

Exercise of common stock for cash	47,385	48	82,880	—	—	—	82,928

Common stock issued for debt conversion, related party	1,067,105	1,067	105,643	—	—	—	106,710

Warrants issued on debt financing	—	—	911,230	—	—	—	911,230

Common stock issued for services, related party	238,000	238	643,076	—	—	—	643,314

Common stock issued for services	50,000	50	163,808	—	—	—	163,858

Amortization of common stock options issued for services	—	—	620,605	—	—	—	620,605

Amortization of common stock warrants issued for services	—	—	1,300,255	—	—	—	1,300,255

Imputed interest on related party loans	—	—	7,181	—	—	—	7,181

Gain on foreign currency translation	—	—	—	—	1,096	—	1,096

Net loss	—	—	—	—	—	(7,085,095)	(7,085,095)

Balance, December 31, 2021	5,592,919	$5,593	$16,525,444	$—	$(45,946)	$(15,636,262)	$848,829

The accompanying notes are an integral part of these consolidated financial statements.

SOS HYDRATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(7,085,095)	$(1,748,446)
Adjustments to reconcile net loss to
net cash used in operating activities:
Bad debts expense	169,572	—
Depreciation and amortization expense	27,682	4,098
Impairment of intangible assets	—	1,036
Imputed interest	7,181	8,735
Amortization of debt discounts	267,198	—
Gain on early extinguishment of debt	(63,573)	—
Common stock issued for services	807,172	—
Amortization of options and warrants issued for services	1,920,860	356,291
Decrease (increase) in assets:
Accounts receivable	(380,816)	45,697
Inventory	(556,334)	(405,318)
Prepaid expenses	(140,769)	22,061
Increase (decrease) in liabilities:
Accounts payable	847,762	54,898
Accrued expenses	(10,996)	36,397
Net cash used in operating activities	(4,190,156)	(1,624,551)

Cash flows from investing activities
Purchase of intangible assets	(3,742)	—
Purchase of property and equipment	(50,169)	(1,918)
Net cash used in investing activities	(53,911)	(1,918)

Cash flows from financing activities
Proceeds from revolving line of credit	230,247	719,690
Repayments on revolving line of credit	(345,500)	(480,631)
Repayment of convertible notes payable, related parties	(25,000)	—
Proceeds from notes payable, related parties	2,526	29,135
Repayment of notes payable, related parties	(97,425)	(58,306)
Proceeds from notes payable	1,442,019	263,345
Repayment of notes payable	(18,863)	(9,635)
Proceeds from sale of common stock	3,827,012	1,662,236
Net cash provided by financing activities	5,015,016	2,125,834

Effect of exchange rate changes on cash	1,096	1,869

Net increase in cash	772,045	501,234
Cash - beginning	577,790	76,556
Cash - ending	$1,349,835	$577,790

Supplemental disclosures:
Interest paid	$129,194	$69,238
Income taxes paid	$—	$—

Non-cash investing and financing transactions:
Value of shares issued for conversion of debt, related party	$106,710	$—
Value of warrants issued as a debt discount	$911,230	$—

The accompanying notes are an integral part of these consolidated financial statements.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

SOS Hydration Inc. was incorporated in California on January 24, 2013, and redomiciled in Nevada on October 4, 2021. SOS Hydration Inc. and its subsidiaries (“SOS,” the “Company,” “we,” “our” or “us”) are engaged in the development, marketing, sale, and distribution of family-friendly hydration powders and liquids. Our mission is to rescue consumers from dehydration, no matter the conditions; while promoting wellness through immunity support; improving physical and cognitive performance; and finally driving enjoyment through an improved state of mental and physical wellbeing.

The time, energy, and rigorous scientific standards to which SOS Hydration® has adhered have created a daily hydration product that is truly superior to, and unique from, its competitors. It is only natural that the benefits of personal health, performance, and overall life enjoyment that SOS affords come from three founders with a passion for pursuing those gifts. Their combined expertise as a doctor, athlete, and soldier inspired a vision for SOS that could set new standards for healthy, speedy, and sustained hydration. To realize the dream made reality, they employed the same discipline, dedication, and scientifically verifiable practices that earned each their status as a military officer, elite athlete, and board-certified physician.

Basis of Accounting

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (SEC). Intercompany accounts and transactions have been eliminated. All references to Generally Accepted Accounting Principles (“GAAP”) are in accordance with The FASB Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at December 31, 2021:

Jurisdiction of
Name of Entity(1)	Incorporation	Relationship
SOS Hydration Inc.(2)	California	Parent
SOS Hydration Limited(3)	United Kingdom	Subsidiary
SOS Hydration (New Zealand) Limited(4)	New Zealand	Subsidiary

(1) All entities are in the form of a corporation.

(2) Parent company, which owns each of the wholly-owned subsidiaries. All subsidiaries shown above are wholly-owned by SOS Hydration Inc.

(3) Incorporated on April 21, 2020 in the United Kingdom.

(4) Incorporated on June 13, 2014, and had minimal operations until being dissolved on July 23, 2021.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The parent company and subsidiaries will be collectively referred to herein as the “Company”, “SOS Hydration” or “SOS”. The Company’s headquarters are located in Longmont, Colorado and substantially all of its customers are within the United States and the United Kingdom.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Foreign Currency Translation

The functional currency of the Company’s subsidiaries is the British Pound (GBP) and the New Zealand Dollar (NZD) for the SOS Hydration Limited and SOS Hydration (New Zealand) Limited subsidiaries, respectively. The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted the Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations. Geographically, North American sales accounted for approximately 88% and 85% of the Company’s total sales for the years ended December 31, 2021 and 2020, respectively.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payables and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were no cash equivalents on hand at December 31, 2021 and 2020.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company had $1,065,134 and $271,271 in excess of FDIC insured limits at December 31, 2021 and 2020, respectively, and has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had an allowance for doubtful accounts of $3,945 and $-0- at December 31, 2021 and 2020, respectively.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Inventory

Our beverage products consist of ready to drink Electrolyte beverages, single serving powder drink mix sticks or packets, called sachets, multiple serving consumer boxes, powder drink mix canisters and pouches. Raw materials consist of premix powder and flavor ingredients for the manufacturing of beverages, and packaging and bottling supplies. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. No reserve for obsolete inventories has been recognized. Inventory, including material overhead, labor, and manufacturing overhead, are stated at the lower of cost (first-in, first-out) or net realizable value and consist of the following:

	December 31,	December 31,
	2021	2020
Finished goods	$784,653	$507,298
Work in progress	441,373	185,590
Raw materials	82,103	58,907
	$1,308,129	$751,795

Property and Equipment

Property and equipment are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Office equipment	3 years
Furniture and fixtures	5 years
Website	2 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations. Depreciation and amortization expense was $27,682 and $4,098 for the years ended December 31, 2021 and 2020, respectively.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations.

Our intellectual property is comprised of indefinite-lived brand names and trademarks acquired and have been assigned an indefinite life as we currently anticipate that these brand names will contribute cash flows to the Company perpetually. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Intangible Assets

Intangible assets consist of trademarks and are capitalized when acquired. The determination of fair value involves considerable estimates and judgment. In particular, the fair value of a reporting unit involves, among other things, developing forecasts of future cash flows and determining an appropriate discount rate. Although SOS believes it has based its impairment testing of its intangible assets on reasonable estimates and assumptions, the use of different estimates and assumptions could result in materially different results. If the current legal and regulatory environment, business or competitive climate worsens, or SOS’s operating companies’ strategic initiatives adversely affect their financial performance, the fair value of trademarks and other intangible assets could be impaired in future periods. Trademarks and other intangible assets with indefinite lives are not amortized, but are tested for impairment annually, in the fourth quarter, and more frequently if events and circumstances indicate that the asset might be impaired.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of its hydration products in accordance with a five-step model in which the Company evaluates the transfer of promised goods or services and recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration which the Company expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has elected, as a practical expedient, to account for the shipping and handling as fulfillment costs, rather than as a separate performance obligation. Revenue is reported net of applicable provisions for discounts, returns and allowances. Methodologies for determining these provisions are dependent on customer pricing and promotional practices. The Company records reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded. These estimates are based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $2,537,520 and $850,472 for the years ended December 31, 2021 and 2020, respectively.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 2018-07 (ASC 2018-07). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2021 and 2020, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Adoption of New Accounting Standards and Recently Issued Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2018, with early adoption permitted. The new standard did not have a material impact.

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective for fiscal years beginning after December 15, 2019, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company adopted the new standard on October 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before October 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. The new standard did not have a material impact.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Note 2 – Going Concern

As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $15,636,262, working capital of $1,696,414 and as of December 31, 2021, the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Related Parties

Related Party Debt Conversions for the Year Ended December 31, 2021

On December 13, 2021, our CEO, Mr. James Mayo, converted debt of $46,710, consisting of $37,400 of principal and $9,310 of interest, on the January 1, 2014 convertible demand note in exchange for 467,105 shares of common stock.

On September 17, 2021, our CEO, Mr. James Mayo, converted $60,000 of principal on the January 1, 2014 convertible demand note in exchange for 600,000 shares of common stock.

Shares Issued on Subscriptions Payable for the Year Ended December 31, 2021

On February 7, 2021, the Company issued 98,937 shares to the CEO’s Mother in satisfaction of a 2016 debt conversion in the amount of $95,000 that had been carried as a Subscriptions Payable on the balance sheet.

Common Stock Issued for Services for the Year Ended December 31, 2021

On June 9, 2021, the Company awarded 238,000 shares of common stock to the Company’s CEO, Mr. James Mayo, for services provided. The aggregate fair value of the common stock was $643,314 based on the closing price of the Company’s common stock on the date of grant.

Unvested Restricted Stock Unit Issued for Services for the Year Ended December 31, 2020

On November 6, 2020, the Company issued 250,000 Restricted Stock Units to its CEO, James Mayo. The RSU awards 250,000 shares of common stock upon the achievement of certain milestones (“Vesting”). The Vesting is contingent upon the closing of a Corporate Transaction, defined as (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with, or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group, or (d) an initial public offering. Upon a successful closing of a Corporate Transaction, the RSU shall vest in full. As of December 31, 2021, a total of $1,282,100 of unamortized expenses are expected to be expensed over the vesting period.

Options Granted for the Year Ended December 31, 2021

On November 1, 2021, the Company granted options to purchase 30,000 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a ten-year term to the Company’s CFO. Twenty-five (25%) of the options vest on each three-month anniversary of the option grant until fully vested.

On July 16, 2021, the Company granted options to purchase an aggregate 33,704 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a two-year term to the four members of our Board of Directors. The options vest on the one-year anniversary of the award.

On March 2, 2021, the Company’s Board of Directors granted an aggregate amount of 91,735 stock options pursuant to the 2013 Plan to purchase shares of the Company’s common stock to several officers and directors at an exercise price of $1.51 per share as follows:

	Exercise	Vesting	Stock Option
Name and Title at Time of Grant	Term	Terms	Shares Granted
James Mayo, Chairman of the Board and CEO:
	10 years	Monthly over 36 months	36,673
	10 years	Monthly over 24 months	18,336
	10 years	Monthly over 24 months	5,000
Robert Ludecke, Director:
	10 years	Monthly over 24 months	2,000
	10 years	Monthly over 24 months	4,057
	10 years	Monthly over 24 months	4,333
Thomas Mayo, Director:
	10 years	Monthly over 24 months	18,336
Leighton Smith, CFO, at the time:
	10 years	Monthly over 24 months	3,000

Total:			91,735

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Options Granted for the Year Ended December 31, 2020

On November 1, 2020, an advisor, who subsequently became one of our directors in October of 2021, was granted options to purchase 10,822 shares of the Company’s common stock at an exercise price of $1.51 per share. The option grant will vest monthly over the first 24 months until fully vested. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 98.20% and a call option value of $4.5246, was $48,965. The options are being expensed over the vesting period, resulting in $24,482 and $4,080 of stock-based compensation expense during the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, a total of $20,402 of unamortized expenses are expected to be expensed over the vesting period.

Warrants Granted for Services for the Year Ended December 31, 2021

On February 1, 2021, the Company’s Board of Directors granted warrants to purchase 300,000 shares of the Company’s common stock to one of our directors at an exercise price of $3.8171 per share. The fully vested warrant is exercisable over a seven-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.38% and call option value of $2.0810, was $624,307. The warrant was expensed over the vesting period, resulting in $624,307 of stock-based compensation expense during the year ended December 31, 2021.

See also Notes 11 and 12, below, for additional related party debt transactions.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has cash and cash equivalents and a revolving credit facility that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of December 31, 2021 and 2020:

	Fair Value Measurements at December 31, 2021
	Level 1	Level 2	Level 3
Assets
Cash	$1,349,835	$—	$—
Total assets	1,349,835	—	—
Liabilities
Revolving lines of credit	—	132,193	—
Notes payable, related parties	—	2,526	—
Notes payable	—	994,796	—
Total liabilities	—	1,129,515	—
	$1,349,835	$(1,129,515)	$—

	Fair Value Measurements at December 31, 2020
	Level 1	Level 2	Level 3
Assets
Cash	$577,790	$—	$—
Total assets	577,790	—	—
Liabilities
Revolving lines of credit	—	247,446	—
Convertible notes payable, related parties	—	—	122,400
Notes payable, related parties	—	97,425	—
Notes payable	—	278,710	—
Total liabilities	—	623,581	122,400
	$577,790	$(623,581)	$(122,400)

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended December 31, 2021 and 2020.

Note 5 – Major Customers and Accounts Receivable

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the years ended December 31, 2021 and 2020, two customers accounted for 58% and 85% of revenue, respectively.

At December 31, 2021, three customers accounted for 65% of accounts receivable. At December 31, 2020, four customers accounted for 85% of accounts receivable.

Note 6 – Prepaid Expenses

Prepaid expenses consist of the following:

	December 31,
	2021	2020
Prepaid insurance costs	$13,136	$—
Prepaid advertising	121,667	—
Prepaid office and other costs	7,300	1,334
Total prepaid expenses	$142,103	$1,334

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Property and Equipment

Property and equipment at December 31, 2021 and 2020, consisted of the following:

	December 31,	December 31,
	2021	2020
Office equipment	$21,348	$19,179
Furniture and fixtures	5,446	5,446
Website	116,997	68,997
	143,791	93,622
Less: Accumulated depreciation and amortization	(114,850)	(87,168)
Total property and equipment, net	$28,941	$6,454

Depreciation and amortization of property and equipment was $27,682 and $4,098 for the years ended December 31, 2021 and 2020, respectively.

Note 8 – Intangible Assets

Intangible assets at December 31, 2021 and 2020, consisted of the following:

	December 31,
	2021	2020
Trademarks	$3,742	$—

The Company impaired $1,036 of trademarks during the year ended December 31, 2020.

Note 9 – Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2021	2020
Accrued interest	$23,683	$21,657
Accrued payroll	4,114	37,653
Accrued taxes - other	10,672	—
Total accrued expenses	$38,469	$59,310

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Revolving Lines of Credit

Revolving lines of credit consist of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020

The Company participates in a Working Capital Terms Program (“The Program”) with American Express, whereby the Company enters into short term commercial loans, which allows us to draw funds at a minimum amount of $500 from time to time, for a term, at our election, of either 30 days, 60 days or 90 days, to pay vendors. Pursuant to The Program, the loan funds are advanced directly to our vendors. The loan fee is calculated as a percentage of the loan amount based on the term that we elect for each loan. Repayment of each loan is paid on, or before, the elected term via ACH from our linked bank account.	$132,193	$—

On August 17, 2020, we entered into a Loan Agreement, Secured Promissory Note, and Security Agreement with Gemini Finance Corp., which allows us to draw funds from time to time, up to an aggregate principal amount of $700,000, for the purpose of purchasing inventory and factoring accounts receivable. Originally due January 31, 2021. The note accrues interest at 2.5% per month, and requires a 2% origination fee on each draw. Repayment of the note was secured by our personal property, including our inventory, contract rights and other general intangibles, deposit accounts, accounts receivables, and chattel paper. The note originally required that we make payments weekly equal to 40% of revenues collected during the prior seven days; in November 2020, we and Gemini agreed that we would make weekly payments of $20,000, which we have continued to do. As of December 31, 2020, we had made draws in the aggregate amount of $695,746, which Gemini paid directly to our vendors, accrued interest in the amount of $33,003, and made payments totaling $496,718. As of December 31, 2020, the balance due to Gemini on the note was $247,446. On various dates between January 4, 2021 and January 14, 2021, we made additional aggregate payments of $250,110, including $2,664 of interest, in full satisfaction of the note.	—	247,446

Total revolving lines of credit	$132,193	$247,446

The Company recorded interest expense pursuant to the stated interest rates on the revolving lines of credit in the amount of $10,884 and $49,784 for the years ended December 31, 2021 and 2020, respectively.

Note 11 – Convertible Notes Payable, Related Parties

Notes payable, related parties consist of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020

On January 1, 2014, our CEO, James Mayo, advanced unsecured demand loans to the Company, bearing interest at two percent (2%) per annum in an aggregate amount of $122,400 to the Company. The note was convertible into common stock at a price equal to $0.10 per share. A total of $25,000 of principal was repaid during the second quarter of 2021, and on September 17, 2021, Mr. Mayo converted $60,000 of principal in exchange for 600,000 shares of common stock. The remaining balance of $46,710, consisting of $37,400 of principal and $9,310 of interest, was converted into 467,105 shares on December 13, 2021. The Company imputed an additional 4% of interest expense.	$—	$122,400

Total convertible notes payable, related parties	$—	$122,400

The Company recorded interest expense pursuant to the stated interest rates on the notes payables, related parties, in the amount of $3,341 and $7,364 for the years ended December 31, 2021 and 2020, respectively.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Notes Payable, Related Parties

Notes payable, related parties consists of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020

On December 31, 2020, the Company, through its wholly-owned subsidiary, SOS Hydration Ltd., received an advance of £1,872 GBP, or $2,526 USD in exchange for an unsecured loan from SM24 Ltd., an entity beneficially controlled by our CEO, James Mayo. The non-interest bearing loan was due on demand, and was subsequently repaid in January of 2022.	$2,526	$—

On January 1, 2014, Thomas Mayo, our CEO’s Brother, advanced an unsecured demand loan to the Company, bearing interest at two percent (2%) per annum in an aggregate amount of $30,315. Mr. Mayo advanced another $4,999 and $28,011 on October 31, 2019 and June 30, 2020, respectively, under similar terms. The Company imputed an additional 4% of interest expense. On December 14, 2021, the Company repaid the loan in full with a payment of $69,537, consisting of $63,325 of principal and $6,212 of interest.	—	63,325

On June 25, 2014, the Company, through its wholly-owned subsidiary, SOS Hydration Ltd., received an advance of £25,000 GBP, or $32,975 USD, from Lynne Mayo, our CEO’s Mother, pursuant to an unsecured demand loan, bearing interest at two percent (2%) per annum. The Company imputed an additional 4% of interest expense. The balances presented herein have been adjusted to US dollars based on the exchange rate on the balance sheet date. On December 20, 2021, the Company repaid the loan in full with a payment of $39,114, consisting of $34,100 of principal and $5,014 of interest.	—	34,100

Total notes payable, related parties	$2,526	$97,425

The Company recorded interest expense pursuant to the stated interest rates on the notes payables, related parties, in the amount of $7,658 and $7,748 for the years ended December 31, 2021 and 2020, respectively.

Note 13 – Notes Payable

Notes payable consists of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020

On June 23, 2021, we accepted subscriptions for $1,100,000 and issued senior secured promissory notes and stock purchase warrants to eleven accredited investors. Each promissory note (titled a “Senior Secured Note”) accrues interest at an annual rate of 12%, of which 10% is to be paid monthly, and the remaining 2% to remain unpaid, compound annually, and is due and payable on the maturity date. Each Senior Secured Note is due and payable on the earlier of: (i) June 23, 2023 (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $4,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. We received gross proceeds of $1,100,000 in connection with the offering, and net proceeds of $990,000, after payment of $110,000 in diligence fees to Eaglevision Ventures, Inc., which is being amortized as a debt discount over the life of the notes.

The Senior Secured Notes are a general secured obligation of the Company, senior in all respects to the liens, terms, covenants and conditions of all existing debt of the Company, except for our loans from Small Business Administration (see “Contractual Obligations and Commitments”, above). We executed a Security Agreement concurrently with the issuance of the Notes, and filed UCC financing statements with the California Secretary of State.

The documentation with the investors of our June 2021 Bridge Financing contains affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company, and provide to them monthly financial statements and annual budgets. We are also required to file a registration statement with the SEC on or before December 31, 2021, in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.86 per share, expiring ten years from the issuance date. The number of shares available for purchase by a particular investor is equal to the investment amount divided by $2.86. We are required to register the shares issuable upon exercise of the warrants with the SEC in this prospectus. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited consolidated statements of income, cash flows, and stockholder equity for each such monthly period.

	$1,100,000	$—

On March 18, 2021, the Company borrowed $69,965 from Bank of America (“Lender”), pursuant to a Promissory Note issued to Lender (the “Second Draw PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Second Draw PPP Note bears interest at 1.00% per annum, monthly payments are payable on the earlier of (i) the date on which the amount of forgiveness as determined under the PPP Guidance is remitted to the Lender, (ii) the date on which Lender provides notice to the Company that Lender has determined the Company is not entitled to forgiveness, (iii) the date on which SBA provides notice to Lender that SBA has determined that the Company is not entitled to forgiveness and (iv) if the Company fails to apply for forgiveness on or before the date that occurs ten months after the last day of the forgiveness period, such date. The PPP Note may be repaid at any time without penalty.

Under the Payroll Protection Program, the Company will be eligible for loan forgiveness up to the full amount of the Second Draw PPP Note and any accrued interest. The forgiveness amount will be equal to the amount that the Company spends during the 24-week period beginning March 18, 2021 on payroll costs, payment of rent on any leases in force prior to February 15, 2020 and payment on any utility for which service began before February 15, 2020. The maximum amount of loan forgiveness for non-payroll expenses is 40% of the amount of the Second Draw PPP Note. No assurance is provided that the Company will obtain forgiveness of the Second Draw PPP Note in whole or in part.

The Second Draw PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the Second Draw PPP Note.

	69,965	—

On October 10, 2021, the Company, through its wholly-owned subsidiary, SOS Hydration Ltd., received net proceeds of £20,000 GBP, or $26,988 USD, on a merchant loan with a face value of £22,600 GBP, or $30,497 USD, from Shopify, pursuant to a demand loan, bearing interest at seventeen percent (17%) per annum. The loan is secured by the Company’s accounts receivable. The balances presented herein have been adjusted to US dollars based on the exchange rate on the balance sheet date.	26,772	—

On June 9, 2020, the Company entered into a loan authorization and loan agreement with the United States Small Business Administration (the “SBA”), as lender, pursuant to the SBA’s Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business (the “EIDL Loan Agreement”) encompassing a $150,000 Promissory Note issued to the SBA (the “EIDL Note”)(together with the EIDL Loan Agreement, the “EIDL Loan”), bearing interest at 3.75% per annum. In connection with entering into the EIDL Loan, the Company also executed a security agreement, dated June 9, 2020, between the SBA and the Company (the “EIDL Security Agreement”) pursuant to which the EIDL Loan is secured by a security interest on all of the Company’s assets. Under the EIDL Note, the Company is required to pay principal and interest payments of $731 every month beginning June 9, 2021, however, on March 16, 2021, the SBA extended the repayment date to June 9, 2022. On October 28, 2021, the Loan Agreement was modified from $150,000 to $500,000, and the required monthly payments of principal and interest were increased from $731 to $2,494. All remaining principal and accrued interest is due and payable on June 9, 2050. The EIDL Note may be repaid at any time without penalty.	500,000	150,000

On May 6, 2020, the Company entered into a loan agreement with the National Westminster Bank plc under the Bounce Back Loan Scheme (“BBLS”), as managed by the British Business Bank on behalf of, and with the financial backing of, the Secretary of State for Business, Energy and Industrial Strategy in the United Kingdom, pursuant to the Country’s response to the impact of the COVID-19 pandemic on the Company’s business. In accordance with the BBLS, the Company received an advance of £30,000 GBP, or $40,245 USD, and because the Company borrowed less than 25% of the annual turnover it was eligible for an additional £7,500 GBP, or $10,062 USD (“Top-Up”), which was received on November 24, 2020. Both advances bear interest at 2.5% per annum carried a maturity date of May 6, 2026, or 72 months from the loan origination date. The UK Government covers the interest on the BBLS and Top-Up for the first year, making it an interest-free loan for the first year. Monthly payments of £665.53 GBP, consisting of principal and interest, are due and payable over the remaining 60 months of the 72-month term. The balances presented herein have been adjusted to US dollars based on the exchange rate on the balance sheet date.	44,160	50,307

On May 1, 2020, the Company entered into a loan agreement with Bank of America (“BofA”), as lender (the “Loan Agreement”) encompassing a $63,038 Promissory Note issued to BofA (the “First Draw PPP Note”) pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which provides loans to qualifying businesses and is administered by the U.S. Small Business Administration (the “SBA”). The First Draw PPP Note carried interest at 1.00% per annum, with interest payable monthly beginning November 1, 2020, and principal due in full on May 1, 2022. The First Draw PPP Note could have been repaid at any time without penalty. Under the Payroll Protection Program, the Company was eligible for loan forgiveness up to the full amount of the First Draw PPP Note and any accrued interest. The forgiveness amount was equal to the amount that the Company spent during the 24-week period beginning May 1, 2020 on payroll costs, payment of rent on any leases in force prior to February 15, 2020 and payment on any utility for which service began before February 15, 2020. The maximum amount of loan forgiveness for non-payroll expenses was 40% of the amount of the First Draw PPP Note. On March 9, 2021, the Company received forgiveness, as authorized by Section 1106 of the Cares Act in the amount of $63,573, consisting of $63,038 of principal and $535 of interest.	—	63,038

On December 16, 2019, the Company entered into an unsecured business loan agreement with Bank of America, N.A. (“BofA Term Loan”) as lender, encompassing a $25,000 Promissory Note issued to BofA (the “Note”). The Note carried interest at a rate of 5% per annum, payable in monthly installments of $749, consisting of principal and interest over the 60-month term of the loan. The Note could be repaid at any time without penalty. A total of $7,434 and $9,635 of principal was repaid on the loan during the years ended December 31, 2021 and 2020, respectively.	7,931	15,365

Total notes payable	1,748,828	278,710
Less: unamortized debt discounts	754,032	—
Notes payable	994,796	278,710
Less: current maturities	114,528	68,682
Notes payable, less current maturities	$880,268	$210,028

The Company recorded total discounts of $1,021,230 on the Senior Secured Note, consisting of $110,000 of loan origination costs paid to Eaglevision, and an aggregate $911,230 of debt discounts on warrants granted to the eleven investors for warrants issued in consideration of the debt financing received on June 23, 2021 including warrants issued as offering costs to two additional parties. The discounts are being amortized to stock-based compensation expense over the term of the note, until repayment, using the straight-line method, which closely approximated the effective interest method. The Company recognized $238,417 of stock-based compensation expense pursuant to the amortization of note discounts during the year ended December 31, 2021. In addition, $28,781 of debt discounts related to the loan origination costs were expensed during the year ended December 31, 2021. As of December 31, 2021, the unamortized balance of debt discounts was $754,032, consisting of $81,219 and $672,813, on the unamortized loan origination costs and unamortized fair value of the warrants, respectively, which will be amortized over the remaining term of the Loan Agreement.

The Company recognized $349,862 and $3,807 of interest expense for the years ended December 31, 2021 and 2020, respectively. Interest expense consisted of $82,664 of stated interest expense and $267,198 of amortized debt discounts, including $238,417 of stock-based warrant expense pursuant to the amortization of the debt discount on the Eaglevision Ventures, Inc. promissory notes, during the year ended December 31, 2021. Interest expense consisted entirely of $3,807 of stated interest during the year ended December 31, 2020.

The Company recognized interest expense as follows for the years ended December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020

Interest on revolving lines of credit	$10,884	$49,784
Interest on convertible notes payable, related parties	3,341	7,364
Interest on notes payable, related parties	7,658	7,748
Interest on notes payable	82,664	3,807
Amortization of debt discounts, including $238,417 of warrant expense in 2021	267,198	—
Interest on credit cards	34,388	16,103
Total interest expense	$406,133	$84,806

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Stockholders’ Equity (Deficit)

Common Stock

The Company has 200,000,000 authorized shares of $0.001 par value common stock. As of December 31, 2021, a total of 5,592,919 shares of common stock have been issued.

Common Stock Sales for the Year Ended December 31, 2021

On various dates from December 19, 2021 through December 30, 2021, we sold common stock and stock purchase warrants, and received aggregate proceeds of $1,359,085 from twelve accredited investors. Pursuant to this sale, we issued 328,281 shares of our common stock, and issued warrants to purchase an additional 328,281 shares at $5.00 per share. Each warrant expires three years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

On August 6, 2021, we sold common stock and stock purchase warrants, and received proceeds of $100,000 from an accredited investor. Pursuant to this sale, we issued 24,164 shares of our common stock, and issued warrants to purchase an additional 50,000 shares at $4.14 per share. Each warrant expires five years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

On various dates from August 6, 2021 through August 9, 2021, we sold an aggregate 60,410 shares of common stock, and received total proceeds of $250,000, to a total of three accredited investors.

On January 11, 2021, we commenced an offering of our common stock and stock purchase warrants, and received proceeds of $405,000 and $1,630,000 on various dates during the first and second quarter of 2021, respectively, pursuant to subscriptions from a total of six accredited investors. We issued an aggregate 790,482 shares of our common stock, and issued warrants to purchase an additional 160,008 shares at $2.703 per share. Each warrant expires ten years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Exercise of Common Stock Options for the Year Ended December 31, 2021

On December 28, 2021, our former CFO, exercised options to purchase an aggregate 47,385 shares of common stock at strike prices ranging from $1.51 to $1.78 per share, resulting in proceeds of $82,928.

Common Stock Sales for the Year Ended December 31, 2020

During the year ended December 31, 2020, the Company sold an aggregate 392,245 shares of its common stock to seven accredited investors in exchange for proceeds of $966,796.

Shares Issued on Subscriptions Payable for the Year Ended December 31, 2021

On April 22, 2021, the Company issued an aggregate 343,046 shares of common stock to a total of ten accredited investors in exchange for an aggregate $695,440 of proceeds that were received in 2020 pursuant to the sale securities under a Simple Agreement for Future Equity (“SAFE Note”), that had been carried as a Subscriptions Payable on the balance sheet.

On February 7, 2021, the Company issued 98,937 shares to the CEO’s Mother in satisfaction of a 2016 debt conversion in the amount of $95,000 that had been carried as a Subscriptions Payable on the balance sheet.

On February 7, 2021, the Company issued 1,540 shares to an accredited investor in satisfaction of a 2017 stock sale in the amount of $13,656 that had been carried as a Subscriptions Payable on the balance sheet.

Proceeds Received on Subscriptions Payable for the Year Ended December 31, 2020

During the year ended December 31, 2020, the Company received an aggregate $695,440 pursuant to the sale securities under a Simple Agreement for Future Equity (“SAFE Note”), to nineteen investors. The SAFE Notes were exchanged for an aggregate 343,046 shares of its common stock to five accredited investors during the second quarter of 2021.

Related Party Debt Conversions for the Year Ended December 31, 2021

On December 13, 2021, our CEO, Mr. James Mayo, converted debt of $46,710, consisting of $37,400 of principal and $9,310 of interest, on the January 1, 2014 convertible demand note in exchange for 467,105 shares of common stock.

On September 17, 2021, our CEO, Mr. James Mayo, converted $60,000 of principal on the January 1, 2014 convertible demand note in exchange for 600,000 shares of common stock.

Common Stock Issued for Services for the Year Ended December 31, 2021

On September 17, 2021, the Company awarded 20,000 shares of common stock to our securities counsel for services provided. The aggregate fair value of the common stock was $82,768 based on the closing price of the Company’s common stock on the date of grant.

On June 18, 2021, the Company awarded 30,000 shares of common stock to our securities counsel for services provided. The aggregate fair value of the common stock was $81,090 based on the closing price of the Company’s common stock on the date of grant.

On June 9, 2021, the Company awarded 238,000 shares of common stock to the Company’s CEO, Mr. James Mayo, for services provided. The aggregate fair value of the common stock was $643,314 based on the closing price of the Company’s common stock on the date of grant.

Unvested Restricted Stock Unit Issued for Services for the Year Ended December 31, 2020

On November 6, 2020, the Company issued 250,000 Restricted Stock Units to its CEO, James Mayo. The RSU awards 250,000 shares of common stock upon the achievement of certain milestones (“Vesting”). The Vesting is contingent upon the closing of a Corporate Transaction, defined as (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with, or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group, or (d) an initial public offering. Upon a successful closing of a Corporate Transaction, the RSU shall vest in full. As of December 31, 2021, a total of $1,282,100 of unamortized expenses are expected to be expensed over the vesting period.

Amortization of Debt Discounts

A total of $238,417 of finance costs was recognized as interest expense on the amortization of $911,230 of warrants issued as a debt discount during the year ending December 31, 2021.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Amortization of Stock-Based Compensation

A total of $1,920,860 of stock-based compensation expense was recognized from the amortization stock options and warrants issued for services during the year ending December 31, 2021. As of December 31, 2021, a total of $1,364,954 of unamortized expenses are expected to be expensed over the vesting period.

Imputed Interest

A total of $7,181 and $8,735 of imputed interest was contributed to capital during the years ended December 31, 2021 and 2020, respectively.

Note 15 – Options

Stock Incentive Plan

Our board of directors and shareholders adopted our 2013 Equity Incentive Plan on August 28, 2013 (the “2013 Plan”), as amended most recently on September 9, 2021 to increase the shares reserved under the plan from 1,020,000 shares to 1,800,000 shares. Our 2013 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants, and stock appreciation rights.

Outstanding Options

Options to purchase an aggregate total of 480,382 shares of common stock at a weighted average strike price of $1.56, exercisable over a weighted average life of 6.4 years were outstanding as of December 31, 2021.

Exercise of Common Stock Options for the Year Ended December 31, 2021

On December 28, 2021, our former CFO, exercised options to purchase an aggregate 47,385 shares of common stock at strike prices ranging from $1.51 to $1.78 per share, resulting in proceeds of $82,928.

Options Granted for the Year Ended December 31, 2021

On November 1, 2021, the Company granted options to purchase 30,000 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a ten-year term to the Company’s CFO. Twenty-five (25%) of the options vest on each three-month anniversary of the option grant until fully vested. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 96.92% and a call option value of $3.7083, was $111,248. The options are being expensed over the vesting period, resulting in $12,361 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $98,887 of unamortized expenses are expected to be expensed over the vesting period.

On October 10, 2021, the Company granted options to purchase 10,000 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a ten-year term to a new employee. Twenty-five (25%) of the options vest immediately, and 25% vest on each six-month anniversary thereafter, until fully vested. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.44% and a call option value of $3.7115, was $37,115. The options are being expensed over the vesting period, resulting in $5,505 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $31,610 of unamortized expenses are expected to be expensed over the vesting period.

On October 1, 2021, the Company granted options to purchase an aggregate 16,852 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a two-year term to two newly appointed members of our Board of Directors. The options vest on the one-year anniversary of the award. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.32% and a call option value of $2.8428, was $47,907. The options are being expensed over the vesting period, resulting in $11,977 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $35,930 of unamortized expenses are expected to be expensed over the vesting period.

On July 16, 2021, the Company granted options to purchase an aggregate 33,704 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a two-year term to the four members of our Board of Directors. The options vest on the one-year anniversary of the award. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 94.25% and a call option value of $1.5636, was $52,700. The options are being expensed over the vesting period, resulting in $24,155 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $28,545 of unamortized expenses are expected to be expensed over the vesting period.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2021, the Company granted options to purchase an aggregate 112,360 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a ten-year term to our CFO, at the time. Twenty-five (25%) of the options vested immediately, and 25% vest on each six-month anniversary thereafter, until fully vested. Pursuant to a separation agreement, dated November 23, 2021, an additional 14,045 options vested on October 1, 2021 and the unvested options expired on January 1, 2022, in accordance with the terms of the 2013 Equity Incentive Plan. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 94.25% and a call option value of $2.1497, was $241,540. The options are being expensed over the vesting period, resulting in $90,577 of stock-based compensation expense during the year ended December 31, 2021.

On March 2, 2021, the Company’s Board of Directors granted an aggregate amount of 108,735 stock options pursuant to the 2013 Plan to purchase shares of the Company’s common stock to several officers, directors, and employees at an exercise price of $1.51 per share. The options are exercisable over ten years at various monthly vesting terms, from twenty-four to thirty-six months. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 94.25% and call option values between $1.4689 and $1.4706, was $239,966. The options are being expensed over the vesting period, resulting in $84,504 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $149,218 of unamortized expenses are expected to be expensed over the vesting period. The officers and directors receiving grants at a strike price of $1.51 per share and the amounts of such grants were as follows:

	Exercise	Vesting	Stock Option
Name and Title at Time of Grant	Term	Terms	Shares Granted
James Mayo, Chairman of the Board and CEO:
	10 years	Monthly over 36 months	36,673
	10 years	Monthly over 24 months	18,336
	10 years	Monthly over 24 months	5,000
Robert Ludecke, Director:
	10 years	Monthly over 24 months	2,000
	10 years	Monthly over 24 months	4,057
	10 years	Monthly over 24 months	4,333
Thomas Mayo, Director:
	10 years	Monthly over 24 months	18,336
Leighton Smith, CFO, at the time:
	10 years	Monthly over 24 months	3,000

Total:			91,735

Options Granted for the Year Ended December 31, 2020

On November 1, 2020, an advisor, who subsequently became one of our directors in October of 2021, was granted options to purchase 10,822 shares of the Company’s common stock at an exercise price of $1.51 per share. The option grant will vest monthly over the first 24 months until fully vested. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 98.20% and a call option value of $4.5246, was $48,965. The options are being expensed over the vesting period, resulting in $24,482 and $4,080 of stock-based compensation expense during the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, a total of $20,402 of unamortized expenses are expected to be expensed over the vesting period.

On November 1, 2020, two consultants were granted options to purchase an aggregate 21,644 shares of the Company’s common stock, each grant having an exercise price of $1.51 per share. The option grants will vest monthly over the first 24 months until fully vested. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 98.20% and a call option value of $4.5246, was $97,930. The options are being expensed over the vesting period, resulting in $48,965 and $8,160 of stock-based compensation expense during the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, a total of $40,804 of unamortized expenses are expected to be expensed over the vesting period.

On April 20, 2020, the Company granted fully vested options to purchase 4,000 shares of the Company’s common stock with an exercise price of $1.51 per share to an employee. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 93.82% and a call option value of $4.4479, was $17,792. The options were expensed over the vesting period, resulting in $17,792 of stock-based compensation expense during the year ended December 31, 2020.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On April 20, 2020, the Company granted options to purchase an aggregate 3,000 shares of the Company’s common stock with an exercise price of $1.51 per share to the same employee. The option grants will vest monthly over the first 24 months until fully vested. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 93.82% and a call option value of $4.4734, was $13,420. The options are being expensed over the vesting period, resulting in $6,710 and $4,473 of stock-based compensation expense during the years ended December 2021 and 2020, respectively. As of December 31, 2021, a total of $2,237 of unamortized expenses are expected to be expensed over the vesting period.

The Company recognized a total of $620,605 and $356,291 of compensation expense during the years ended December 31, 2021 and 2020, respectively, related to common stock options issued to Consultants, Employees and Directors that are being amortized over the implied service term, or vesting period, of the options. The remaining unamortized balance of these options is $756,591 as of December 31, 2021.

Options Cancelled or Forfeited

An aggregate 73,975 and 9,465 options with a weighted average strike price of $1.77 and $1.51 per share were forfeited by former employees and independent contractors during the years ended December 31, 2021 and 2020, respectively.

The following is a summary of information about the Stock Options outstanding at December 31, 2021.

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$1.51 - $1.78	480,382	6.4 years	$1.56	221,856	$1.51

The following is a summary of activity of outstanding stock options:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2019	260,090	$1.56
Options granted	39,466	1.51
Options cancelled	(9,465)	(1.51)
Balance, December 31, 2020	290,091	1.51
Options granted	311,651	1.69
Options cancelled	(73,975)	(1.77)
Options exercised	(47,385)	(1.75)
Balance, December 31, 2021	480,382	$1.56

Exercisable, December 31, 2021	221,856	$1.51

Note 16 – Common Stock Warrants

Warrants to purchase a total of 1,765,826 shares of common stock at a weighted average exercise price of $3.75 per share, exercisable over a weighted average life of 6.54 years were outstanding as of December 31, 2021. No warrants were outstanding as of December 31, 2020.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Warrants Granted as a Debt Discount

On June 23, 2021, the Company received gross proceeds of $1,100,000 from the sale of Senior Secured Notes from a total of eleven accredited investors. In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.86 per share, expiring ten years from the issuance date. The number of common stock warrants received by a particular investor was equal to the investment amount divided by $2.86, or 307,384 shares. A total of 71,596 warrants were also issued as offering costs under the same terms. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 101.1% and a weighted average call option value of $2.40444, was $911,230, and was recognized as a debt discount that is being amortized over the life of the loans. The Company recognized $238,417 of stock-based compensation expense pursuant to the amortization of note discounts during the year ended December 31, 2021. As of December 31, 2021, the unamortized balance of debt discounts on the warrants was $672,813, which will be amortized over the remaining term of the Loan Agreement. We are required to register the shares issuable upon exercise of the warrants with the SEC in this prospectus. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited consolidated statements of income, cash flows, and stockholder equity for each such monthly period.

Warrants Granted with the Sale of Stock

On various dates between December 19, 2021 and December 30, 2021, the Company received total proceeds of $1,359,085 from the sale of 328,281 units, consisting in the aggregate of 328,281 shares of common stock and three-year warrants to purchase 328,281 shares of common stock at an exercise price of $5.00 per share to thirteen accredited investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 95.9% and a weighted average call option value of $2.3217, was $762,155.

On August 6, 2021, we sold common stock and stock purchase warrants, and received proceeds of $100,000 from an accredited investor. Pursuant to this sale, we issued 24,164 shares of our common stock, and issued warrants to purchase an additional 50,000 shares at $4.14 per share. Each warrant expires five years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering. The estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 101.1% and a weighted average call option value of $3.0742, was $153,711.

On various dates between March 19, 2021 and April 22, 2021, the Company received total proceeds of $1,730,000 from the sale of 790,482 units, consisting in the aggregate of 640,031 shares of common stock and ten-year warrants to purchase 160,008 shares of common stock at an exercise price of $2.703 per share to six accredited investors. The proceeds received were allocated between the common stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 97.6% and a weighted average call option value of $2.3834, was $380,904.

Warrants Granted for Services

On June 1, 2021, the Company’s Board of Directors granted warrants to purchase 490,000 shares of the Company’s common stock to a consultant at an exercise price of $3.8171 per share. The warrant is exercisable over a seven-year term, and vests as to 25% upon issuances and an additional 25% every six months thereafter until fully vested. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 100.76% and call option value of $2.1284, was $1,042,908. The warrant is being expensed over the vesting period, resulting in $564,909 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $477,999 of unamortized expenses are expected to be expensed over the vesting period.

On various dates from February 1, 2021 through March 10, 2021, the Company’s Board of Directors granted warrants to purchase an aggregate 58,557 shares of the Company’s common stock to a total of five consultants at a weighted average exercise price of $4.26 per share. The fully vested warrants are exercisable over five-year and seven-year terms, resulting in a weighted average exercisable life of 5.46 years at December 31, 2021. The aggregate estimated value using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 97.25% and call option values between $1.7982 and $2.0150, was $111,039. The warrants were fully expensed over the vesting period, resulting in $111,039 of stock-based compensation expense during the year ended December 31, 2021.

On February 1, 2021, the Company’s Board of Directors granted warrants to purchase 300,000 shares of the Company’s common stock to one of our directors at an exercise price of $3.8171 per share. The fully vested warrant is exercisable over a seven-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.38% and call option value of $2.0810, was $624,307. The warrant was expensed over the vesting period, resulting in $624,307 of stock-based compensation expense during the year ended December 31, 2021.

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Warrants Cancelled or Forfeited

An aggregate 16,312 warrants with a weighted average strike price of $0.001 per share were forfeited by former employees and independent contractors during the year ended December 31, 2020.

The following is a summary of activity of outstanding stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2019	16,312	$0.001
Warrants cancelled	(16,312)	(0.001)
Balance, December 31, 2020	—	—
Warrants granted	1,765,826	3.75
Balance, December 31, 2021	1,765,826	$3.75

Exercisable, December 31, 2021	1,520,826	$3.74

Note 17 – Other income

Other income for the year ended December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Debt forgiveness on First Draw PPP Note from the SBA	$63,573	$—
COVID-19 Employee Retention Tax Credit	69,217	—
COVID-19 Economic Injury Disaster Loan grant from the SBA	—	6,000
Gain on disposal of assets in New Zealand	—	6,331
	$132,790	$12,331

Note 18 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2021 and 2020, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2021, the Company had approximately $10,658,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2033.

The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 were assuming a 21% effective tax rate. The effective income tax rate for the years ended December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Federal statutory income tax rate	21%	21%
State income taxes	-%	-%
Change in valuation allowance	(21%)	(21%)
Net effective income tax rate	—	—

SOS HYDRATION INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2021	2020
Deferred tax assets:
Net operating loss carry forwards	$2,238,180	$1,446,900

Net deferred tax assets before valuation allowance	$2,238,180	$1,446,900
Less: Valuation allowance	(2,238,180)	(1,446,900)
Net deferred tax assets	$—	$—

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2021 and 2020, respectively.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 19 – Commitments and Contingencies

The Company from time to time may be involved in various inquiries, administrative proceedings and litigation relating to matters arising in the normal course of business. The Company is not aware of any inquiries or administrative proceedings and is not currently a defendant in any material litigation and is not aware of any threatened litigation that could have a material effect on the Company.

On June 1, 2021, the Company entered into a consulting agreement whereby the Company will issue warrants to purchase 1.5% of the Company’s outstanding shares based on a fully diluted, pre-money valuation of $15 million (the “Consultant Warrants”) once an S-1 registration statement has been declared effective by the SEC. The Consultant Warrants will have a 5-year term, will be registered with the shares issued with an IPO or other going-public transaction, and have a cashless exercise provision at a $2.86 exercise price. There is no current impact on the Company’s financial statements. These warrants that will be awarded upon an effective registration statement are compensatory in nature. In accordance with ASC 505-50, the fair value of the warrants will be determined on the grant date using the Black-Scholes Pricing Model, and the resulting fair value of the warrants will be expensed as compensation with a credit to Additional Paid-In Capital on the balance sheet. We estimate that the fair value of the warrants may result in compensation expense of approximately $623,000.

On November 6, 2020, the Company issued 250,000 Restricted Stock Units to its CEO, James Mayo. The RSU awards 250,000 shares of common stock upon the achievement of certain milestones (“Vesting”). The Vesting is contingent upon the closing of a Corporate Transaction, defined as (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with, or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group, or (d) an initial public offering. Upon a successful closing of a Corporate Transaction, the RSU shall vest in full.

Note 20 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date hereof, which these financial statements were issued. No events occurred of a material nature that would have required adjustments to or disclosure in these financial statements except as follows:

Repayment on Notes Payable, Related Parties

On January 28, 2022, a total of £1,872 GBP, or $2,526 USD was repaid on an unsecured loan from SM24 Ltd., an entity beneficially controlled by our CEO, James Mayo.

Common Stock Sales

On various dates from January 4, 2022 through January 30, 2022, we sold common stock and stock purchase warrants, and received proceeds of $311,594 from three accredited investors. Pursuant to these sales, we issued 75,264 shares of our common stock, and issued warrants to purchase an additional 75,264 shares at $5.00 per share. Each warrant expires three years from the date of grant.

Industrial Office Lease

On January 14, 2022, we entered into a three-year lease agreement for 3,026 off rentable square feet for our headquarters and warehouse space at 4820 Sterling Drive, Boulder Colorado 80301. During the first year of the lease, the base monthly rent is $3,770; in year two, it is $3,896; and in year three, it is $4,022. We were required to provide a $22,000 security deposit as security for performance of the terms of the lease. The lease expires on January 31, 2025.

Through and including ______________, 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

1,318,181 Units, Each Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

(Including the Shares of Common Stock Issuable Upon Exercise of such Warrants)

SOS HYDRATION INC.

PROSPECTUS

Sole Book Running Manager

Maxim Group LLC

The date of this prospectus is , 2022

[ALTERNATE PAGE FOR RESALE PROSPECTUS]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 28, 2022

SOS HYDRATION INC.

2,374,041 Shares of Common Stock

This prospectus relates to the offer and sale of up to 2,374,041 shares of common stock, par value $0.001, of SOS Hydration Inc., a Nevada corporation, by the selling stockholders identified herein (referred to collectively herein as the “selling stockholders,” or individually as a “selling stockholder”). We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby. The distribution of securities offered hereby may be effected in one or more transactions that may take place in the Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. We have received conditional approval to list our common stock, and warrants to be issued in our initial public offering, on the Nasdaq Capital Market (“NASDAQ”) under the symbols “SOSH” and “SOSHW”, respectively, provided that we have satisfied the initial listing requirements of NASDAQ. No assurance can be given that we will meet those requirements. If our common stock is not approved for filing on NASDAQ, we will not consummate this offering. We expect that any sales of our common stock by the selling stockholders pursuant to this prospectus between the time that it is declared effective and the listing of our common stock for quotation on NASDAQ will be sold within a price range of $4.50 and $6.50 per share.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (which we refer to as the Securities Act), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

On [ ], 2022, a registration statement under the Securities Act with respect to a public offering by us of $[●] worth of common stock was declared effective by the Securities and Exchange Commission. We sold [●] shares of common stock. None of the shares being registered for resale by the selling stockholders on this prospectus may be sold prior to the effectiveness of the registration statement of which this prospectus forms a part, and only then in compliance with applicable laws, rules and regulations.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE OFFERING

Shares of common stock offered by Selling Stockholders	2,374,041 shares of common stock, including 378,981 shares issuable upon exercise of stock purchase warrants held by the selling stockholders (see “Selling Stockholder Warrants”, below).

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds from the exercise of the warrants held by the selling stockholders.

Proposed stock exchange symbol	We have received conditional approval to list our common stock on the Nasdaq Capital Market under the symbol “SOSH”, provided that we have satisfied the initial listing requirements of NASDAQ. No assurance can be given that we will meet those requirements. None of the shares being registered for resale by the selling stockholders on this prospectus may be sold prior to the effectiveness of the registration statement of which this prospectus forms a part, and only then in compliance with applicable laws, rules and regulations.

Risk factors	Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus beginning on page 12, and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

An aggregate of up to 2,374,041 shares of common stock may be offered by certain selling stockholders. The following table sets forth certain information with respect to each selling stockholder for whom we are registering shares for resale to the public. No material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned Before this Offering(1)	Number of Shares of Common Stock Offered Hereby	Shares Of Common Stock Beneficially Owned After Completion Of The Offering(2)	Percent of Common Stock Beneficially Owned Following Offering
Bali Venture Partners(3)	83,832	83,832	—	*
Henry Trione(4)	27,944	27,944	—	*
Mark A. Manzo Jr.(5)	27,944	27,944	—	*
Solyco CAC LLC(6)	27,944	27,944	—	*
Moumen Asbahi(7)	6,986	6,986	—	*
Dennis Edwards(8)	13,972	13,972	—	*
Amar Katranji(9)	6,986	6,986	—	*
Ray Jaye(10)	27,944	27,944	—	*
Norman A & Susan L Pappas Family Support Foundation(11)	27,944	27,944	—	*
The Park Family Trust Est. August 29, 2012(12)	13,972	13,972	—	*
Istvan Elek(13)	13,972	13,972	—	*
Rowland W. Day II and Jaimie D. Day Family Trust U/D/T April 13, 1990(14)	98,972	98,972	—	*
SMEA2Z LLC(15)	13,972	13,972	—	*
EagleVision Ventures, Inc.(16)	39,052	39,052	—	*
Poppleton Partners(17)	32,544	32,544	—	*
Bertrand Le Pan De Ligny(18)	572,677	572,677	—	*
Charles Henri Dumon(19)	6,771	6,771	—	*
Elizabeth de Montrichard(20)	37,470	37,470	—	*
Fluffco LLC(21)	239,327	239,327	—	*
Friedrich Baumann(22)	61,150	61,150	—	*
Jean Conrad Hottinger(23)	181,126	181,126	—	*
LSG Ventures Ltd.(24)	273,829	273,829	—	*
Peter S. Lynch(25)	10,000	10,000	—	*
Peter Lynch Foundation(26)	1,739	1,739	—	*
Peter S. and Carolyn A. Lynch 1999 Unitrust u/a 03/3/97(27)	45,361	45,361	—	*
Peter S. Lynch Charitable Lead Annuity u/a 03/27/96 (28)	42,766	42,766	—	*
Peter S. Lynch Charitable Lead Unitrust u/a 03/3/97(29)	32,903	32,903	—	*
Peter S. Lynch Revocable Trust(30)	65,647	65,647	—	*
Sean Kuni(31)	120,772	120,772	—	*
South Wind Development(32)	92,490	92,490	—	*
The Lynch Foundation u/a 07/14/88(33)	65,647	65,647	—	*
Donald Helfgott(34)	60,386	60,386	—	*

* Less than 1%

[Alternate Page for Resale Prospectus]

Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(1)	The number of shares of common stock owned prior to the offering in this column assumes the successful completion of our initial public offering, and assumes that each selling stockholder purchases the shares available for purchase pursuant to their Warrants.

(2)	Assumes the sale of all shares offered pursuant to this prospectus. Applicable percentages based on 12,967,480 shares of common stock outstanding as of this prospectus.

(3)	83,832 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note. Dan Schryer has voting or investment power over all the shares of common stock owned by Bali Venture Partners.

(4)	27,944 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note.

(5)	27,944 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note.

(6)	27,944 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note. John Garcia, Managing Director, has voting or investment power over all the shares of common stock owned by Solyco CAC LLC.

(7)	6,986 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note.

(8)	13,972 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note.

(9)	6,986 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note.

(10)	27,944 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note.

(11)	27,944 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note. Norman A. Pappas has voting or investment power over all the shares of common stock owned by Norman A & Susan L Pappas Family Support Foundation.

(12)	13,972 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note. Howard and June Park have voting or investment power over all the shares of common stock owned by The Park Family Trust Est. August 29, 2012.

(13)	13,972 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note.

(14)	13,972 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note. 50,000 shares acquired in exchange for legal services provided to the Company during the year ended December 31, 2021; 35,000 shares acquired in exchange for legal services provided to the Company during the six months ended June 30, 2022. Rowland Day has voting or investment power over all the shares of common stock owned by Rowland W. Day II and Jaimie D. Day Family Trust U/D/T April 13, 1990.

(15)	13,972 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with the purchase of a senior secured promissory note. Phillip Verges has voting or investment power over all the shares of common stock owned by SMEA2Z LLC.

(16)	39,052 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with services provided. JoAnna Abrams has voting or investment power over all the shares of common stock owned by EagleVision Ventures, Inc.

(17)	32,544 shares purchasable under a stock purchase warrant acquired on June 23, 2021, in conjunction with services provided. James Chance Richie has voting or investment power over all the shares of common stock owned by Poppleton Partners.

(18)	62,608 shares acquired on August 15, 2017, in a private offering at a price of $5.59 per share. 64,392 shares acquired upon the conversion of a $350,000 promissory note purchased on August 15, 2017, at a conversion price of $5.44 per share. 54,471 shares acquired on April 3, 2018, in a private offering at a price of $5.52 per share. 40,631 shares acquired on August 9, 2018, in a private offering at a price of $2.95 per share. 29,248 shares acquired on May 6, 2019, in a private offering at a price of $5.12 per share. 162,285 shares acquired on September 30, 2020, in a private offering at a price of $2.47 per share. 98,656 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. 60,386 shares acquired on January 10, 2022, in a private offering at a price of $4.14 per share.

(19)	6,771 shares acquired on August 10, 2018, in a private offering at a price of $2.95 per share.

(20)	9,863 shares acquired on February 1, 2019, in a private offering at a price of $5.07 per share. 5,275 shares acquired on December 7, 2020, in a private offering at a price of $2.47 per share. 12,332 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. 10,000 shares acquired on December 20, 2021, in a private offering at a price of $4.14 per share.

(21)	184,980 shares acquired on April 22, 2021, in a private offering at a price of $2.70 per share. 54,347 shares acquired on December 21, 2021, in a private offering at a price of $4.14 per share. Irving Levin has voting or investment power over all the shares of common stock owned by Fluffco LLC.

(22)	36,996 shares acquired on April 22, 2021, in a private offering at a price of $2.70 per share. 24,154 shares acquired on December 21, 2021, in a private offering at a price of $4.14 per share.

(23)	15,424 shares acquired upon the conversion of a $105,973 promissory note purchased on January 31, 2017, at a conversion price of $6.87 per share. 8,332 shares acquired on March 17, 2017, in a private offering at a price of $6.00 per share. 16,429 shares acquired on August 9, 2018, in a private offering at a price of $2.95 per share. 3,663 shares acquired on March 15, 2019, in a private offering at a price of $5.12 per share. 19,499 shares acquired on May 7, 2019, in a private offering at a price of $5.13 per share. 60,858 shares acquired on December 7, 2020, in a private offering at a price of $2.46 per share. 41,929 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. 14,992 shares acquired on December 27, 2021, in a private offering at a price of $4.14 per share.

(24)	27,152 shares acquired on April 24, 2018, in a private offering at a price of $5.52 per share. 101,430 shares acquired on December 7, 2020, in a private offering at a price of $2.47 per share. 113,671 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. 19,499 shares acquired on July 29, 2019, in a private offering at a price of $5.13 per share. 12,077 shares acquired on January 24, 2022, in a private offering at a price of $4.14 per share. Patrick Leoni Sceti has voting or investment power over all the shares of common stock owned by LSG Ventures Ltd.

(25)	10,000 shares acquired on December 21, 2021, in a private offering at a price of $4.14 per share.

(26)	1,739 shares acquired on December 21, 2021, in a private offering at a price of $4.14 per share. Peter S. Lynch has sole voting and sole dipositive power over of the shares of stock owned by Peter Lynch Foundation.

(27)	9,863 shares acquired on February 1, 2019, in a private offering at a price of $5.07 per share. 10,834 shares acquired on July 17, 2019, in a private offering at a price of $4.62 per share. 24,664 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. Peter S. Lynch has sole voting and sole dipositive power over of the shares of stock owned by Peter S. Lynch Charitable Lead Unitrust u/a 03/3/97.

(28)	9,863 shares acquired on February 1, 2019, in a private offering at a price of $5.07 per share. 10,834 shares acquired on July 17, 2019, in a private offering at a price of $4.62 per share. 9,737 shares acquired on December 7, 2020, in a private offering at a price of $2.47 per share. 12,332 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. Peter S. Lynch has sole voting and sole dipositive power over of the shares of stock owned by Peter S. Lynch Charitable Lead Annuity u/a 03/27/96.

(29)	10,834 shares acquired on July 17, 2019, in a private offering at a price of $4.62 per share. 9,737 shares acquired on December 7, 2020, in a private offering at a price of $2.47 per share. 12,332 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. Peter S. Lynch has sole voting and sole dipositive power over of the shares of stock owned by Peter S. Lynch Charitable Lead Unitrust u/a 03/3/97.

(30)	9,863 shares acquired on February 1, 2019, in a private offering at a price of $5.07 per share. 10,834 shares acquired on July 17, 2019, in a private offering at a price of $4.62 per share. 20,286 shares acquired on December 7, 2020, in a private offering at a price of $2.47 per share. 24,664 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. Peter S. Lynch has sole voting and sole dipositive power over of the shares of stock owned by the Peter S. Lynch Revocable Trust.

(31)	120,772 shares acquired on December 21, 2021, in a private offering at a price of $4.14 per share.

(32)	92,490 shares acquired on April 22, 2021, in a private offering at a price of $2.70 per share. Scott South has voting or investment power over all the shares of common stock owned by South Wind Development

(33)	9,863 shares acquired on February 1, 2019, in a private offering at a price of $5.07 per share. 10,834 shares acquired on July 17, 2019, in a private offering at a price of $4.62 per share. 20,286 shares acquired on December 7, 2020, in a private offering at a price of $2.47 per share. 24,664 shares acquired on April 22, 2021, in a private offering at a price of $2.03 per share. Peter S. Lynch has sole voting and sole dipositive power over of the shares of stock owned by The Lynch Foundation u/a 07/14/88.

(34)	60,386 shares acquired on December 19, 2021, in a private offering at a price of $4.14 per share.

[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.  We may receive up to $1,083,000 aggregate gross proceeds in the event the warrants are exercised and the full cash price is paid. Proceeds received, if any, will be used for working capital.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on the Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. None of the shares being registered for resale by the selling stockholders on this prospectus may be sold prior to the effectiveness of the registration statement of which this prospectus forms a part, and only then in compliance with applicable laws, rules and regulations. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We expect that any sales of our common stock by the selling stockholders pursuant to this prospectus between the time that it is declared effective and the listing of our common stock for quotation on NASDAQ will be sold within a price range of $4.50 and $6.50 per share.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. Subject to those same restrictions, the selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

[Alternate Page for Resale Prospectus]

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Subject to those same restrictions, the selling stockholders may also (i) sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities and (ii) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). No underwriter of our initial public offering is entitled to receive any reimbursement for expenses in connection with the sale of shares by a selling stockholder.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

[Alternate Page for Resale Prospectus]

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract, or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the closing of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

[Alternate Page for Resale Prospectus]

2,374,041 Shares of Common Stock

SOS HYDRATION INC.

PROSPECTUS

The date of this prospectus is , 2022

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee, FINRA filing fee and the Nasdaq exchange listing fee.

Item	Amount
SEC Registration fee	$3,387.69
FINRA filing fee	10,554.27
Nasdaq exchange listing fee	55,000.00
Legal fees and expenses*	380,000.00
Accounting fees and expenses*	91,000.00
Transfer agent and registrar fees*	25,000.00
Miscellaneous expenses*	35,058.54
Total	$600,000.00

* Estimated.

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

Stock and Warrant Sales

Between June 6 and June 8, 2022, we sold common stock and stock purchase warrants, and received aggregate proceeds of $4,400,000 from three accredited investors. Pursuant to these sales, we issued 1,242,938 shares of our common stock, and issued warrants to purchase an additional 1,242,938 shares at $3.54 per share on a cashless basis. Each warrant expires seven and a half years from the date of grant.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $9,400,000 or greater, the purchasers will receive a subsequent warrant (the “Subsequent Warrant”) for one additional share of Common Stock for each share of Common Stock originally purchased. The Subsequent Warrant will be exercisable at $3.54, it will have a cashless exercise feature and, unless extended, will expire on the initial warrant expiration date.

●	If the Company’s gross revenue for the calendar year ended December 31, 2023 is not $6,266,667 or greater, the initial warrant expiration date, applicable to the initial warrant and the Subsequent Warrant, shall be extended to twelve (12) years from the Closing.

●	If the Company’s gross revenue is less than $6,000,000 for the calendar year ended December 31, 2023 the purchasers shall have the right to designate one (1) individual for nomination to the Board of Directors no later than March 30, 2024.

On various dates from January 4, 2022, through January 30, 2022, we sold common stock and stock purchase warrants, and received gross and net proceeds of $311,594 from three accredited investors. Pursuant to these sales, we issued 75,264 shares of our common stock, and issued warrants to purchase an additional 75,264 shares at $5.00 per share. Each warrant expires three years from the date of grant.

On various dates from December 19, 2021, through December 30, 2021, we sold common stock and stock purchase warrants, and received aggregate gross and net proceeds of $1,359,085 from twelve accredited investors. Pursuant to this sale, we issued 328,281 shares of our common stock, and issued warrants to purchase an additional 328,281 shares at $5.00 per share. Each warrant expires three years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

Exercise of Common Stock Options for the Year Ended December 31, 2021

On December 28, 2021, our former CFO, exercised options to purchase an aggregate 47,385 shares of common stock at strike prices ranging from $1.51 to $1.78 per share, resulting in gross and net proceeds of $82,928.

2021 Bridge Financings

On June 23, 2021, we accepted subscriptions for $1,100,000 and issued senior secured promissory notes and stock purchase warrants to eleven accredited investors. Each promissory note (titled a “Senior Secured Note”) accrues interest at an annual rate of 12%, of which 10% is to be paid monthly, and the remaining 2% to remain unpaid, compound annually, and is due and payable on the maturity date. Each Senior Secured Note is due and payable on the earlier of: (i) June 23, 2023 (b) the closing of a “Qualified Subsequent Financing”, and (c) the closing of an initial public offering. In the event a note is pre-paid, we are required to pay a minimum one-year of interest. The term “Qualified Subsequent Financing” means the next sale, or series of related sales, of any security in which we received $4,000,000 or more from any parties that do not currently own, directly or indirectly, any of our common stock. We received gross proceeds of $1,100,000 in connection with the offering, and net proceeds of $990,000, after payment of $110,000 in diligence fees to Eaglevision Ventures, Inc.

The Senior Secured Notes are a general secured obligation of the Company, senior in all respects to the liens, terms, covenants and conditions of all existing debt of the Company, except for our loans from Small Business Administration (see “Contractual Obligations and Commitments”, above). We executed a Security Agreement concurrently with the issuance of the Notes, and filed UCC financing statements with the California Secretary of State.

The documentation with the investors of our June 2021 Bridge Financing contain affirmative covenants that require us to make available to the investors our officers, senior employees, and public accounts to discuss and advise on the affairs of the company, and provide to them monthly financial statements and annual budgets. We are also required to file a registration statement with the SEC on or before December 31, 2021, in connection with an initial public offering. The negative covenants in the documentation preclude us from incurring indebtedness senior to the Senior Secured Notes, incur any lien on our real or personal property, and dispose of any property outside the ordinary course of business.

In addition to the Senior Secured Notes, each investor received a warrant to purchase shares of our common stock at $2.86 per share, expiring ten years from the issuance date. The number of shares available for purchase by a particular investor is equal to the investment amount divided by 2.86. We are required to register the shares issuable upon exercise of the warrants with the SEC in this prospectus. Prior to the exercise of a warrant, we are required to provide the investor monthly financial statements unaudited consolidated statements of income, cash flows, and stockholder equity for each such monthly period.

On August 6, 2021, we received $350,000 gross and net proceeds and issued 84,574 shares of our common stock to four accredited investors. In addition, we issued one of the investors a warrant to purchase 50,000 shares for $4.14 per share, expiring five years from the date of issuance.

2021 Unit Offering

On January 11, 2021, we commenced an offering of our common stock and stock purchase warrants, and received proceeds of $405,000 and $1,630,000 on various dates during the first and second quarter of 2021, respectively, pursuant to subscriptions from a total of six accredited investors. We issued an aggregate 790,482 shares of our common stock, and issued warrants to purchase an additional 160,008 shares at $2.703 per share. Each warrant expires ten years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

Line of Credit

On August 17, 2020, we entered into a Loan Agreement, Secured Promissory Note, and Security Agreement with Gemini Finance Corp., which allows us to draw funds from time to time, up to an aggregate principal amount of $700,000, for the purpose of purchasing inventory and factoring accounts receivable. The loan’s maturity date was January 31, 2021. The note accrues interest at 2.5% per month, and requires a 2% origination fee on each draw. Repayment of the note was secured by our personal property, including our inventory, contract rights and other general intangibles, deposit accounts, accounts receivables, and chattel paper. The note originally required that we make payments weekly equal to 40% of revenues collected during the prior seven days; in November 2020, we and Gemini agreed that we would make weekly payments of $20,000, which we have continued to do. As of December 31, 2020, we had made draws in the aggregate amount of $695,746, which Gemini paid directly to our vendors, accrued interest in the amount of $33,003, and made payments totaling $496,718. As of December 31, 2020, the balance due to Gemini on the note was $247,446. We made no further draws on the note, and on January 14, 2021, made a final payment in full satisfaction of the note.

SAFE Agreements

From March 23, 2020, through January 19, 2021, we accepted subscriptions for $1,967,234 and entered into Simple Agreements for Future Equity (“SAFE Notes”) with 22 accredited investors, granting each such investor rights to receive the number of shares of our common stock equal to their investment amount, divided by a conversion rate, with a discount applied. Each of these investors entered into SAFE Conversion Agreements, and received, in the aggregate 885,742 shares of our common stock.

Common Stock Issuances

On July 16, 2022, the Company issued 15,000 shares of common stock to Matthew Mitchell pursuant to Mr. Mitchell’s appointment to the Board of Directors. The aggregate fair value of the common stock was $53,100, based on the closing traded price of the common stock on the date of grant.

On July 16, 2022, the Company issued 7,000 shares of common stock to Generate Growth LLC, an entity beneficially owned by Meg Carlson, pursuant to Mrs. Carlson’s appointment to the Board of Directors. The aggregate fair value of the common stock was $24,780, based on the closing traded price of the common stock on the date of grant.

On July 11, 2022, the Company issued 35,000 shares of common stock to its securities attorney for services rendered. The aggregate fair value of the common stock was $123,900, based on the closing traded price of the common stock on the date of grant.

On December 13, 2021, our CEO, Mr. James Mayo, converted debt of $46,710, consisting of $37,400 of principal and $9,310 of interest, on the January 1, 2014, convertible demand note in exchange for 467,105 shares of common stock.

On September 17, 2021, our CEO, Mr. James Mayo, converted $60,000 of principal on the January 1, 2014, convertible demand note in exchange for 600,000 shares of common stock.

On August 6, 2021, we sold common stock and stock purchase warrants, and received proceeds of $100,000 from an accredited investor. Pursuant to this sale, we issued 24,164 shares of our common stock, and issued warrants to purchase an additional 50,000 shares at $4.14 per share. Each warrant expires five years from the date of grant, and allows the investor to “net exercise” the warrant without the payment of cash, provided the current stock price is greater than the warrant exercise price. The warrants do not require that we register the shares issuable upon exercise of the warrants with the SEC, and contain a standoff provision precluding the investor from trading any of our securities for 180 days after our initial public offering.

On various dates from August 6, 2021, through August 9, 2021, we sold an aggregate 60,410 shares of common stock, and received total proceeds of $250,000, to a total of three accredited investors.

On June 9, 2021, the Company awarded 238,000 shares of common stock to the Company’s CEO, Mr. James Mayo, for services provided. The aggregate fair value of the common stock was $643,314 based on the closing price of the Company’s common stock on the date of grant.

On February 7, 2021, the Company issued 98,937 shares to the CEO’s Mother in satisfaction of a 2016 debt conversion in the amount of $95,000 that had been carried as a Subscriptions Payable on the balance sheet.

During the year ended December 31, 2020, the Company sold an aggregate 392,245 shares of its common stock to seven accredited investors in exchange for proceeds of $966,796.

On November 6, 2020, the Company issued 250,000 Restricted Stock Units to its CEO, James Mayo. The RSU awards 250,000 shares of common stock upon the achievement of certain milestones (“Vesting”). The Vesting is contingent upon the closing of a Corporate Transaction, defined as (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with, or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (c) the transfer of more than 50% of the Company’s voting securities to a person or group, or (d) an initial public offering.

During the year ended December 31, 2019, we received gross and net proceeds of $1,185,510, and issued 230,836 shares of our common stock, to 14 accredited investors.

During the year ended December 31, 2019, the Company issued an aggregate 35,622 shares of common stock amongst five individuals for services rendered.

On October 10, 2019, the Company issued an additional 4,333 shares to Mr. Robert Ludecke, one of the Company’s Directors.

Equity Plan Option Issuances

On July 16, 2022, the Company granted options to purchase 617,177 shares of the Company’s common stock with an exercise price of $3.54 per share, exercisable over a ten-year term to the Company’s officers, directors and consultants. Of that amount, options to purchase 191,337 shares are fully vested at grant date, options to purchase 50,556 shares vest one year from grant date, and the remainder vest monthly over periods ranging from 7 to 36 months.

On November 1, 2021, the Company granted options to purchase 30,000 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a ten-year term to the Company’s CFO. Twenty-five (25%) of the options vest on each three-month anniversary of the option grant until fully vested.

On October 10, 2021, the Company granted options to purchase 10,000 shares of the Company’s common stock with an exercise price of $1.78 per share, exercisable over a ten-year term to a new employee. Twenty-five (25%) of the options vest immediately, and 25% vest on each six-month anniversary thereafter, until fully vested.

During the year ending December 31, 2021, the Company’s Board of Directors granted an aggregate amount of 172,291 stock options pursuant to the 2013 Equity Plan to purchase shares of the Company’s common stock to its officers and directors, as follows:

Name and Title at Time of Grant	Grant Date	Exercise Term	Vesting Terms	Stock Option Shares Granted	Exercise Price
James Mayo, Chairman of the Board and CEO:
	3/2/2021	10 years	Monthly over 36 months	36,673	$1.51
	3/2/2021	10 years	Monthly over 24 months	18,336	$1.51
	3/2/2021	10 years	Monthly over 24 months	5,000	$1.51
Thomas Mayo, Director:
	3/2/2021	10 years	Monthly over 24 months	18,336	$1.51
	7/16/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Robert Ludecke, Director:
	3/2/2021	10 years	Monthly over 24 months	2,000	$1.51
	3/2/2021	10 years	Monthly over 24 months	4,057	$1.51
	3/2/2021	10 years	Monthly over 24 months	4,333	$1.51
	7/16/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Dr. Blanca Lizaola-Mayo, Director:
	7/16/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Mark Waller, Director
	7/16/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Simon Winter, Director:
	10/1/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Rebecca Messina, Director:
	10/1/2021	24 months	Vests on July 16, 2022	8,426	$1.78
Victor Andrade, CFO
	11/1/2021	10 years	Quarterly over 1 year	30,000	$1.78
Leighton Smith, Former CFO:
	3/2/2021	10 years	Monthly over 24 months	3,000	$1.51

On March 11, 2021, we issued options to purchase an aggregate 8,390 shares of our common stock at an exercise price of $1.51 shares, expiring 10 years from the date of grant.

On November 1, 2020, an advisor, who subsequently became one of our directors in October of 2021, was granted options to purchase 10,822 shares of the Company’s common stock at an exercise price of $1.51 per share. The option grant will vest monthly over the first 24 months until fully vested.

On November 1, 2020, two consultants were granted options to purchase an aggregate 21,644 shares of the Company’s common stock, each grant having an exercise price of $1.51 per share. The option grants will vest monthly over the first 24 months until fully vested.

On April 20, 2020, the Company’s Board of Directors issued options to purchase an aggregate 7,000 shares of our common stock at an exercise price of $1.51 shares, expiring 10 years from the date of grant.

On December 28, 2019, the Company’s Board of Directors issued options to purchase an aggregate 53,000 shares of our common stock at an exercise price of $1.51 shares, expiring 10 years from the date of grant.

On November 20, 2019, the Company’s Board of Directors granted an aggregate amount of 207,090 stock options pursuant to the 2013 Equity Plan to purchase shares of the Company’s common stock to several officers, directors, and employees at an exercise price of $1.51 per share. The options are exercisable over various terms from approximately two years to a maximum of ten years, with a weighted average life of 4.81 years, and vest at various terms, from fully vested to monthly over a four-year term. The officers and directors receiving grants at a strike price of $1.51 per share and the amounts of such grants were as follows:

	Exercise	Vesting	Stock Option
Name and Title at Time of Grant	Term	Terms	Shares Granted
James Mayo, Chairman of the Board and CEO:
	10 years	One year cliff; monthly over 36 months	37,622
	48 months	Monthly over 48 months	20,000
	48 months	Monthly over 48 months	18,000
Thomas Mayo, Director:
	10 years	One year cliff; monthly over 36 months	30,097
	48 months	Monthly over 48 months	20,000
	48 months	Monthly over 48 months	18,000
Dr. Blanca Lizaola, Director:
	10 years	One year cliff; monthly over 36 months	7,524
	48 months	Monthly over 48 months	7,000
	48 months	Monthly over 48 months	18,000

Total:			176,243

Warrants

On February 1, 2021, the Company’s Board of Directors granted a warrant to purchase 300,000 shares of the Company’s common stock to one of our directors at an exercise price of $3.8171 per share. The fully vested warrant is exercisable over a seven-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.38% and call option value of $2.0810, was $624,307. The warrant was expensed over the vesting period, resulting in $624,307 of stock-based compensation expense during the year ended December 31, 2021.

On various dates from February 1, 2021, through March 10, 2021, the Company’s Board of Directors granted warrants to purchase an aggregate 58,557 shares of the Company’s common stock to a total of five consultants at a weighted average exercise price of $4.26 per share. The fully vested warrants are exercisable over five-year and seven-year terms, resulting in a weighted average exercisable life of 5.46 years at June 30, 2021. The aggregate estimated value using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 97.25% and call option values between $1.7982 and $2.0150, was $111,039. The warrants were fully expensed over the vesting period, resulting in $111,039 of stock-based compensation expense during the nine months ending September 30, 2021.

On February 1, 2021, the Company’s Board of Directors granted a warrant to purchase 300,000 shares of the Company’s common stock to one of our directors at an exercise price of $3.8171 per share. The fully vested warrant is exercisable over a seven-year term. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 97.38% and call option value of $2.0810, was $624,307. The warrant was expensed over the vesting period, resulting in $624,307 of stock-based compensation expense during the year ended December 31, 2021.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Date	Form	Number	Filed or Furnished Herewith
1.1	Form of underwriting agreement	April 11, 2022	S-1/A	1.1
3.1	Articles of Incorporation of SOS Hydration Inc.	April 11, 2022	S-1/A	3.1
3.2	Bylaws of SOS Hydration Inc.	April 11, 2022	S-1/A	3.2
4.1	Form of common stock warrant issued to Selling Stockholders	April 11, 2022	S-1/A	4.1
4.2	Form of common stock warrant to be issued to investors in this offering	April 11, 2022	S-1/A	4.2
4.3	Form of common stock warrant to be issued to underwriter	April 11, 2022	S-1/A	4.3
4.4	Demand convertible promissory note with James Mayo dated May 2014	April 11, 2022	S-1/A	4.4
4.5	Shareholder loan agreement with Thomas Mayo dated May 2014	April 11, 2022	S-1/A	4.5
4.6	Stock purchase warrant issued to Mark Waller dated February 1, 2021	April 11, 2022	S-1/A	4.6
4.7	Loan agreement dated August 17, 2020, with Gemini Finance Corp.	April 11, 2022	S-1/A	4.7
4.8	Secured Promissory Note dated August 17, 2020 with Gemini Finance Corp.	April 11, 2022	S-1/A	4.8
4.9	Security agreement dated August 17, 2020 with Gemini Finance Corp.	April 11, 2022	S-1/A	4.9
4.10	Form of Senior Secured Note issued to bridge loan investors	April 11, 2022	S-1/A	4.10
4.11	Form of Security Agreement issued to bridge loan investors	April 11, 2022	S-1/A	4.11
4.12	Form of stock purchase warrant issued to 2021 unit offering investors	April 11, 2022	S-1/A	4.12
4.13	Form of SAFE (Simple Agreement for Future Equity) instrument	April 11, 2022	S-1/A	4.13
4.14	Form of SAFE conversion agreement	April 11, 2022	S-1/A	4.14
4.15	Stock purchase warrants issued to consultants (Feb/March, 2021)	April 11, 2022	S-1/A	4.15
4.16	Stock purchase warrant issued to KHBH, LLC, dated June 1, 2021	April 11, 2022	S-1/A	4.16
4.17	Form of Warrant for consultants (2022)	April 11, 2022	S-1/A	4.17
4.18	Form of Warrant Agency Agreement between the Company and Pacific Stock Transfer	April 11, 2022	S-1/A	4.18
4.19	Form of Warrant issued to investors (June 2022)	September 2, 2022	S-1/A	4.19
5.1	Opinion of Rowland Day II, Esq.				X
9.1	Form of Voting trust agreement between certain stockholders and James Mayo	April 11, 2022	S-1/A	9.1
10.1†	Executive Employment Agreement between the Registrant and its CEO, James Mayo, dated May 3, 2021	April 11, 2022	S-1/A	10.1†
10.2	Director Agreement dated February 1, 2021, with Mark Waller	April 11, 2022	S-1/A	10.2
10.3	Amendment to Director Agreement dated February 1, 2021, with Mark Waller	April 11, 2022	S-1/A	10.3
10.4	Consulting Agreement with Poppleton Partners dated June 1, 2021	April 11, 2022	S-1/A	10.4
10.5	Advisory agreement with KHBH, LLC, dated June 1, 2021	April 11, 2022	S-1/A	10.5
10.6	Lease agreement for Bramwood Colorado facility Lease agreement for Bramwood Colorado facility	April 11, 2022	S-1/A	10.6
10.7	Lease agreement for Boulder Colorado facility	April 11, 2022	S-1/A	10.7
10.8†	2013 Stock Incentive Plan and related form agreements	April 11, 2022	S-1/A	10.8†
10.9	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers	April 11, 2022	S-1/A	10.9
10.10	Employment agreement with Thomas Mayo, President	September 2, 2022	S-1/A	10.10
10.11	Common Stock and Warrant Purchase Agreement	September 2, 2022	S-1/A	10.11
10.12	Employment agreement with Victory Andrade, CFO	September 2, 2022	S-1/A	10.12
14.1	Code of Ethics	April 11, 2022	S-1/A	14.1
21.1	List of subsidiaries of SOS Hydration Inc.	April 11, 2022	S-1/A	21.1
23.1	Consent of M&K CPAS, PLLC				X
23.2	Consent of Rowland Day II, Esq., included in Exhibit 5.1
24.1	Power of attorney (included on the signature page to the registration statement)	September 2, 2022	S-1/A	24.1
99.1	Form of Audit Committee charter	April 11, 2022	S-1/A	99.1
99.2	Form of Compensation Committee charter	April 11, 2022	S-1/A	99.2
99.3	Form of Nominating and Corporate Governance Committee charter	April 11, 2022	S-1/A	99.3
107	Calculation of registration fee				X

†   Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Longmont, State of Colorado, on September 28, 2022.

SOS Hydration Inc.

By:	/s/ James Mayo
James Mayo
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Mayo	Chief Executive Officer, Secretary, Chairman	September 28, 2022
James Mayo

/s/ Victor Andrade	Chief Financial Officer, principal accounting officer	September 28, 2022
Victor Andrade

/s/ *	President, Director	September 28, 2022
Thomas Mayo

/s/ *	Director	September 28, 2022
Blanca Lizaola-Mayo

/s/ *	Director	September 28, 2022
Robert Ludecke

/s/ *	Director	September 28, 2022
Margaret Carlson

/s/ * Rebecca Messina	Director	September 28, 2022

/s/ *	Director	September 28, 2022
Matthew Mitchell

* By James Mayo, Attorney-in-fact